Exhibit 10.1

SECOND AMENDMENT AGREEMENT

This SECOND AMENDMENT AGREEMENT (this “Amendment”) is made as of the 5th day of April, 2024 among:

(a) UNIVERSAL MANAGEMENT SERVICES, INC., a Michigan corporation (“Universal Management”);

(b) each Affiliate (as defined in the Credit Agreement, as hereinafter defined) of Universal Management party to the Credit Agreement as a borrower (each such Affiliate, together with Universal Management, collectively, the “Borrowers” and, individually, each a “Borrower”);

(c) the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(d) KEYBANK NATIONAL ASSOCIATION, as the administrative agent for the Lenders under the Credit Agreement (the “Administrative Agent”).

WHEREAS, the Borrowers, the Administrative Agent and the Lenders are parties to that certain Credit and Security Agreement, dated as of November 27, 2018 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, the Borrowers, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers, the Administrative Agent and the Lenders agree as follows:

1. Amendment to Credit Agreement. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

2. Amendment to Schedule 3. The Credit Agreement is hereby amended to delete Schedule 3 (Guarantors of Payment) therefrom and to insert in place thereof a new Schedule 3 in the form of Schedule 3 hereto.

3. Closing Deliveries. Concurrently with the execution of this Amendment, the Borrowers shall:

(a) deliver (or caused to be delivered) with respect to Logistics Insight Corporation, S. de R.L. de C.V., a limited liability company (sociedad de responsabilidad limitada) organized under the laws of Mexico (“LINC Mexico”), and Tigre Carga Equipos, S. de R.L. de C.V., a limited liability company (sociedad de responsabilidad limitada) organized under the laws of Mexico (“Tigre Carga” and, together with LINC Mexico, collectively, the “New Guarantors” and, individually, each a “New Guarantor”):

(i) a Guaranty of Payment, in form and substance satisfactory to the Administrative Agent;

(ii) a Mexican law governed Security Agreement, together with any supplemental disclosure schedules required thereby for each New Guarantor, in each case form and substance satisfactory to the Administrative Agent;

(iii) (A) a Mexican law governed Pledge Agreement from the equity holders of each New Guarantor with respect to the Pledged Securities of each New Guarantor, in form and substance satisfactory to the Administrative Agent, (B) the powers of attorney granted by each of the equity holders of each New Guarantor regarding the Pledged Securities, and (C) evidence that the pledge pursuant to each such Pledge Agreement has been duly registered in the members or shareholders registry of such New Guarantor;

(iv) with respect to the property owned or leased by each New Guarantor, (A) the results of lien and other standard and appropriate searches in the applicable public registries in Mexico, satisfactory to the Administrative Agent, and (B) any terminations or other necessary satisfactions of encumbrances and other filings previously filed by any Person and not expressly permitted pursuant to Section 5.9 of the Credit Agreement;

(v) a good standing certificate (or comparable foreign equivalent) for each New Guarantor, issued within thirty (30) days of the date hereof by the appropriate Mexican Governmental Authority;

(vi) an officer’s certificate (or comparable document) certifying the names of the officers of each New Guarantor authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (1) the resolutions of the members or the board of directors (or appropriate governing body) of such New Guarantor evidencing approval of the execution, delivery and performance of the Loan Documents and the execution and performance of other Related Writings to which such New Guarantor is a party, and the consummation of the transactions contemplated thereby, and (2) the Organizational Documents of such New Guarantor, in each case of the foregoing in form and substance satisfactory to the Administrative Agent;

2

(vii) an opinion of counsel for each New Guarantor, in form and substance reasonably satisfactory to the Administrative Agent;

(viii) evidence of insurance on “insurance endorsement certificates” (or other applicable form acceptable to the Administrative Agent) with respect to the Mexican insurance policies, in each case satisfactory to Agent and the Lenders, of adequate personal property and liability insurance of LINC Mexico; and

(ix) such other documents, information and agreements as may be reasonably requested by the Administrative Agent.

(b) have provided to the Administrative Agent (i) the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, and (ii) if any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, in form and substance satisfactory to the Administrative Agent;

(c) executed and delivered to the Administrative Agent the Second Amendment Fee Letter and paid to the Administrative Agent the fees stated therein;

(d) cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

(e) pay all legal fees and expenses of the Administrative Agent in connection with this Amendment and any other Loan Documents.

4. Post-Closing Conditions.

(a) Mexican Law Security and Pledge Agreements. No later than five (5) Business Days after the date of this Amendment (or such longer period as may be agreed to in writing by the Administrative Agent), the Borrowers shall deliver (or cause to be delivered) to the Administrative Agent evidence, in form and substance satisfactory to the Administrative Agent, that the Mexican law governed Security Agreements and Pledge Agreements referenced in Section 3(a)(ii) and (iii) above have been ratified before a notary public for Mexico City, United Mexican States and recorded before the Sole Registry of Security Interests over Movable Property (in each case as a first priority Lien), and that all notarial fees in connection therewith have been paid.

(b) Certain Insurance Matters. No later than thirty (30) days after the date of this Amendment (or such longer period as may be agreed to in writing by the Administrative Agent), the Borrowers shall deliver to the Administrative Agent:

(i) certificates of insurance on ACORD 25 and 27 or 28 form or other form acceptable to the Administrative Agent in its reasonable discretion, in each case satisfactory to the Administrative Agent, providing for adequate personal property and liability insurance for each of Tiger Mexico Holdings I, LLC, a Michigan limited liability

3

company, and Tiger Mexico Holdings II, LLC, a Michigan limited liability company, with the Administrative Agent, on behalf of the Lenders, listed as lender’s loss payee and additional insured, as appropriate; and

(ii) (A) evidence of insurance on “insurance endorsement certificates” (or other applicable form acceptable to the Administrative Agent) with respect to the Mexican insurance policies, in each case satisfactory to the Administrative Agent, of adequate personal property and liability insurance of Tigre Carga, and (B) with respect to each New Guarantor, endorsements to the respective insurance policies naming the Administrative Agent as lender’s loss payee and additional insured, as appropriate.

5. Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that (a) the Borrowers have the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrowers with respect to the provisions hereof; (c) the execution and delivery hereof by the Borrowers and the performance and observance by the Borrowers of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrowers or any law applicable to the Borrowers or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrowers; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) the Borrowers are not aware of any claim or offset against, or defense or counterclaim to, the Borrowers’ obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of the Borrowers in every respect, enforceable in accordance with its terms.

6. Waiver and Release. The Borrowers, by signing below, hereby waive and release the Administrative Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

7. References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

4

8. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

9. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

10. Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

11. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of New York.

[Remainder of page intentionally left blank.]

4868-6154-4867.5

5

JURY TRIAL WAIVER. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

UNIVERSAL MANAGEMENT SERVICES, INC.

UNIVERSAL LOGISTICS SOLUTIONS INTERNATIONAL, INC. (f/k/a Cavalry Logistics International, Inc.)

UNIVERSAL CAPACITY SOLUTIONS, LLC

DECO LOGISTICS, INC.

FORE TRANSPORTATION, INC.

HUBER LOGISTICS, LLC

LOGISTICS INSIGHT CORP.

UNIVERSAL INTERMODAL SERVICES, INC.

MICHAEL’S CARTAGE, INC.

ROADRUNNER INTERMODAL SERVICES, LLC

SOUTHERN COUNTIES EXPRESS, INC.

SPECIALIZED RAIL SERVICE, INC.

UNIVERSAL FUEL SALES LLC

WESTPORT AXLE CO., LLC

WESTPORT MACHINING, LLC

By: /s/ Violeta V. Golematis

 Violeta V. Golematis

Treasurer

UNIVERSAL DEVELOPMENT OF TENNESSEE, LLC

By: /s/ Violeta V. Golematis

Violeta V. Golematis

Authorized Signatory

Signature Page to

Second Amendment Agreement

KEYBANK NATIONAL ASSOCIATION as the Administrative Agent and as a Lender By: /s/ Scott Klingbeil Scott Klingbeil Vice President

THE HUNTINGTON NATIONAL BANK By: /s/ James Tocco Name: James Tocco Title: Staff Officer
U.S. BANK NATIONAL ASSOCIATION, as Lender By: /s/ Eric M. Herm Name: Eric M. Herm Title: Vice President
COMERICA BANK By: /s/ Mike Maher Name: Mike Maher Title: Relationship Manager
Citibank, N.A. By: /s/ Stephen E. Green Name: Stephen E. Green Title: Director, Authorized Signer
Fifth Third Bank By: /s/ J. Eric Hendrickson Name: J. Eric Hendrickson Title: VP Relationship Manager
FIRST HORIZON BANK By: /s/ R. Keith Kirby Name: R. Keith Kirby Title: Senior Vice President
FLAGSTAR BANK, N.A. By: /s/ Elizabeth K. Hausman Name: Elizabeth K. Hausman Title: Senior Vice President

Signature Page to

Second Amendment Agreement

BMO BANK, N.A., successor in interest to Bank of the West By: /s/ William Thomson Name: William Thomson Title: Managing Director
FIRST MERCHANTS BANK By: /s/ Lydia R. Mansoor Name: Lydia R. Mansoor Title: Vice President

Signature Page to

Second Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Second Amendment Agreement. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby. The undersigned hereby waive and release the Administrative Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVER ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWERS, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTOR ACKNOWLEDGMENT AND AGREEMENT, THE AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

UNIVERSAL DEDICATED OF

ARLINGTON, TX LLC

UNIVERSAL DEDICATED OF FORT

WAYNE, IN LLC

UNIVERSAL DEDICATED OF

ROMULUS, MI LLC

UNIVERSAL DEDICATED OF DETROIT,

MI LLC

UNIVERSAL DEDICATED OF

NEBRASKA & WISCONSIN LLC

UNIVERSAL DEDICATED OF SMYRNA,

TN LLC

By: /s/ Violeta V. Golematis

Violeta V. Golematis

Authorized (Bank) Signer

APA HOLDINGS LLC

AQUARIUS FINANCIAL, INC.

CENTRAL CAL TRANSPORTATION, LLC

DIVERSIFIED CONTRACT SERVICES, INC.

LGSI EQUIPMENT OF INDIANA, LLC

LINC LOGISTICS LLC

LINC OF MICHIGAN, LLC

MORGAN SOUTHERN, INC.

PURCHASED TRANSPORTATION SERVICES, LLC

ULH PROPERTIES OF CALIFORNIA, LLC

UNIVERSAL ON-DEMAND, INC.

UNIVERSAL REMANUFACTURING CO.,

     LLC

UT RENT A CAR, INC.

UTS REALTY, LLC

UTSI FINANCE, INC.

WANDO TRUCKING, LLC

WESTPORT MACHINING HOLDINGS, INC.

By: /s/ Violeta V. Golematis

Violeta V. Golematis

Treasurer

Signature Page to

Guarantor Acknowledgment and Agreement

UNIVERSAL DEDICATED OF GREER, SC LLC

UNIVERSAL AGGREGATE, LLC

By: /s/ Violeta V. Golematis

Violeta V. Golematis

Authorized Signatory

TIGER MEXICO HOLDINGS I, LLC

TIGER MEXICO HOLDINGS II, LLC

By: /s/ Violeta V. Golematis

Violeta V. Golematis

Treasurer

LOGISTICS INSIGHT CORPORATION, S. DE

R.L. DE C.V.

By: /s/ Steven Fitzpatrick

Name: Steven Fitzpatrick

Title: Legal Representative

TIGRE CARGA EQUIPOS, S. DE R.L. DE C.V.

By: /s/ Steven Fitzpatrick

Name: Steven Fitzpatrick

Title: Legal Representative

Signature Page to

Guarantor Acknowledgment and Agreement

EXHIBIT A

TO ~~FIRST~~SECOND AMENDMENT AGREEMENT

==========================================================================================================================================

Conformed Credit Agreement reflecting changes pursuant to

~~First~~Second Amendment Agreement, dated as of ~~September 30~~April 5, ~~2022~~2024

CREDIT AND SECURITY AGREEMENT

among

UNIVERSAL MANAGEMENT SERVICES, INC.

THE OTHER BORROWERS NAMED HEREIN

as Borrowers

THE LENDERS NAMED HEREIN

as Lenders

and

KEYBANK NATIONAL ASSOCIATION

as Administrative Agent, Swing Line Lender and Issuing Lender

KEYBANC CAPITAL MARKETS, INC.

as Joint Lead Arranger and Joint Book Runner

THE HUNTINGTON NATIONAL BANK

U.S. BANK NATIONAL ASSOCIATION

as Joint Lead Arranger, Joint Book Runner and Co-Syndication Agent

COMERICA BANK

As Documentation Agent

_____________________

dated as of

November 27, 2018

_____________________

==========================================================================================================================================

Page

ARTICLE I. DEFINITIONS	1
Section 1.1. Definitions	1
Section 1.2. Accounting Terms	~~42~~43
Section 1.3. Terms Generally	~~43~~44
Section 1.4. Divisions	~~43~~44
Section 1.5. Rates	~~43~~44
ARTICLE II. AMOUNT AND TERMS OF CREDIT	~~44~~45
Section 2.1. Amount and Nature of Credit	~~44~~45
Section 2.2. Revolving Credit Commitment	~~45~~46
Section 2.3. [Reserved]	~~50~~51
Section 2.4. Interest	~~50~~51
Section 2.5. Evidence of Indebtedness	~~51~~52
Section 2.6. Notice of Loans and Credit Events; Funding of Loans	~~51~~53
Section 2.7. Payment on Loans and Other Obligations	~~53~~54
Section 2.8. Prepayment	~~54~~55
Section 2.9. Commitment and Other Fees	~~54~~56
Section 2.10. Modifications to Commitment	~~55~~56
Section 2.11. Computation of Interest and Fees	~~56~~58
Section 2.12. Mandatory Payments	~~56~~58
Section 2.13. Cash Collateral	~~57~~58
Section 2.14. Liability of Borrowers	~~58~~59
Section 2.15. Extension of Commitment Period	~~60~~61
Section 2.16. Addition of a Borrower	~~61~~62
ARTICLE III. INCREASED COSTS; ILLEGALITY; INABILITY TO DETERMINE RATES; TAXES	~~62~~64
Section 3.1. Requirements of Law	~~62~~64
Section 3.2. Taxes	~~64~~65
Section 3.3. Breakage Compensation	~~68~~70
Section 3.4. Change of Lending Office	~~69~~70
Section 3.5. SOFR Rate Lending Unlawful; Inability to Determine Rate	~~69~~70
Section 3.6. Replacement of Lenders	~~71~~72
Section 3.7. Discretion of Lenders as to Manner of Funding	~~71~~72
Section 3.8. Permanent Inability to Determine Rate; Benchmark Replacement	~~71~~72
ARTICLE IV. CONDITIONS PRECEDENT	~~73~~74
Section 4.1. Conditions to Each Credit Event	~~73~~74
Section 4.2. Conditions to the First Credit Event	~~73~~75
Section 4.3. Post-Closing Conditions	~~77~~78
ARTICLE V. COVENANTS	~~78~~79
Section 5.1. Insurance	~~78~~79
Section 5.2. Money Obligations	~~78~~79

i

Page

Section 5.3. Financial Statements and Information	~~79~~80
Section 5.4. Financial Records	~~80~~81
Section 5.5. Franchises; Change in Business	~~80~~81
Section 5.6. ERISA Pension and Benefit Plan Compliance	~~80~~81
Section 5.7. Financial Covenants	~~81~~82
Section 5.8. Borrowing	~~81~~83
Section 5.9. Liens	~~83~~84
Section 5.10. Regulations T, U and X	~~84~~85
Section 5.11. Investments, Loans and Guaranties	~~84~~86
Section 5.12. Merger and Sale of Assets	~~85~~87
Section 5.13. Acquisitions	~~86~~88
Section 5.14. Notice	~~87~~89
Section 5.15. Restricted Payments	~~87~~90
Section 5.16. Environmental Compliance	~~88~~90
Section 5.17. Affiliate Transactions	~~88~~90
Section 5.18. Use of Proceeds	~~88~~91
Section 5.19. Corporate Names and Locations of Collateral	~~89~~91
Section 5.20. Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest	~~89~~92
Section 5.21. Collateral	~~90~~93
Section 5.22. Property Acquired Subsequent to the Closing Date and Right to Take Additional Collateral	~~93~~95
Section 5.23. Restrictive Agreements	~~93~~96
Section 5.24. Guaranty Under Material Indebtedness Agreement	~~93~~96
Section 5.25. Subordinated Debt Documents	~~93~~96
Section 5.26. Senior Ranking	~~94~~96
Section 5.27. Amendment of Organizational Documents	~~94~~97
Section 5.28. Fiscal Year of Borrowers	~~94~~97
Section 5.29. Banking Relationship	~~94~~97
Section 5.30. Compliance with Laws	~~94~~97
Section 5.31. Beneficial Ownership	~~94~~97
Section 5.32. Further Assurances	~~94~~97
ARTICLE VI. REPRESENTATIONS AND WARRANTIES	~~95~~98
Section 6.1. Corporate Existence; Subsidiaries; Foreign Qualification	~~95~~98
Section 6.2. Corporate Authority	~~95~~98
Section 6.3. Compliance with Laws and Contracts	~~95~~98
Section 6.4. Litigation and Administrative Proceedings	~~96~~99
Section 6.5. Title to Assets	~~96~~99
Section 6.6. Liens and Security Interests	~~96~~99
Section 6.7. Tax Returns	~~97~~100
Section 6.8. Environmental Laws	~~97~~100
Section 6.9. Locations	~~97~~100

Page

Section 6.10. Continued Business	~~98~~101
Section 6.11. Employee Benefits Plans	~~98~~101
Section 6.12. Consents or Approvals	~~98~~102
Section 6.13. Solvency	~~98~~102
Section 6.14. Financial Statements	~~99~~102
Section 6.15. Regulations	~~99~~102
Section 6.16. Material Agreements	~~99~~103
Section 6.17. Intellectual Property	~~99~~103
Section 6.18. Insurance	~~100~~103
Section 6.19. Deposit Accounts and Securities Accounts	~~100~~103
Section 6.20. Accurate and Complete Statements	~~100~~103
Section 6.21. Investment Company; Other Restrictions	~~100~~104
Section 6.22. Subordinated Debt Documents	~~100~~104
Section 6.23. Beneficial Ownership	~~100~~104
Section 6.24. Defaults	~~100~~104
ARTICLE VII. SECURITY	~~101~~104
Section 7.1. Security Interest in Collateral	~~101~~104
Section 7.2. Collections and Receipt of Proceeds by Borrowers	~~101~~104
Section 7.3. Collections and Receipt of Proceeds by Administrative Agent	~~102~~105
Section 7.4. Administrative Agent’s Authority Under Pledged Notes	~~103~~106
Section 7.5. Commercial Tort Claims	~~104~~107
Section 7.6. Use of Inventory and Equipment	~~104~~107
ARTICLE VIII. EVENTS OF DEFAULT	~~104~~108
Section 8.1. Payments	~~104~~108
Section 8.2. Special Covenants	~~104~~108
Section 8.3. Other Covenants	~~104~~108
Section 8.4. Representations and Warranties	~~105~~108
Section 8.5. Cross Default	~~105~~108
Section 8.6. ERISA Default	~~105~~109
Section 8.7. Change in Control	~~105~~109
Section 8.8. Judgments	~~105~~109
Section 8.9. Security	~~106~~109
Section 8.10. Validity of Loan Documents	~~106~~109
Section 8.11. Solvency	~~106~~109
ARTICLE IX. REMEDIES UPON DEFAULT	~~107~~110
Section 9.1. Optional Defaults	~~107~~110
Section 9.2. Automatic Defaults	~~107~~111
Section 9.3. Letters of Credit	~~107~~111
Section 9.4. Offsets	~~108~~111
Section 9.5. Equalization Provisions	~~108~~112
Section 9.6. Collateral	~~109~~112

Page

Section 9.7. Other Remedies	~~110~~113
Section 9.8. Application of Proceeds	~~110~~113
ARTICLE X. THE ADMINISTRATIVE AGENT	~~111~~115
Section 10.1. Appointment and Authorization	~~111~~115
Section 10.2. Note Holders	~~112~~116
Section 10.3. Consultation With Counsel	~~112~~116
Section 10.4. Documents	~~113~~116
Section 10.5. Administrative Agent and Affiliates	~~113~~116
Section 10.6. Knowledge or Notice of Default	~~113~~116
Section 10.7. Action by Administrative Agent	~~113~~117
Section 10.8. Release of Collateral or Guarantor of Payment	~~114~~117
Section 10.9. Delegation of Duties	~~114~~117
Section 10.10. Indemnification of Administrative Agent	~~114~~118
Section 10.11. Successor Administrative Agent	~~115~~118
Section 10.12. Issuing Lender	~~115~~119
Section 10.13. Swing Line Lender	~~115~~119
Section 10.14. Administrative Agent May File Proofs of Claim	~~115~~119
Section 10.15. No Reliance on Administrative Agent’s Customer Identification Program	~~116~~120
Section 10.16. Other Agents	~~116~~120
Section 10.17. Platform	~~117~~120
Section 10.18. Acknowledgements Regarding Erroneous Payments	~~117~~121
ARTICLE XI. MISCELLANEOUS	~~120~~123
Section 11.1. Lenders’ Independent Investigation	~~120~~123
Section 11.2. No Waiver; Cumulative Remedies	~~120~~124
Section 11.3. Amendments, Waivers and Consents	~~120~~124
Section 11.4. Notices	~~122~~126
Section 11.5. Costs, Expenses and Documentary Taxes	~~122~~126
Section 11.6. Indemnification	~~123~~127
Section 11.7. Obligations Several; No Fiduciary Obligations	~~124~~127
Section 11.8. Execution in Counterparts	~~124~~128
Section 11.9. Successors and Assigns	~~124~~128
Section 11.10. Defaulting Lenders	~~130~~134
Section 11.11. Patriot Act Notice	~~133~~137
Section 11.12. Severability of Provisions; Captions; Attachments	~~133~~137
Section 11.13. Investment Purpose	~~134~~137
Section 11.14. Entire Agreement	~~134~~137
Section 11.15. Limitations on Liability of the Issuing Lender	~~134~~137
Section 11.16. General Limitation of Liability	~~134~~138
Section 11.17. No Duty	~~135~~138
Section 11.18. Legal Representation of Parties	~~135~~138

Page

Section 11.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~135~~139
Section 11.20. Certain ERISA Matters	~~136~~139
Section 11.21. Acknowledgement Regarding Any Supported QFCs	~~137~~140
Section 11.22. Governing Law; Submission to Jurisdiction	~~137~~141
Section 11.23. Judgment Currency	141
Jury Trial Waiver Signature Page 1

v

Page

Exhibit A	Form of Revolving Credit Note
Exhibit B	Form of Swing Line Note
Exhibit C	Reserved
Exhibit D	Form of Notice of Loan
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Assignment and Assumption Agreement
Exhibit G‑1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G‑2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G‑3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G‑4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Schedule 1	Commitments of Lenders
Schedule 2	Borrowers
Schedule 3	Guarantors of Payment
Schedule 4	Pledged Securities
Schedule 5.8	Indebtedness
Schedule 5.9	Liens
Schedule 5.11	Permitted Investments
Schedule 6.1	Corporate Existence; Subsidiaries; Foreign Qualification
Schedule 6.4	Litigation and Administrative Proceedings
Schedule 6.5	Real Estate Owned by the Credit Parties
Schedule 6.9	Locations
Schedule 6.11	Employee Benefits Plans
Schedule 6.16	Material Agreements
Schedule 6.17	Intellectual Property
Schedule 6.18	Insurance
Schedule 6.19	Deposit Accounts and Securities Accounts
Schedule 7.4	Pledged Notes
Schedule 7.5	Commercial Tort Claims

This CREDIT AND SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of the 27th day of November, 2018 among:

(a) UNIVERSAL MANAGEMENT SERVICES, INC., a Michigan corporation (“Universal Management”);

(b) each Affiliate, as hereinafter defined, of Universal Management listed on Schedule 2 hereto (together with Universal Management, collectively, the “Borrowers” and, individually, each a “Borrower”);

(c) the lenders listed on Schedule 1 hereto and each other Eligible Assignee, as hereinafter defined, that from time to time becomes a party hereto pursuant to Section 11.9 hereof (collectively, the “Lenders” and, individually, each a “Lender”); and

(d) KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders under this Agreement (the “Administrative Agent”), the Swing Line Lender and the Issuing Lender.

WITNESSETH:

WHEREAS, the Borrowers, the Administrative Agent and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to the Borrowers upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE I. DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Account” means an account, as that term is defined in the U.C.C.

“Account Debtor” means an account debtor, as that term is defined in the U.C.C., or any other Person obligated to pay all or any part of an Account in any manner and includes (without limitation) any Guarantor thereof.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than a Company), or any business or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the outstanding capital stock (or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.

“Additional Commitment” means that term as defined in Section 2.10(b)(i) hereof.

“Additional Lender” means an Eligible Assignee that shall become a Lender during the Commitment Increase Period pursuant to Section 2.10(b) hereof.

“Additional Lender Assumption Agreement” means an additional lender assumption agreement, in form and substance reasonably satisfactory to the Administrative Agent, wherein an Additional Lender shall become a Lender.

“Additional Lender Assumption Effective Date” means that term as defined in Section 2.10(b)(ii) hereof.

“Adjusted Daily Simple SOFR” means with respect to a Daily Simple SOFR Loan, the greater of (a) the sum of (i) Daily Simple SOFR and (ii) the SOFR Index Adjustment, and (b) the Floor.

“Adjusted Term SOFR ” means for any Available Tenor and Interest Period with respect to a SOFR Loan, the greater of (a) the sum of (i) Term SOFR for such Available Tenor or Interest Period, and (ii) the SOFR Index Adjustment and (b) the Floor.

“Administrative Agent” means that term as defined in the first paragraph of this Agreement.

“Administrative Agent Fee Letter” means the Administrative Agent Fee Letter between the Administrative Borrower and the Administrative Agent, dated as of the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

“Administrative Borrower” means Universal Management.

“Advantage” means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender, in respect of the Obligations, if such payment results in that Lender having less than its pro rata share (based upon its Commitment Percentage) of the Obligations then outstanding.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” means, collectively, any Affiliate of a Borrower (other than a Borrower or a Guarantor of Payment).

“Agent Parties” means that term as defined in Section 10.17(b) hereof.

“Agreement” means that term as defined in the first paragraph of this agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Companies from time to time concerning or relating to bribery or corruption (including, without limitation, the Foreign Corrupt Practices Act of 1977 (FCPA) (15 U.S.C. § 78dd-1, et seq.), as amended, and the rules and regulations thereunder, and the Corruption of Foreign Public Officials Act (S.C. 1998, c. 34), as amended, and the rules and regulations thereunder).

“APA” means APA Holdings, LLC, an Illinois limited liability company.

“Applicable Commitment Fee Rate” means:

(a) for the period from the First Amendment Effective Date through November 30, 2022, twenty (20.00) basis points; and

(b) commencing with the Combined financial statements of the Universal Group for the fiscal quarter ending September 30, 2022, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal period and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Leverage Ratio	Applicable Commitment Fee Rate
Greater than 3.00 to 1.00	30.00 basis points
Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	25.00 basis points
Greater than 1.50 to 1.00 but less than or equal to 2.50 to 1.00	20.00 basis points
Less than or equal to 1.50 to 1.00	15.00 basis points

The first date on which the Applicable Commitment Fee Rate is subject to change is December 1, 2022. After December 1, 2022, changes to the Applicable Commitment Fee Rate shall be effective on the first day of each calendar month following the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate. The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VIII and IX hereof. Notwithstanding anything herein to the contrary, (i) during any period when the Borrowers shall have failed to timely deliver the Combined financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Combined financial statements and Compliance Certificate are delivered, the Applicable Commitment Fee Rate shall, at the election of the Administrative Agent (which may be retroactively effective), be the highest rate per annum indicated in the above pricing grid regardless of the Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Administrative Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Rate for any period (an “Applicable Commitment Fee Period”) than the Applicable Commitment Fee Rate applied for such Applicable Commitment Fee Period, then (A) the Borrowers shall promptly deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Commitment Fee Period, (B) the Applicable Commitment Fee Rate shall be determined based on such corrected Compliance Certificate, and (C) the Borrowers shall, upon notice from the Administrative Agent, promptly pay, to the Administrative Agent, for the benefit of the Lenders, the accrued additional fees owing as a result of such increased Applicable Commitment Fee Rate for such Applicable Commitment Fee Period; provided that if such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Rate for one or more periods and a lower Applicable Commitment Fee Rate for one or more other periods, then the amount payable by Borrowers shall be based upon the excess, if any, of the amount of fees that should have been paid for all applicable periods over the amount of fees actually paid for such periods.

“Applicable Margin” means:

(a) for the period from the First Amendment Effective Date through November 30, 2022, (i) one hundred fifty (150.00) basis points for SOFR Loans, and (ii) fifty (50.00) basis points for Base Rate Loans; and

(b) commencing with the Combined financial statements of the Universal Group for the fiscal quarter ending September 30, 2022, the number of basis points (depending upon whether Loans are SOFR Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal period and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Leverage Ratio	Applicable Basis Points for SOFR Loans	Applicable Basis Points for Base Rate Loans
Greater than 3.00 to 1.00	200.00	100.00
Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	175.00	75.00
Greater than 1.50 to 1.00 but less than or equal to 2.50 to 1.00	150.00	50.00
Less than or equal to 1.50 to 1.00	125.00	25.00

The first date on which the Applicable Margin is subject to change is December 1, 2022. After December 1, 2022, changes to the Applicable Margin shall be effective on the first day of each calendar month following the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate. The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VIII and IX hereof.

Notwithstanding anything herein to the contrary, (i) during any period when the Borrowers shall have failed to timely deliver the Combined financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Combined financial statements and Compliance Certificate are delivered, the Applicable Margin shall, at the election of the Administrative Agent (which may be retroactively effective), be the highest rate per annum indicated in the above pricing grid for Loans of that type, regardless of the Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Administrative Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Margin Period”) than the Applicable Margin applied for such Applicable Margin Period, then (A) the Borrowers shall promptly deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Margin Period, (B) the Applicable Margin shall be determined based on such corrected Compliance Certificate, and (C) the Borrowers shall, upon notice from the Administrative Agent, promptly pay to the Administrative Agent, for the benefit of the Lenders, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period; provided that, if such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for one or more periods and a lower Applicable Margin for one or more other periods, then the amount payable by Borrowers shall be based upon the excess, if any, of the amount of interest that should have been paid for all applicable periods over the amount of interest actually paid for such periods.

“Approved Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” means an Assignment and Assumption Agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.9 hereof), and accepted by the Administrative Agent, in substantially the form of the attached Exhibit F, or any other form approved by the Administrative Agent in its reasonable discretion.

“Attributable Indebtedness” means, as of any date of determination, (a) in respect of any Capitalized Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease Obligations, and (c) all Synthetic Indebtedness of such Person.

“Authorized Officer” means a Financial Officer or other individual authorized by a Financial Officer in writing (with a copy to the Administrative Agent) to handle certain administrative matters in connection with this Agreement.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.8(d) hereof.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Agreements” means those certain cash management services and other agreements entered into from time to time between a Company and the Administrative Agent or a Lender (or an Affiliate of a Lender) in connection with any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees and expenses owing by a Company to the Administrative Agent or any Lender (or an Affiliate of a Lender) pursuant to or evidenced by the Bank Product Agreements.

“Bank Products” means a service or facility extended to a Company by the Administrative Agent or any Lender (or an Affiliate of a Lender) for (a) credit cards and credit card processing services, (b) debit cards, purchase cards and stored value cards, (c) ACH transactions, and (d) cash management, including controlled disbursement, accounts or services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Prime Rate, (b) one‑half of one percent (.50%) in excess of the Federal Funds Effective Rate, (c) one percent (1%) in excess of Adjusted Term SOFR for a period of one month (or, if such day is not a Business Day, such rate as calculated on the immediately preceding Business Day), and (d) the Floor. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds

Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively.

“Base Rate Loan” means a Revolving Loan described in Section 2.2(a) hereof that shall be denominated in Dollars and on which the Borrowers shall pay interest at the Derived Base Rate.

“Benchmark” means, initially, with respect to (a) any Daily Simple SOFR Loan, Daily Simple SOFR, and (b) any Term SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.8 hereof.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in Dollars at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Administrative Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.8 hereof and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.8 hereof.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” means that term as defined in the first paragraph of this Agreement.

“Borrowers” means that term as defined in the first paragraph of this Agreement.

“Business Day” means (i) any day other than Saturday, Sunday or any other day on which commercial banks in Cleveland, Ohio or New York, New York are authorized or required by law to close and (ii) with respect to any matters relating to SOFR Loans, a SOFR Business Day.

“Capital Distribution” means a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, (a) for the purchase, acquisition, redemption, repurchase, payment or retirement of any capital stock or other equity interest of such Company, or (b) as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company’s capital stock or other equity interest.

“Capitalized Lease Obligations” means the obligations of the Companies to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease or a finance lease on the balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Collateral Account” means a commercial Deposit Account designated as a “cash collateral account” and maintained by one or more Borrowers with the Administrative Agent, without liability by the Administrative Agent or the Lenders to pay interest thereon, from which account the Administrative Agent, on behalf of the Lenders, shall have the exclusive right to withdraw funds until all of the Secured Obligations are paid in full.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender or one or more Lenders, as collateral for the Letter of Credit Exposure or obligations of the Lenders to fund participations in respect of the Letter of Credit Exposure, cash or deposit account balances or, if the Administrative Agent and the Issuing Lender shall agree in their reasonable discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender. “Cash Collateral” shall have a meaning analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalent” means cash equivalent as determined in accordance with GAAP.

“Cash Security” means all cash, instruments, Deposit Accounts, Securities Accounts and Cash Equivalents, in each case whether matured or unmatured, whether collected or in the process of collection, upon which a Company presently has or may hereafter have any claim or interest, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon by, or in the possession of the Administrative Agent or any Lender.

“Change in Control” means:

(a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Parent to a Person other than the Moroun Family Shareholders or MSF Entities;

(b) the occurrence of any event (whether in one or more transactions) which results in Moroun Family Shareholders or the MFS Entities failing to own more than fifty‑one percent (51%) of the Equity Interests (on a fully diluted basis) of Parent; or

(c) except as otherwise permitted pursuant to Section 5.12 hereof, if Parent shall cease to own and control, directly or indirectly, one hundred percent (100%) of each class of the outstanding Equity Interests of any Borrower or any Guarantor of Payment.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Act and all requests, rules, guidelines or directives thereunder, or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the effective date of this Agreement as set forth in the first paragraph of this Agreement.

“Closing Fee Letter” means the Closing Fee Letter between the Administrative Borrower and the Administrative Agent, dated as of the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

“Collateral” means (a) all of each Borrower’s existing and future (i) personal property, (ii) Accounts, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letter‑of‑credit rights, Pledged Securities, Pledged Notes, Commercial Tort Claims, General Intangibles, Inventory and Equipment, (iii) funds now or hereafter on deposit in a Cash Collateral Account, and (iv) Cash Security; and (b) Proceeds and products of any of the foregoing; provided that Excluded Property shall not constitute Collateral.

“Collateral Access Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which a lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, consignor, processor or other bailee of Inventory or other property owned by any Credit Party, acknowledges the Liens of the Administrative Agent and waives (or, if approved by the Administrative Agent in its reasonable discretion, subordinates) any Liens held by such Person on such property, and, if applicable, permits the Administrative Agent access to and use of such property to access, assemble, complete and sell any Collateral stored or otherwise located thereon.

“Combined” means the resultant consolidation and combination of the financial statements of the Universal Group in accordance with GAAP, including principles of consolidation and combination consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.14 hereof.

“Combined Capital Expenditures” means, for any period, the amount of capital expenditures of the Universal Group, as determined on a Combined basis.

“Combined Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Universal Group for such period, as determined on a Combined basis.

“Combined EBITDA” means, for any period, as determined on a Combined basis:

(a) Combined Net Earnings for such period plus, without duplication, the aggregate amounts deducted in determining such Combined Net Earnings in respect of:

(i) Combined Interest Expense;

(ii) Combined Income Tax Expense;

(iii) Combined Depreciation and Amortization Charges;

(iv) non-cash charges for such period (minus the sum of cash payments made during such period with respect to non-cash charges which have previously been added back in the calculation of Combined EBITDA);

(v) non-cash losses on sale of assets permitted hereunder;

(vi) non-cash stock based compensation;

(vii) fees, expenses and costs (including fees of advisors, legal counsels, agents and representatives) incurred in connection with the closing and consummation of the transactions contemplated by this Agreement in an aggregate amount not to exceed Two Million Two Hundred Twenty-Five Thousand Dollars ($2,225,000); and

(viii) the sum of the following amounts, but only to the extent that the aggregate amount added-back to Combined Net Earnings pursuant to this subpart (viii) does not exceed fifteen percent (15%) of Combined EBITDA as calculated pursuant to this definition without reference to this subpart (viii):

(A) fees, expenses and costs (including fees of advisors, legal counsels, agents and representatives) incurred in connection with any amendment to, or consent or waiver under, the Loan Documents (whether or not consummated);

(B) fees, costs and expenses (including fees of advisors, legal counsels, agents and representatives) related to litigation, in each case to the extent accrued and not paid in cash;

(C) fees, expenses and costs (including fees of advisors, legal counsels, agents and representatives) incurred in connection with any (1) failed acquisition or disposition (to the extent not duplicative of amounts added back in prior periods) and (2) permitted Acquisition or disposition (to the extent not duplicative of amounts added back in prior periods); and

(D) extraordinary losses in respect of restructurings, location closings, headcount reductions or other similar actions, relocation costs, business process optimizations, integration costs, retention or completion bonuses, employee replacement costs, transition costs, costs related to opening, closure and/or consolidation of facilities, severance charges in respect of employee terminations, start-up losses and other similar charges in connection with consummated mergers, Acquisitions or investments or any disposition permitted under the Loan Documents; minus

(b) the extent included in Combined Net Earnings for such period, to the extent included in the calculation of net income, non-cash gains during such period;

provided that, for any period during which an Acquisition permitted hereunder occurs, Combined EBITDA shall be calculated after giving pro forma effect to such Acquisition as if such Acquisition had been completed on the first day of the relevant measuring period, and to include appropriate pro forma adjustments reasonably acceptable to the Administrative Agent and calculated on the same basis as set forth in this definition.

“Combined Fixed Charges” means, for any period, as determined on a Combined basis, the aggregate, without duplication, of (a) Combined Interest Expense, and (b) principal payments on Combined Funded Indebtedness (other than optional prepayments of the Revolving Loans), including payments on Capitalized Lease Obligations.

“Combined Funded Indebtedness” means, at any date, all Indebtedness (including, but not limited to, short-term, long-term and Subordinated Indebtedness, if any) of the Universal Group, as determined on a Combined basis.

“Combined Income Tax Expense” means, for any period, all provisions for taxes based on the gross or net income of the Universal Group (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), as determined on a Combined basis.

“Combined Interest Expense” means, for any period, the interest expense (including, without limitation, capitalized interest, the “imputed interest” portion of Capitalized Lease Obligations, synthetic leases, asset securitizations, if any, and excluding deferred financing costs) of the Universal Group for such period, as determined on a Combined basis.

“Combined Net Earnings” means, for any period, the net income (loss) of the Universal Group for such period, as determined on a Combined basis.

“Combined Net Worth” means, at any date, the stockholders’ equity of the Universal Group, determined as of such date on a Combined basis.

“Combined Unfunded Capital Expenditures” means, for any period, Combined Capital Expenditures that are not directly financed by the Companies with long-term Indebtedness (other than Revolving Loans) or Capitalized Lease Obligations, as determined on a Combined basis.

“Commercial Tort Claim” means a commercial tort claim, as that term is defined in the U.C.C. (Schedule 7.5 hereto lists all Commercial Tort Claims of the Credit Parties in existence as of the Closing Date.)

“Commitment” means the obligation hereunder of the Lenders, during the Commitment Period, to make Revolving Loans and to participate in Swing Loans and the issuance of Letters of Credit pursuant to the Revolving Credit Commitment.

“Commitment Increase Period” means the period from the First Amendment Effective Date to the date that is six months prior to the last day of the Commitment Period.

“Commitment Percentage” means, for each Lender, the percentage set forth opposite such Lender’s name under the column headed “Commitment Percentage”, as listed in Schedule 1 hereto (taking into account any assignments pursuant to Section 11.9 hereof).

“Commitment Period” means the period from the Closing Date to September 30, 2027, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, together with the rules and regulations promulgated thereunder.

“Communications” means, that term as defined in Section 10.17(b) hereof.

“Companies” means all Borrowers and all Guarantors of Payment, and all Subsidiaries thereof.

“Company” means a Borrower, a Guarantor of Payment or any Subsidiary of a Borrower or a Guarantor of Payment.

“Competitor” means any Person who directly competes with any Company in a principal line of business of such Company.

“Compliance Certificate” means a Compliance Certificate in the form of the attached Exhibit E, with attachments contemplated thereunder, each in form and detail reasonably satisfactory to the Administrative Agent.

“Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.3 hereof and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrowers, decides may be reasonably appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrowers, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means the resultant consolidation of the financial statements of Parent and its Subsidiaries in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means a Deposit Account Control Agreement or Securities Account Control Agreement.

“Controlled Group” means a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Credit Event” means the making by the Lenders of a Loan, the conversion by the Lenders of a Base Rate Loan to a SOFR Loan, the conversion of Term SOFR Loan to a Daily Simple SOFR Loan, the conversion of a Daily Simple SOFR Loan to a Term SOFR Loan, the continuation by the Lenders of a Term SOFR Loan after the end of the applicable Interest Period, the making by the Swing Line Lender of a Swing Loan, or the issuance (or amendment or renewal) by the Issuing Lender of a Letter of Credit.

“Credit Party” means a Borrower or a Guarantor of Payment.

“Cure Amount” means, with respect to a Failed Testing Period, the minimum amount that, if added to the calculation of Combined EBITDA for such Failed Testing Period, would have resulted in the Failed Financial Covenant (or Failed Financial Covenants) being equal to the required applicable financial covenant otherwise applicable to such period, as set forth in Section 5.7(a) and (b) hereof.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum (rounded in accordance with the Administrative Agent’s customary practice) equal to SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) SOFR Business Days (or such other period as determined by the Administrative Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a SOFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (Eastern time) on the second (2nd) SOFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.

“Daily Simple SOFR Loan” means a Revolving Loan described in Section 2.2(a) hereof, in each case on which the Borrowers shall pay interest at the Derived Daily Simple SOFR Rate.

“Debt Fund Affiliate” means an Affiliated Lender that is a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and with respect to which no Borrower or any Affiliate of a Borrower makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such Affiliated Lender’s investment decisions.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions, from time to time in effect.

“Default” means an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and that has not been waived by the Required Lenders (or, if required hereunder, all of the Lenders) in writing.

“Default Rate” means (a) with respect to any Loan or other Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 11.10(b) hereof, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans or participations in respect of a Letter of Credit were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two Business Days of the date when due, (b) has notified the Administrative Borrower, the Administrative Agent, the Issuing Lender or the Swing Line Lender in writing that it does not intend to comply with its funding obligations under this Agreement, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this subpart (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender, or any direct or indirect parent company thereof, by a Governmental Authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States, or from the enforcement of judgments or writs of attachment on its assets, or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of subparts (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 11.10(b) hereof) upon delivery of written notice of such determination to the Administrative Borrower, the Issuing Lender, the Swing Line Lender and each Lender.

“Deposit Account” means a deposit account, as that term is defined in the U.C.C.

“Deposit Account Control Agreement” means each Deposit Account Control Agreement (or similar agreement with respect to a Deposit Account) among a Credit Party, the Administrative Agent and a depository institution, to be in form and substance reasonably satisfactory to the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.

“Derived Base Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Base Rate.

“Derived Daily Simple SOFR Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for SOFR Loans plus Adjusted Daily Simple SOFR.

“Derived Term SOFR Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for SOFR Loans plus Adjusted Term SOFR for the applicable Interest Period therefor.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitment), (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not Disqualified Equity Interests), in whole or in part, (c) provides for scheduled payments of dividends in cash (other than, in the case of limited liability companies, limited partnerships and other entities that are pass‑through entities for tax purposes, for taxes attributable to the operations of the business) prior to the time that the Obligations are paid in full in cash (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one days after the last day of the Commitment Period; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of a Borrower or any Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by a Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution” means, on any date, any Person that is (a) designated by the Administrative Borrower, by written notice delivered to the Administrative Agent on or prior to the Closing Date, as a (i) disqualified institution or (ii) Competitor or (b) clearly identifiable, solely on the basis of such Person’s name, as an Affiliate of any Person referred to in clause (a)(i) or (a)(ii) above; provided, however, Disqualified Institutions shall (A) exclude any Person that the Administrative Borrower has designated as no longer being a Disqualified Institution by written notice delivered to the Administrative Agent from time to time and (B) include any Person that is added as a Competitor, pursuant to a written supplement to the list of Competitors that are Disqualified Institutions, that is delivered by the Administrative Borrower after the date hereof to the Administrative Agent. Such supplement shall become effective three (3) Business Days after the date that such written supplement is delivered to the Administrative Agent, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans and/or Commitments as permitted herein.

“Dodd-Frank Act” means the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) signed into law on July 21, 2010, as amended from time to time.

“Dollar” or the $ sign means lawful currency of the United States.

“Domestic Company” means a Borrower, a Domestic Guarantor of Payment or a Domestic Subsidiary of Parent.

“Domestic Credit Party” means a Borrower or a Domestic Guarantor of Payment.

“Domestic Guarantor of Payment” means each of the Subsidiaries of Parent designated a “Domestic Guarantor of Payment” on Schedule 3 hereto, and any other Domestic Subsidiary of Parent that shall execute and deliver a Guaranty of Payment (or Guaranty of Payment Joinder) to the Administrative Agent subsequent to the Closing Date.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in subpart (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in subparts (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.9(b)(iii), (v) and (vi) hereof (subject to such consents, if any, as may be required under Section 11.9 (b)(iii) hereof).

“Environmental Laws” means all provisions of law (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, orders-in-council, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, authorizations, certificates, approvals, registrations, awards and standards promulgated by a Governmental Authority or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning environmental health or safety and protection of natural resources, or regulation of the discharge of substances into, the environment.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means equipment, as that term is defined in the U.C.C.

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

“ERISA Event” means (a) the existence of a condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Company in a non-exempt “prohibited transaction” (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 412(c)(4) or ERISA Section 302(c)(4); (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the occurrence of a Multiemployer Plan being in endangered or critical status, as defined in Section 432 of the Code; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any “cash or deferred arrangement” under any such ERISA Plan to meet the requirements of Code Section 401(k); (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any material requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any incurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

“ERISA Plan” means an “employee benefit plan” (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

“Erroneous Payment Subrogation Rights” means that term as defined in Section 10.18(d) hereof.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor entity), as in effect from time to time.

“Event of Default” means an event or condition that shall constitute an event of default as defined in Article VIII hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (i) any Deposit Account established, maintained and used solely for the purpose of funding payroll accounts, employee benefit accounts, trust accounts, escrow accounts, and other similar types of fiduciary accounts and (ii) accounts with respect to which the aggregate amount on deposit, collectively for all such accounts described in this clause (ii), does not exceed Fifty Thousand Dollars ($50,000) at any time.

“Excluded Property” means, collectively, (a) all leasehold real property and all owned real property, (b) any property and assets the pledge of which would require governmental consent, approval, license or authorization or is otherwise prohibited by applicable law, (c) all foreign intellectual property and any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (d) any asset if the granting of a security interest in such asset would be prohibited by enforceable anti-assignment provisions of contracts or applicable law or with respect to any assets to the extent such a pledge would violate the terms of any contract with respect to such assets (in each case, after giving effect to the applicable anti-assignment provisions of the U.C.C. or other applicable law) or would trigger termination pursuant to any “change of control” or similar provision of such contract, (e) Equipment and other hard assets which serve as collateral for purchase money indebtedness or Capitalized Lease Obligations, (f) Excluded Accounts, (g) any equipment financing or leasing agreement to which LGSI is a party, and any of such Credit Party’s rights or interests in property that constitutes collateral thereunder, and (h) any mortgage financing or loan agreement to which UTSI, UTS, or APA is a party, and any of such Credit Party’s rights or interests in property that constitutes collateral thereunder; provided that “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of Excluded Property (unless such Proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Excluded Swap Obligations” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Credit Party and any and all guarantees of such Credit Party’s Swap Obligations by other Credit Parties), at the time such guarantee or grant of security interest of such Credit Party becomes, or would become, effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is, or becomes, illegal.

“Excluded Taxes” means, with respect to a Recipient, any of the following Taxes imposed on or with respect to such Recipient or required to be withheld or deducted from a payment to such Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in, or, in the case of any Lender, having its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes (including for the avoidance of doubt, Taxes due under Section 871(a) and 881(a) of the Code) imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Administrative Borrower under Sections 3.6 or 11.3(c) hereof); or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.2 hereof, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto, or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.2(e) hereof; and (d) any U.S. federal withholding Taxes imposed with respect to such Recipient pursuant to FATCA.

“Failed Financial Covenant” means that term as defined in Section 5.7(c) hereof.

“Failed Testing Period” means that term as defined in Section 5.7(c) hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as amended from time to time, and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code, and any fiscal or regulatory legislation, rules, or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded in accordance with the Administrative Agent’s customary practices) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the Closing Date.

“Financial Officer” means any of the following officers: chief executive officer, president, chief financial officer or treasurer. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of the Administrative Borrower.

“First Amendment Effective Date” means September 30, 2022.

“Fixed Charge Coverage Ratio” means, as determined for the most recently completed four fiscal quarters of the Universal Group, on a Combined basis, the ratio of (a) the total of (i) Combined EBITDA, minus (ii) Capital Distributions (other than tax distributions included in cash tax expense), minus (iii) Combined Unfunded Capital Expenditures (other than up to Fifty Million Dollars ($50,000,000) in the aggregate during any consecutive four-quarter period related to real estate and supercenter capital expenditures), minus (iv) Combined Income Tax Expense paid in cash; to (b) Combined Fixed Charges.

“Floor” means a rate of interest equal to zero percent (0.00%) per annum.

“Foreign Benefit Plan” means each material plan, fund, program or policy established under the law of a jurisdiction other than the United States (or a state or local government thereof), whether formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which one or more Companies have any liability with respect to any employee or former employee, but excluding any Foreign Pension Plan.

“Foreign Guarantor of Payment” means each of the Subsidiaries of Parent designated a “Foreign Guarantor of Payment” on Schedule 3 hereto, and any other Foreign Subsidiary of Parent that shall execute and deliver a Guaranty of Payment (and all applicable Security Documents) to the Administrative Agent subsequent to the Closing Date.

“Foreign Lender” means (a) with respect to a Borrower that is a U.S. Person, a Lender that is not a U.S. Person, and (b) with respect to a Borrower that is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Pension Plan” means a pension plan required to be registered under the law of a jurisdiction other than the United States (or a state or local government thereof), that is maintained or contributed to by one or more Companies for their employees or former employees.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s outstanding Letter of Credit Exposure (to the extent of such Defaulting Lender’s Commitment Percentage of the Revolving Credit Commitment) with respect to Letters of Credit issued by the Issuing Lender, other than Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof; and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Swing Line Exposure (to the extent of such Defaulting Lender’s Commitment Percentage of the Revolving Credit Commitment) made by such Swing Line Lender, other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“GAAP” means generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Parent.

“General Intangibles” means (a) general intangibles, as that term is defined in the U.C.C.; and (b) choses in action, causes of action, intellectual property, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, department, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

“Guarantor of Payment” means ~~each of the Subsidiaries of Parent designated a “~~a Domestic Guarantor of Payment~~” on Schedule 3 hereto~~ or Foreign Guarantor of Payment, and any other Person that shall execute and deliver a Guaranty of Payment (or Guaranty of Payment Joinder) to the Administrative Agent subsequent to the Closing Date.

“Guaranty of Payment” means each Guaranty of Payment executed and delivered in connection with this Agreement by one or more Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

“Guaranty of Payment Joinder” means each Guaranty of Payment Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Guaranty of Payment.

“Hedge Agreement” means any (a) hedge agreement, interest rate swap, basis swap agreement, cap, collar or floor agreement, or other interest rate management device entered into by a Company with any Person in connection with any Indebtedness of such Company, or (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by a Company.

“Immaterial Subsidiary” means, as of any date of determination, any direct or indirect Subsidiary of Parent that has been designated by the Administrative Borrower to the Administrative Agent in writing (and not redesignated as a Material Subsidiary as provided below) as an “Immaterial Subsidiary;” provided that (a) for purposes of this Agreement, at no time shall (i) the total assets of any Immaterial Subsidiary equal or exceed two percent (2%) of Combined total assets as of the end of the most recently completed four fiscal quarter period, (ii) the total assets of all Immaterial Subsidiaries equal or exceed, in the aggregate, five percent (5%) of Combined total assets as of the end of the most recently completed four fiscal quarter period, or (iii) all Immaterial Subsidiaries, in the aggregate, represent more than five percent (5%) of Combined EBITDA as of the end of the most recently completed four fiscal quarter period, (b) the Administrative Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, (c) if the total assets of all Subsidiaries so designated by the Administrative Borrower as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (a)(ii) above, then the Administrative Borrower shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries such that, as a result thereof, the total assets of all Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits; and provided, further, that the Administrative Borrower may designate and re-designate a Subsidiary of Parent as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition. Notwithstanding the foregoing, for any determination made as of or prior to the date any Person becomes an indirect or direct Subsidiary of Parent, such determination and designation shall be made based on financial statements provided by or on behalf of such Person in connection with the acquisition by Parent of such Person or such Person’s assets.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under (i) letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Indebtedness of any Person for purposes of clause (e) that is expressly made non-recourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing subpart (a), Other Taxes.

“Intellectual Property Security Agreement” means each Intellectual Property Security Agreement (and each document of similar import creating a Lien under the laws of a jurisdiction located outside of the United States), executed and delivered by a Credit Party, wherein such Credit Party, as the case may be, has granted to the Administrative Agent, for the benefit of the Lenders, a security interest in all intellectual property owned by such Credit Party, as the same may from time to time be amended, restated or otherwise modified.

“Intercompany Subordination Agreement” means that certain Subordination Agreement, dated as of the Closing Date, among Parent, the Credit Parties and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

“Interest Adjustment Date” means the last day of each Interest Period.

“Interest Payment Date” means (a) with respect to any Base Rate Loan (other than a Swing Loan) or any Daily Simple SOFR Loan, each Regularly Scheduled Payment Date, (b) with respect to any Term SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three month intervals after the first day of such Interest Period, and (c) with respect to any Swing Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to each Term SOFR Loan, a period of one, three or six months as selected by the Administrative Borrower; provided, however, that (a) the initial Interest Period for any Term SOFR Loan shall commence on the date of such Loan (the date of a Loan resulting from a conversion or continuation shall be the date of such conversion or continuation) and each Interest Period occurring thereafter in respect of such Loan shall commence on the first day after the last day of the next preceding Interest Period; (b) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (d) no Interest Period for any Term SOFR Loan may be selected that would end after the last day of the Commitment Period; and (e) if, upon the expiration of any Interest Period, the Borrowers have failed to (or may not) elect a new Interest Period to be applicable to the respective Term SOFR Loan as provided above, the Borrowers shall be deemed to have elected to convert such Loan to a Base Rate Loan effective as of the expiration date of such current Interest Period.

“Inventory” means inventory, as that term is defined in the U.C.C.

“Investment Property” means investment property, as that term is defined in the U.C.C., unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and priority of a security interest in investment property, and, in such case, “investment property” shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

“IRS” means the United States Internal Revenue Service.

“Issuing Lender” means, as to any Letter of Credit transaction hereunder, the Administrative Agent as issuer of the Letter of Credit, or, in the event that the Administrative Agent either shall be unable to issue or the Administrative Agent shall agree that another Revolving Lender may issue, a Letter of Credit, such other Revolving Lender as shall be acceptable to the Administrative Agent and shall agree to issue the Letter of Credit in its own name, but in each instance on behalf of the Revolving Lenders.

“KeyBank” means KeyBank National Association, and its successors and assigns.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means that term as defined in the first paragraph of this Agreement and, as the context requires, shall include the Issuing Lender and the Swing Line Lender.

“Letter of Credit” means a commercial documentary letter of credit or standby letter of credit that shall be issued by the Issuing Lender for the account of a Borrower or a Domestic Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than one year after its date of issuance (provided that such Letter of Credit may provide for the renewal thereof for additional one year periods).

“Letter of Credit Commitment” means the commitment of the Issuing Lender, on behalf of the Revolving Lenders, to issue Letters of Credit in an aggregate face amount of up to Fifteen Million Dollars ($15,000,000).

“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by the Borrowers or converted to a Revolving Loan pursuant to Section 2.2(b)(v) hereof.

“Letter of Credit Fee” means, with respect to any Letter of Credit, for any day, an amount equal to (a) the undrawn portion of the face amount of such Letter of Credit, multiplied by (b) the Applicable Margin for SOFR Loans in effect on such day divided by three hundred sixty (360).

“Leverage Ratio” means, as determined on a Combined basis, the ratio of (a) Net Indebtedness (as of the last day of the most recently completed fiscal quarter of the Universal Group); to (b) Combined EBITDA (for the most recently completed four fiscal quarters of the Universal Group).

“Leverage Ratio Step-Up Period” means a four consecutive fiscal quarter period of the Universal Group that meets the following criteria: (a) an Acquisition permitted hereunder shall have occurred during the first fiscal quarter of such period, and (b) on or prior to the last day of the first fiscal quarter of such period, the Administrative Borrower shall have designated such period a “Leverage Ratio Step-Up Period” pursuant to a written notice to the Administrative Agent (and the Administrative Agent shall notify the Lenders of such notice promptly after receipt thereof from the Administrative Borrower); provided that (i) the designation of a Leverage Ratio Step-Up Period shall be available to the Borrowers only after the Administrative Agent and the Lenders shall have received, with respect to such Acquisition, (A) the historical financial statements of the target entity of such Acquisition, and (B) pro forma financial statements of the Companies accompanied by a certificate of a Financial Officer showing pro forma compliance with Section 5.7 hereof, both before and after (assuming implementation of the Leverage Ratio Step-Up Period) giving effect to such Acquisition, and (ii) the Administrative Borrower, on behalf of the Borrowers shall request no more than one Leverage Ratio Step-Up Period during the Commitment Period.

“LGSI” means LGSI Equipment of Indiana, LLC, an Indiana limited liability company.

“Lien” means any mortgage, deed of trust, security interest, lien (statutory or other), charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, lease (other than Operating Leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

“Liquidity Amount” means, at any time, the sum of (a) the Revolving Credit Availability; plus (b) all unencumbered (other than any Lien in favor of the Administrative Agent), unrestricted cash and Cash Equivalents on hand of the Domestic Credit Parties held in the United States.

“Loan” means a Revolving Loan or a Swing Loan.

“Loan Documents” means, collectively, this Agreement, each Note, each Guaranty of Payment, each Guaranty of Payment Joinder, all documentation relating to each Letter of Credit, the Intercompany Subordination Agreement, each Security Document, the Administrative Agent Fee Letter and the Closing Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other agreement delivered pursuant thereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrowers taken as a whole, (b) the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Credit Parties taken as a whole, (c) the rights and remedies of the Administrative Agent or the Lenders under any Loan Document, (d) the ability of the Credit Parties (taken as a whole) to perform their obligations under any Loan Document to which it is a party, or (e) the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

“Material Credit Party” means a Borrower, LGSI, UTSI, or any other Guarantor of Payment that shall represent more than five percent (5%) of Combined EBITDA.

“Material Indebtedness Agreement” means any debt instrument, lease (capital, operating or otherwise), guaranty, contract, agreement or other arrangement evidencing or entered into in connection with any Indebtedness of any Company or the Companies equal to or in excess of the amount of Twenty Million Dollars ($20,000,000).

“Material Recovery Event” means (a) any casualty loss in respect of collateral securing the Secured Obligations of a Credit Party covered by casualty insurance, and (b) any compulsory transfer or taking under threat of compulsory transfer of any collateral securing the Secured Obligations of a Credit Party by any Governmental Authority; provided that, in the case of either subpart (a) or (b) hereof, the proceeds received by the Companies from such loss, transfer or taking exceeds One Million Dollars ($1,000,000).

“Material Subsidiary” means, at any date of determination, each Subsidiary of Parent that is not an Immaterial Subsidiary (but including, in any case, any Subsidiary that has been designated as a Material Subsidiary as provided in, or has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).

“Maximum Rate” means that term as defined in Section 2.4(e) hereof.

“Maximum Revolving Amount” means Four Hundred Million Dollars ($400,000,000), as such amount may be increased pursuant to Section 2.10(b) hereof or reduced pursuant to Section 2.10(a) hereof.

“MFS Entities” means any business entity which has at least a majority of its voting Equity Interests owned, directly or indirectly, through one or more intermediaries, by the Moroun Family Shareholders.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to one hundred three percent (103%) of the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time, and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in their reasonable discretion.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to such company.

“Moroun Family Shareholders” means Matthew T. Moroun and any Person who meets the definition of a “Family Member” of Matthew T. Moroun under Rule 5605(a)(2) of the Nasdaq Listing Rules, including their respective estates and trusts for their respective benefit or for the benefit of their respective spouses and/or lineal descendants.

“Multiemployer Plan” means a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

“Net Cash Proceeds” means (a) with respect to any sale or other disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Lien permitted by Section 5.9 on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or other disposition (other than Indebtedness under this Agreement), (ii) reasonable fees and expenses related thereto incurred by such Person in connection therewith, including without limitation, all legal, investment banking, underwriting, brokerage and accounting and other professional fees, sales commissions and disbursements, (iii) transfer taxes paid to any taxing authorities by such Person in connection therewith, (iv) net income taxes to be paid in connection with such sale or other disposition (after taking into account any tax credits or deductions and any tax sharing arrangements), and (v) any reserve established in accordance with GAAP against (A) any liabilities under any indemnification obligations, earnout obligations or purchase price adjustments associated with such sale or other disposition or (B) any other liabilities retained or payable by such Person associated with such sale or other disposition, (b) with respect to the issuance or incurrence of any Indebtedness by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person in connection therewith, after deducting therefrom only (i) reasonable fees and expenses related thereto incurred by such Person in connection therewith including without limitation, all customary underwriting commissions and legal, investment banking, underwriting, brokerage and accounting and other professional fees, sales commissions and disbursements incurred in connection with such incurrence or issuance and (ii) transfer taxes paid by such Person in connection therewith; and (c) with respect to any proceeds from a Material Recovery Event received by any Person, the amount of any insurance proceeds or condemnation awards received in connection with such Material Recovery Event after deducting therefrom only (i) reasonable fees and expenses and expenses thereof (including, without limitation, any legal or other professional fees)), (ii) any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by Section 5.9 on the property which is the subject of such event or to other parties having superior rights to such proceeds, awards or payments and any money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, and (iii) any taxes payable by such Person on account of such insurance proceeds or condemnation award, actually paid, assessed or estimated by such Person (in good faith) to be payable within the next twelve (12) months in cash in connection with such event.

“Net Indebtedness” means, at any time, the excess, if any, of (a) Combined Funded Indebtedness as of such date (excluding amounts owing in connection with Parent Intercompany Loans, minus (b) the Unrestricted Domestic Cash Amount as of such date; provided, however, that, notwithstanding the actual amount of the Unrestricted Domestic Cash Amount, no more than Twenty Million Dollars ($20,000,000) of the Unrestricted Domestic Cash Amount may be used to calculate Net Indebtedness.

“Non‑Consenting Lender” means that term as defined in Section 11.3(c) hereof.

“Non-Debt Fund Affiliate” means an Affiliated Lender that is not a Debt Fund Affiliate.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a Revolving Credit Note, or the Swing Line Note, or any other promissory note delivered pursuant to this Agreement.

“Notice of Loan” means a Notice of Loan in the form of the attached Exhibit D.

“Obligations” means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by one or more Borrowers to the Administrative Agent, the Swing Line Lender, the Issuing Lender, or any Lender pursuant to this Agreement and the other Loan Documents (including any Erroneous Payment Subrogation Rights), and includes the principal of and interest on all Loans, and all obligations of the Borrowers or any other Credit Party pursuant to Letters of Credit; (b) each extension, renewal, consolidation or refinancing of any of the foregoing, in whole or in part; (c) the commitment and other fees, and any prepayment fees, payable pursuant to this Agreement or any other Loan Document; (d) all fees and charges in connection with Letters of Credit; (e) every other liability, now or hereafter owing to the Administrative Agent or any Lender by any Company pursuant to this Agreement or any other Loan Document, including, without limitation, interest and fees that accrue after the commencement by or against any Credit Party or any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; and (f) all Related Expenses; provided that Obligations of a Credit Party shall not include Excluded Swap Obligations owing from such Credit Party.

“Operating Leases” means, subject to Section 1.2(c) hereof, all real or personal property leases under which any Company is bound or obligated as a lessee or sublessee and which, under GAAP, are not required to be capitalized on a balance sheet of such Company; provided that Operating Leases shall not include any such lease under which any Company is also bound as the lessor or sublessor.

“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, operating agreement or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document, or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6 or 11.3(c) hereof).

“Parent” means Universal Logistics Holdings, Inc., a Michigan corporation.

“Parent Intercompany Loans” means that term as defined in Section 5.8(e) hereof.

“Participant” means that term as defined in Section 11.9(d) hereof.

“Participant Register” means that term as defined in Section 11.9(d) hereof.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation, and its successor.

“Pension Plan” means an ERISA Plan that is a “pension plan” (within the meaning of ERISA Section 3(2)).

“Person” means any individual, sole proprietorship, partnership, limited partnership, joint venture, unincorporated organization, company, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system selected by the Administrative Agent.

“Pledge Agreement” means each of the Pledge Agreements (and each document of similar import creating a Lien under the laws of a jurisdiction located outside of the United States), relating to the Pledged Securities, executed and delivered by Parent, a Borrower or a Guarantor of Payment, as applicable, in favor of the Administrative Agent, for the benefit of the Lenders, as the same may from time to time be amended, restated or otherwise modified.

“Pledged Notes” means the promissory notes payable to a Credit Party, as described on Schedule 7.4 hereto, and any additional or future promissory notes that may hereafter from time to time be payable to one or more Credit Parties.

“Pledged Securities” means all of the Equity Interests of a direct Subsidiary of Parent or a Credit Party, whether now owned or hereafter acquired or created, and all proceeds thereof; provided that Pledged Securities shall exclude (a) shares of capital stock or other Equity Interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, and (b) shares of voting capital stock or other voting Equity Interests in any first-tier Foreign Subsidiary in excess of sixty-five percent (65%) of the total outstanding shares of voting capital stock or other voting Equity Interest of such first-tier Foreign Subsidiary; provided that the foregoing exclusion shall not apply with respect to the Equity Interests of a Foreign Guarantor of Payment. (Schedule 4 hereto lists, as of the Closing Date, all of the Pledged Securities.)

“Prime Rate” means the interest rate established from time to time by the Administrative Agent as the Administrative Agent’s prime rate, whether or not such rate shall be publicly announced; the Prime Rate may not be the lowest interest rate charged by the Administrative Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

“Proceeds” means (a) proceeds, as that term is defined in the U.C.C., and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds include, without limitation, moneys, checks and Deposit Accounts. Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of the Administrative Agent and the Lenders to Proceeds specifically set forth herein, or indicated in any financing statement, shall never constitute an express or implied authorization on the part of the Administrative Agent or any Lender to a Company’s sale, exchange, collection or other disposition of any or all of the collateral securing the Secured Obligations.

“PTE” means a prohibited transaction class exemption issued by the United States Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Recipient” means, as applicable (a) the Administrative Agent, (b) any Lender, or (c) the Issuing Lender.

“Register” means that term as described in Section 11.9(c) hereof.

“Regularly Scheduled Payment Date” means the last Business Day of each March, June, September and December of each year.

“Related Expenses” means any and all reasonable documented and out‑of‑pocket costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, attorneys’ fees, legal expenses, judgments, suits and disbursements) (a) incurred by the Administrative Agent, or imposed upon or asserted against the Administrative Agent or any Lender, in any attempt by the Administrative Agent and the Lenders to (i) obtain, preserve, perfect or enforce any Loan Document or any security interest evidenced by any Loan Document; (ii) obtain payment, performance or observance of any and all of the Secured Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Secured Obligations or any part thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Credit Party or any such collateral; or (b) incidental or related to subpart (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate; provided that the Administrative Agent’s counsel fees and expenses shall be limited to reasonable and documented out-of-pocket attorneys’ fees of one firm of counsel and additional counsel required to accommodate conflicts of interest and a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions and, to the extent required by the subject matter, one specialist counsel for each specialized area of law in each appropriate jurisdiction).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Related Writing” means each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to the Administrative Agent or the Lenders pursuant to or otherwise in connection with this Agreement; provided that no Bank Product Agreement or Hedge Agreement shall constitute a Related Writing hereunder.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events described in Section 4043 of ERISA other than events for which the thirty (30) day notice period has been waived by the PBGC.

“Required Lenders” means the holders of more than fifty percent (50%), based upon each Lender’s Commitment Percentage, of an amount (the “Total Amount”) equal to (a) during the Commitment Period, the Maximum Revolving Amount, or (b) after the Commitment Period, the Revolving Credit Exposure; provided that (i) the portion of the Total Amount held or deemed to be held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, and (ii) if there shall be two or more unaffiliated Lenders (that are not Defaulting Lenders), Required Lenders shall constitute at least two unaffiliated Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means, with respect to any Company, (a) any Capital Distribution, (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness, or (c) any amount paid by such Company in respect of any management, consulting or other similar arrangement with any equity holder (other than a Company) of a Company or an Affiliate of a Company.

“Revolving Credit Availability” means, at any time, the amount equal to the Revolving Credit Commitment minus the Revolving Credit Exposure.

“Revolving Credit Commitment” means the obligation hereunder, during the Commitment Period, of (a) the Revolving Lenders (and each Revolving Lender) to make Revolving Loans, (b) the Issuing Lender to issue and each Revolving Lender to participate in, Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make, and each Revolving Lender to participate in, Swing Loans pursuant to the Swing Line Commitment; up to an aggregate principal amount outstanding at any time equal to the Maximum Revolving Amount.

“Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure, and (c) the Letter of Credit Exposure.

“Revolving Credit Note” means a Revolving Credit Note, in the form of the attached Exhibit A, executed and delivered pursuant to Section 2.5(a) hereof.

“Revolving Lender” means a Lender with a percentage of the Revolving Credit Commitment as set forth on Schedule 1 hereto, or that acquires a percentage of the Revolving Credit Commitment pursuant to Section 2.10(b), 3.6 or 11.9 hereof.

“Revolving Loan” means a loan made to the Borrowers by the Revolving Lenders in accordance with Section 2.2(a) hereof.

“Sales Agent Advances” means loans, advances and other investments by a Credit Party in or to a Sales Agent.

“Sales Agents” means commissioned agents or agencies and business entities formed by commissioned agents or agencies which provide goods or services to a Credit Party in connection with the transportation of goods.

“Sanctioned Country” means any country or territory (a) which is itself the subject or target of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctions” means any sanctions administered or enforced from time to time by (a) the U.S. government, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authorities.

“Secured Obligations” means, collectively, (a) the Obligations, (b) all obligations and liabilities of the Companies owing to a Lender (or an entity that is an Affiliate of a then existing Lender) under Hedge Agreements, and (c) the Bank Product Obligations owing to a Lender (or an entity that is an Affiliate of a then existing Lender) under Bank Product Agreements; provided that Secured Obligations of a Credit Party shall not include Excluded Swap Obligations owing from such Credit Party.

“Securities Account” means a securities account, as that term is defined in the U.C.C.

“Securities Account Control Agreement” means each Securities Account Control Agreement (or similar agreement with respect to a Securities Account) among a Credit Party, the Administrative Agent and a Securities Intermediary, to be in form and substance reasonably satisfactory to the Administrative Agent, as the same may from time to time be amended, restated or otherwise modified.

“Securities Intermediary” means a clearing corporation or a Person, including, without limitation, a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

“Security Agreement” means each Security Agreement (and each document of similar import creating a Lien under the laws of a jurisdiction located outside of the United States), executed and delivered by one or more Guarantors of Payment in favor of the Administrative Agent, for the benefit of the Lenders, as the same may from time to time be amended, restated or otherwise modified.

“Security Agreement Joinder” means each Security Agreement Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Security Agreement.

“Security Document” means each Security Agreement, each Security Agreement Joinder, each Pledge Agreement, each Intellectual Property Security Agreement, each Collateral Access Agreement, each Control Agreement, and each document of similar import creating or perfecting a Lien under the laws of a jurisdiction located outside of the United States, and each other agreement executed or provided to the Administrative Agent in connection with any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Index Adjustment” means a percentage per annum equal to one-tenth of one percent (0.10%).

“SOFR Loan” means a Daily Simple SOFR Loan or a Term SOFR Loan.

“Standard & Poor’s” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Subordinated Debt Documents” means each subordinated promissory note or agreement issued by a Credit Party to Parent, and each other promissory note, instrument and agreement executed in connection therewith.

“Subordinated Indebtedness” means Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Administrative Agent, including pursuant to the Intercompany Subordination Agreement) in favor of the prior payment in full of the Obligations.

“Subsidiary” means, with respect to any Person, (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by such Person or by one or more other subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (b) a partnership, limited liability company or unlimited liability company of which such Person, one or more other subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which such Person, one or more other subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

“Supporting Letter of Credit” means a standby letter of credit, in form and substance satisfactory to the Issuing Lender, issued by an issuer satisfactory to the Administrative Agent and the Issuing Lender.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means, with respect to any Company, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, as to any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Loans to the Borrowers, on a discretionary basis, up to the aggregate amount at any time outstanding of Twenty Million Dollars ($20,000,000).

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Loans outstanding.

“Swing Line Lender” means KeyBank, as holder of the Swing Line Commitment.

“Swing Line Note” means the Swing Line Note, in the form of the attached Exhibit B, executed and delivered pursuant to Section 2.5(b) hereof.

“Swing Loan” means a loan that shall be denominated in Dollars made to the Borrowers by the Swing Line Lender under the Swing Line Commitment, in accordance with Section 2.2(c) hereof.

“Swing Loan Maturity Date” means, with respect to any Swing Loan, the earliest of (a) thirty (30) days after the date such Swing Loan is made, (b) demand by the Swing Line Lender, or (c) the last day of the Commitment Period.

“Synthetic Indebtedness” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including, any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period (and rounded in accordance with the Administrative Agent’s customary practice), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern Time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day, and for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Base Rate is determined, subject to the proviso provided above.

“Term SOFR Administrator” means CME Group Benchmark Administration Ltd. (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means a Revolving Loan described in Section 2.2(a) hereof, in each case on which the Borrowers shall pay interest at the Derived Term SOFR Rate.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Trade Date” means that term as defined in Section 11.9(g)(i) hereof.

“UACL Subsidiaries” means Universal Capacity Solutions Holdings, Inc., a Michigan corporation, and each of its Subsidiaries.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “U.C.C.” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“U.C.C. Financing Statement” means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time, in the relevant state or states.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” means that term as defined in Section 3.2(e) hereof.

“United States” or “U.S.” means the United States of America.

“Universal Group” means Parent and its Subsidiaries, excluding the UACL Subsidiaries; provided that in the event Immaterial Subsidiaries, Parent and Foreign Subsidiaries, collectively, represent more than five percent (5%) of Combined EBITDA, “Universal Group” means the Borrowers and the Guarantors of Payment under this Agreement.

“Universal Management” means that term as defined in the first paragraph of this Agreement.

“Unrestricted Domestic Cash Amount” means, at any date, that portion of a Borrower’s or a Domestic Guarantor of Payment’s aggregate cash and Cash Equivalents that is on deposit with one or more Lenders and that is not encumbered by or subject to any Lien (other than in favor of the Administrative Agent), setoff (other than ordinary course setoff rights of a depository bank arising under a bank depository agreement for customary fees, charges and other account-related expenses due to such depository bank thereunder), counterclaim, recoupment, defense or other right in favor of any Person.

“UTS” means UTS Realty, LLC, a Michigan limited liability company.

“UTSI” means UTSI Finance, Inc., a Michigan corporation.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Welfare Plan” means an ERISA Plan that is a “welfare plan” within the meaning of ERISA Section 3(l).

“Write‑Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2. Accounting Terms.

(a) Any accounting term not specifically defined in this Agreement shall be deemed to include the interpretation and determination of such accounting term in accordance with GAAP.

(b) If any change in the rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board (or any successor thereto or agency with similar function) is made with respect to GAAP, or if the Universal Group adopts the International Financial Reporting Standards, and such change or adoption results in a change in the calculation of any component (or components in the aggregate) of the financial covenants set forth in Section 5.7 hereof or the related financial definitions, at the option of the Administrative Agent, the Required Lenders or the Administrative Borrower, the parties hereto will enter into good faith negotiations to amend such financial covenants and financial definitions in such manner as the parties shall agree, each acting reasonably, in order to reflect fairly such change or adoption so that the criteria for evaluating the financial condition of the Universal Group shall be the same in commercial effect after, as well as before, such change or adoption is made (in which case the method and calculating such financial covenants and definitions hereunder shall be determined in the manner so agreed); provided that, until so amended, such calculations shall continue to be computed in accordance with GAAP as in effect prior to such change or adoption.

(c) Notwithstanding the foregoing, the definition of Capitalized Lease Obligations and all financial covenants contained herein shall be calculated, and compliance with negative covenants contained herein shall be determined, without giving effect to Accounting Standards Codification 842 (or any other Accounting Standards Codification having similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement) would be required to be treated as a capital lease thereunder where such lease (or arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of such Accounting Standards Codification.

Section 1.3. Terms Generally. The foregoing definitions shall be applicable to the singular and plural forms of the foregoing defined terms. Unless otherwise defined in this Article I, terms that are defined in the U.C.C. are used herein as so defined.

Section 1.4. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 1.5. Rates. The interest rate on Loans denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Daily Simple SOFR,

Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Administrative Agent will, in keeping with industry practice, continue using its current rounding practices in connection with the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. In connection with the use or administration of Daily Simple SOFR and Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Administrative Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR and Term SOFR.

ARTICLE II. AMOUNT AND TERMS OF CREDIT

Section 2.1. Amount and Nature of Credit.

(a) Subject to the terms and conditions of this Agreement, the Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Loans to the Borrowers, participate in Swing Loans made by the Swing Line Lender to the Borrowers, and issue or participate in Letters of Credit at the request of the Borrowers, in such aggregate amount as the Borrowers shall request pursuant to the Commitment.

(b) Each Lender, for itself and not one for any other, agrees to make Loans, participate in Swing Loans, and issue or participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by the Borrowers or the issuance of a Letter of Credit, the aggregate outstanding principal amount of Loans made by such Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender’s pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Maximum Revolving Amount for such Lender. Each borrowing (other than Swing Loans which shall be risk participated on a pro rata basis) from the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders.

(c) The Loans may be made as Revolving Loans as described in Section 2.2(a) hereof and as Swing Loans as described in Section 2.2(c) hereof, and Letters of Credit may be issued in accordance with Section 2.2(b) hereof.

Section 2.2. Revolving Credit Commitment.

(a) Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Revolving Lenders shall make a Revolving Loan or Revolving Loans to the Borrowers in such amount or amounts as the Administrative Borrower, through an Authorized Officer, may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the Letter of Credit Exposure and the Swing Line Exposure. The Borrowers shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans or SOFR Loans. Subject to the provisions of this Agreement, the Borrowers shall be entitled to borrow Revolving Loans, repay the same in whole or in part and re-borrow Revolving Loans hereunder at any time and from time to time during the Commitment Period. The aggregate outstanding amount of all Revolving Loans shall be payable in full on the last day of the Commitment Period.

(b) Letters of Credit.

(i) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Issuing Lender shall, in its own name, on behalf of the Revolving Lenders, issue such Letters of Credit for the account of a Borrower or a Domestic Guarantor of Payment, as the Administrative Borrower, through an Authorized Officer, may from time to time request. The Administrative Borrower shall not request any Letter of Credit (and the Issuing Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, or (B) the Revolving Credit Exposure would exceed the Revolving Credit Commitment. The issuance of each Letter of Credit shall confer upon each Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Revolving Lender’s Commitment Percentage.

(ii) Request for Letter of Credit. Each request for a Letter of Credit shall be delivered to the Administrative Agent (and to the Issuing Lender, if the Issuing Lender is a Lender other than the Administrative Agent) by an Authorized Officer not later than 11:00 A.M. (Eastern time) three (3) Business Days prior to the date of the proposed issuance of the Letter of Credit (or such shorter period as may be reasonably acceptable to the Issuing Lender). Each such request shall be in a form acceptable to the Administrative Agent (and the Issuing Lender, if the Issuing Lender is a Lender other than the Administrative Agent) and shall specify the face amount thereof, whether such Letter of Credit is a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the requested date of issuance, amendment, renewal or extension, the expiry date thereof, and the nature of the transaction or obligation to be supported thereby.

Concurrently with each such request, the Borrowers, and any Domestic Guarantor of Payment for whose account the Letter of Credit is to be issued, shall execute and deliver to the Issuing Lender an appropriate application and agreement, being in the standard form of the Issuing Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by the Administrative Agent. The Administrative Agent shall give the Issuing Lender and each Revolving Lender notice of each such request for a Letter of Credit.

(iii) Commercial Documentary Letters of Credit Fees. With respect to each Letter of Credit that shall be a commercial documentary letter of credit and the drafts thereunder, whether issued for the account of a Borrower or a Domestic Guarantor of Payment, the Borrowers agree to (A) pay to the Administrative Agent, for the pro rata benefit of the Revolving Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, in an amount equal to the aggregate sum of the Letter of Credit Fee for such Letter of Credit for each day of such quarter; (B) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit is issued, amended or renewed, at the rate of one-eighth percent (1/8%) of the face amount of such Letter of Credit; and (C) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Issuing Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

(iv) Standby Letters of Credit Fees. With respect to each Letter of Credit that shall be a standby letter of credit and the drafts thereunder, if any, whether issued for the account of a Borrower or a Domestic Guarantor of Payment, the Borrowers agree to (A) pay to the Administrative Agent, for the pro rata benefit of the Revolving Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, in an amount equal to the aggregate sum of the Letter of Credit Fee for such Letter of Credit for each day of such quarter; (B) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit is issued, amended or renewed at the rate of one-eighth percent (1/8%) of the face amount of such Letter of Credit; and (C) pay to the Administrative Agent, for the sole benefit of the Issuing Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Issuing Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

(v) Refunding of Letters of Credit with Revolving Loans. Whenever a Letter of Credit shall be drawn, the Borrowers shall promptly reimburse the Issuing Lender for the amount drawn. In the event that the amount drawn shall not have been reimbursed by the Borrowers within one Business Day of the date of the drawing of such Letter of Credit, at the sole option of the Administrative Agent (and the Issuing Lender, if the Issuing Lender

is a Lender other than the Administrative Agent), the Borrowers shall be deemed to have requested a Revolving Loan, subject to the provisions of Sections 2.2(a) and 2.6 hereof (other than the requirement set forth in Section 2.6(d) hereof), in the amount drawn. Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of the Administrative Agent and such Lender). Each Revolving Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Revolving Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(b)(v) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Administrative Agent, for the account of the Issuing Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. The Borrowers irrevocably authorize and instruct the Administrative Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(b)(v) to reimburse, in full (other than the Issuing Lender’s pro rata share of such borrowing), the Issuing Lender for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to the Borrowers hereunder. Each Revolving Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Revolving Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Revolving Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

(vi) Participation in Letters of Credit. If, for any reason, the Administrative Agent (and the Issuing Lender if the Issuing Lender is a Revolving Lender other than the Administrative Agent) shall be unable to or, in the opinion of the Administrative Agent, it shall be impracticable to, convert any amount drawn under a Letter of Credit to a Revolving Loan pursuant to the preceding subsection, the Administrative Agent (and the Issuing Lender if the Issuing Lender is a Revolving Lender other than the Administrative Agent) shall have the right to request that each Lender fund a participation in the amount due with respect to such Letter of Credit, and the Administrative Agent shall promptly notify each Revolving Lender thereof (by facsimile or email (in each case confirmed by telephone) or telephone (confirmed in writing)). Upon such notice, but without further action, the Issuing Lender hereby agrees to grant to each Revolving Lender, and each Revolving Lender hereby agrees to acquire from the Issuing Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Revolving Lender’s Commitment Percentage of the principal amount due with respect to such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Issuing Lender, such Revolving Lender’s ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Revolving Lender’s Commitment Percentage). Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by the Borrowers pursuant to this Section 2.2(b)(vi) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Each Revolving Lender shall comply with its obligation under this Section 2.2(b)(vi) by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 hereof with respect to Revolving Loans. Each Revolving Lender is hereby authorized to record on its records such Revolving Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

(vii) Auto-Renewal Letters of Credit. If the Administrative Borrower so requests, a Letter of Credit shall have an automatic renewal provision; provided that any Letter of Credit that has an automatic renewal provision must permit the Administrative Agent (or the Issuing Lender if the Issuing Lender is a Lender other than the Administrative Agent) to prevent any such renewal by giving prior notice to the beneficiary thereof not later than thirty (30) days prior to the renewal date of such Letter of Credit. Once any such Letter of Credit that has automatic renewal provisions has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Administrative Agent (and the Issuing Lender) to permit at any time the renewal of such Letter of Credit to an expiry date not later than one year after the last day of the Commitment Period.

(viii) Letters of Credit Outstanding Beyond the Commitment Period. If any Letter of Credit is outstanding upon the termination of the Commitment, then, prior to such termination, the Borrowers shall deposit with the Administrative Agent, for the benefit of the Issuing Lender, with respect to all outstanding Letters of Credit, either cash or a Supporting Letter of Credit, which, in each case, is (A) in an amount equal to one hundred five percent (105%) of the undrawn amount of the outstanding Letters of Credit, and (B) free and clear of all rights and claims of third parties. The cash shall be deposited in an escrow account at a financial institution designated by the Issuing Lender. The Issuing Lender shall be entitled to withdraw (with respect to the cash) or draw (with respect to the Supporting Letter of Credit) amounts necessary to reimburse the Issuing Lender for payments to be made under the Letters of Credit and any fees and expenses associated with such Letters of Credit, or incurred pursuant to the reimbursement agreements with respect to such Letters of Credit. The Borrowers shall also execute such documentation as the Administrative Agent or the Issuing Lender may reasonably require in connection with the survival of the Letters of Credit beyond the Commitment or this Agreement. After expiration of all undrawn Letters of Credit, the Supporting Letter of Credit or the remainder of the cash, as the case may be, shall promptly be returned to the Administrative Borrower.

(c) Swing Loans.

(i) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Lender shall make a Swing Loan or Swing Loans to the Borrowers in such amount or amounts as the Administrative Borrower, through an Authorized Officer, may from time to time request and to which the Swing Line Lender may agree; provided that the Administrative Borrower shall not request any Swing Loan if, after giving effect thereto, (A) the Revolving Credit Exposure would exceed the Revolving Credit Commitment, or (B) the Swing Line Exposure would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall be made in Dollars.

(ii) Refunding of Swing Loans. If the Swing Line Lender so elects, by giving notice to the Administrative Borrower and the Revolving Lenders, the Borrowers agree that the Swing Line Lender shall have the right, in its sole discretion, to require that the then outstanding Swing Loans be refinanced as a Revolving Loan. Such Revolving Loan shall be a Daily Simple SOFR Loan unless otherwise requested by and available to the Borrowers hereunder. Upon receipt of such notice by the Administrative Borrower and the Revolving Lenders, the Borrowers shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of such Swing Loan in accordance with Sections 2.2(a) and 2.6 hereof (other than the requirement set forth in Section 2.6(d) hereof). Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Revolving Lender has not requested a Revolving Credit Note, by the records of the Administrative Agent and such Revolving Lender). Each Revolving Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Revolving Lender acknowledges and agrees that such Revolving Lender’s obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(c)(ii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to the Administrative Agent, for the account of the Swing Line Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. The Borrowers irrevocably authorize and instruct the Administrative Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(c)(ii) to repay in full such Swing Loan. Each Revolving Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Revolving Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Revolving Lender’s pro rata share of the amounts paid to refund such Swing Loan.

(iii) Participation in Swing Loans. If, for any reason, the Swing Line Lender is unable to or, in the reasonable opinion of the Administrative Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding Section 2.2(b)(ii), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), the Administrative Agent shall have the right to request that each Lender fund a participation in such Swing Loan, and the Administrative Agent shall promptly notify each

Lender thereof (by facsimile or email (in each case confirmed by telephone) or telephone (confirmed in writing)). Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in the right to share in the payment of such Swing Loan in an amount equal to such Lender’s Commitment Percentage of the principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the benefit of the Swing Line Lender, such Lender’s ratable share of such Swing Loan (determined in accordance with such Lender’s Commitment Percentage). Each Lender acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.2(c)(iii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Each Lender shall comply with its obligation under this Section 2.2(c)(iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 hereof with respect to Revolving Loans to be made by such Lender (with such Lender to receive interest on their funded participation at the applicable interest rate for such Swing Loans).

Section 2.3. [Reserved].

Section 2.4. Interest.

(a) Interest on Revolving Loans. The outstanding principal amount of each Revolving Loan shall bear interest at a fluctuating rate per annum that shall at all times be equal to (i) during such periods as such Revolving Loan is a Base Rate Loan, the Derived Base Rate, (ii) during such periods as such Revolving Loan is a Term SOFR Loan, the Derived Term SOFR Rate, and (iii) during such periods as such Revolving Loan is a Daily Simple SOFR Loan, the Derived Daily Simple SOFR Rate

(b) Swing Loans. The Borrowers shall pay interest to the Administrative Agent, for the sole benefit of the Swing Line Lender (and any Lender that shall have funded a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one day.

(c) Accrual and Payment of Interest. The Borrowers shall pay interest on the unpaid principal amount of each Loan outstanding from time to time from the date thereof until paid: (i) in respect of each Base Rate Loan and SOFR Loan, on each Interest Payment Date and in the event of any conversion of any SOFR Loan prior to the end of the Interest Period therefor, accrued interest on such SOFR Loan shall be payable on the effective date of such conversion; and (ii) in respect of all Loans, at maturity (whether by acceleration or otherwise).

(d) Default Rate. Anything herein to the contrary notwithstanding, if an Event of Default shall occur, upon the election of the Required Lenders (i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate, (ii) the fee for the aggregate undrawn amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto, and (iii) in the case of any other amount not paid when due from the Borrowers hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate; provided that, during an Event of Default under Section 8.1 or 8.11 hereof, the applicable Default Rate shall apply without any election or action on the part of the Administrative Agent or any Lender.

(e) Limitation on Interest. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Administrative Borrower for distribution to the Borrowers, as appropriate. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

Section 2.5. Evidence of Indebtedness.

(a) Revolving Loans. Upon the request of a Revolving Lender, to evidence the obligation of the Borrowers to repay the portion of the Revolving Loans made by such Revolving Lender and to pay interest thereon, the Borrowers shall execute a Revolving Credit Note, payable to the order of such Revolving Lender in the principal amount equal to its Commitment Percentage of the Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made by such Revolving Lender; provided that the failure of a Revolving Lender to request a Revolving Credit Note shall in no way detract from the Borrowers’ obligations to such Revolving Lender hereunder.

(b) Swing Loans. Upon the request of the Swing Line Lender, to evidence the obligation of the Borrowers to repay the Swing Loans and to pay interest thereon, the Borrowers shall execute a Swing Line Note, payable to the order of the Swing Line Lender in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made by the Swing Line Lender; provided that the failure of the Swing Line Lender to request a Swing Line Note shall in no way detract from the Borrowers’ obligations to the Swing Line Lender hereunder.

Section 2.6. Notice of Loans and Credit Events; Funding of Loans.

(a) Notice of Loans and Credit Events. The Administrative Borrower, through an Authorized Officer, shall provide to the Administrative Agent a Notice of Loan prior to (i) 11:00 A.M. (Eastern time) on the proposed date of borrowing of, or conversion of a Loan to, a Base Rate Loan, (ii) 11:00 A.M. (Eastern time) three Business Days prior to the proposed date of borrowing of, continuation of, or conversion of a Loan to, a SOFR Loan, and (iii) 2:00 P.M. (Eastern time) on the proposed date of borrowing of a Swing Loan (or such later time as agreed to from time to time by the Swing Line Lender). An Authorized Officer of the Administrative Borrower may verbally request a Loan so long as such verbal request is immediately followed by a Notice of Loan, and, if the Administrative Agent or any Lender provides funds or initiates funding based upon such verbal request, the Borrowers shall bear the risk with respect to any information regarding such funding that is later determined to have been incorrect. The Borrowers shall comply with the notice provisions set forth in Section 2.2(b) hereof with respect to Letters of Credit. Any Revolving Loans automatically funded into a disbursement account pursuant to a “sweep” cash arrangement between the Borrowers and the Administrative Agent shall not require the delivery of a Notice of Loan.

(b) Funding of Loans. The Administrative Agent shall notify the Lenders of the date, amount and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan (other than for a Swing Loan, or a Revolving Loan to be funded as a Swing Loan), and, in any event, by 2:00 P.M. (Eastern time) on the date such Notice of Loan is received. On the date that the Credit Event set forth in such Notice of Loan is to occur, each such Lender shall provide to the Administrative Agent, not later than 3:00 P.M. (Eastern time), the amount in Dollars, in federal or other immediately available funds, required of it. If the Administrative Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, the Administrative Agent shall have the right, upon prior notice to the Administrative Borrower, to debit any account of one or more Borrowers or otherwise receive such amount from the Borrowers, promptly after demand, in the event that such Lender shall fail to reimburse the Administrative Agent in accordance with this subsection (b). The Administrative Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and the Administrative Agent shall elect to provide such funds.

(c) Conversion and Continuation of Loans.

(i) At the request of the Administrative Borrower to the Administrative Agent, subject to the notice and other provisions of this Agreement, the Lenders shall convert a Base Rate Loan or a Daily Simple SOFR Loan to one or more Term SOFR Loans at any time and shall convert a Term SOFR Loan to a Base Rate Loan or a Daily Simple SOFR Loan on any Interest Adjustment Date applicable thereto. Swing Loans may be converted by the Swing Line Lender to Revolving Loans in accordance with Section 2.2(c)(ii) hereof.

(ii) At the request of the Administrative Borrower to the Administrative Agent, subject to the notice and other provisions of this Agreement, the Lenders shall continue one or more Term SOFR Loans as of the end of the applicable Interest Period as a new Term SOFR Loan with a new Interest Period.

(d) Minimum Amount. Each request for:

(i) a Base Rate Loan or Daily Simple SOFR Loan shall be in an amount of not less than One Hundred Thousand Dollars ($100,000), increased by increments of Twenty-Five Thousand Dollars ($25,000);

(ii) a Term SOFR Loan shall be in an amount of not less than Two Hundred Fifty Thousand Dollars ($250,000), increased by increments of Fifty Thousand Dollars ($50,000); and

(iii) a Swing Loan may be in any amount as may be agreed by the Swing Line Lender.

(e) Interest Periods. The Borrowers shall not request that Term SOFR Loans be outstanding for more than six different Interest Periods at the same time.

Section 2.7. Payment on Loans and Other Obligations.

(a) Payments Generally. Each payment made hereunder or under any other Loan Document by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

(b) Payments from Borrowers. All payments (including prepayments) to the Administrative Agent of the principal of or interest on each Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by the Borrowers under this Agreement, shall be made in Dollars. All payments described in this subsection (b) shall be remitted to the Administrative Agent, at the address of the Administrative Agent for notices referred to in Section 11.4 hereof for the account of the Lenders (or the Issuing Lender or the Swing Line Lender, as appropriate) not later than 1:00 P.M. (Eastern time) on the due date thereof in immediately available funds. Any such payments received by the Administrative Agent (or the Issuing Lender or the Swing Line Lender) after 1:00 P.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

(c) Payments to Lenders. Upon the Administrative Agent’s receipt of payments hereunder, the Administrative Agent shall immediately distribute to the Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in the Swing Loans, or, with respect to Letters of Credit, certain of which payments shall be paid to the Issuing Lender) their respective ratable shares, if any, of the amount of principal, interest, and commitment and other fees received by the Administrative Agent for the account of such Lender. Payments received by the Administrative Agent shall be delivered to the Lenders in immediately available funds. Each Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans, SOFR Loans, Swing Loans and Letters of Credit, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of the Borrowers under this Agreement or any Note. The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of the Administrative Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal, interest and fees owing to each Lender.

(d) Timing of Payments. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided that, with respect to a Term SOFR Loan, if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

Section 2.8. Prepayment.

(a) Right to Prepay.

(i) The Borrowers shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Revolving Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Loans then outstanding, as designated by the Administrative Borrower. Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid. Prepayments of Base Rate Loans shall be without any premium or penalty.

(ii) The Borrowers shall have the right, at any time or from time to time, to prepay, for the benefit of the Swing Line Lender (and any Revolving Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by the Administrative Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.

(b) Notice of Prepayment. The Administrative Borrower shall give the Administrative Agent irrevocable written notice of prepayment of (i) a Base Rate Loan or Swing Loan by no later than 11:00 A.M. (Eastern time) on the Business Day on which such prepayment is to be made, and (ii) a SOFR Loan by no later than 1:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made. Swing Loans may be prepaid without advance notice if prepaid through a “sweep” cash management arrangement with the Administrative Agent.

(c) Minimum Amount for Term SOFR Loans. Each prepayment of a Term SOFR Loan shall be in the principal amount of not less than the lesser of Two Hundred Fifty Thousand Dollars ($250,000) or the principal amount of such Loan, or, with respect to a Swing Loan, the principal balance of such Swing Loan, except in the case of a mandatory payment pursuant to Section 2.12 or Article III hereof.

Section 2.9. Commitment and Other Fees.

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent, for the ratable account of the Revolving Lenders, as a consideration for the Revolving Credit Commitment, a commitment fee, for each day from the First Amendment Effective Date through the last day of the Commitment Period, in an amount equal to (i) (A) the Maximum Revolving Amount at the end of such day, minus (B) the Revolving Credit Exposure at the end of such day, multiplied by (ii) the Applicable Commitment Fee Rate in effect on such day divided by three hundred sixty (360). The commitment fee shall be payable quarterly in arrears, commencing on September 30, 2022 and continuing on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

(b) Administrative Agent Fee. The Borrowers shall pay to the Administrative Agent, for its sole benefit, the fees set forth in the Administrative Agent Fee Letter.

Section 2.10. Modifications to Commitment.

(a) Optional Reduction of Revolving Credit Commitment. The Borrowers may at any time and from time to time permanently reduce in whole or ratably in part the Maximum Revolving Amount to an amount not less than the then existing Revolving Credit Exposure, by giving the Administrative Agent not fewer than five Business Days’ written notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Lenders, of not less than Two Million Five Hundred Thousand Dollars ($2,500,000), increased in increments of One Million Dollars ($1,000,000). The Administrative Agent shall promptly notify each Revolving Lender of the date of each such reduction and such Revolving Lender’s proportionate share thereof. After each such partial reduction, the commitment fees payable hereunder shall be calculated upon the Maximum Revolving Amount as so reduced. If the Borrowers reduce in whole the Revolving Credit Commitment, on the effective date of such reduction (the Borrowers having prepaid in full the unpaid principal balance, if any, of the Loans, together with all interest (if any) and commitment and other fees accrued and unpaid with respect thereto, and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Revolving Credit Notes shall be delivered to the Administrative Agent marked “Canceled” and the Administrative Agent shall redeliver such Revolving Credit Notes to the Administrative Borrower. Any partial reduction in the Maximum Revolving Amount shall be effective during the remainder of the Commitment Period.

(b) Increase in Commitment.

(i) At any time during the Commitment Increase Period, the Borrowers may request that the Administrative Agent increase the Maximum Revolving Amount; provided that the aggregate amount of all increases made pursuant to this subsection (b) shall not exceed Two Hundred Million Dollars ($200,000,000). Each such request for an increase shall be in an amount of at least Ten Million Dollars ($10,000,000), increased by increments of One Million Dollars ($1,000,000), and may be made by either (A) increasing, for one or more Lenders, with their prior written consent, their respective Revolving Credit Commitments, or (B) including one or more Additional Lenders, each with a new commitment under the Revolving Credit Commitment, as a party to this Agreement (each an “Additional Commitment” and, collectively, the “Additional Commitments”).

(ii) During the Commitment Increase Period, all of the Lenders agree that the Administrative Agent, in its sole discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall execute an Additional Lender Assumption Agreement, (B) each Additional Commitment from an Additional Lender, if any, shall be in an amount of Ten Million Dollars ($10,000,000), (C) the Administrative Agent shall provide to the Borrowers and each Lender a revised Schedule 1 to this Agreement, including revised Commitment Percentages for each of the Lenders, if appropriate, at least three Business Days prior to the date of the effectiveness of such Additional Commitments (each an “Additional Lender Assumption Effective Date”), and (D) the Borrowers shall execute and deliver to the Administrative Agent and the Lenders such replacement or additional Notes as shall be required by the Administrative Agent (if Notes have been requested by such Lender or Lenders). The Lenders hereby authorize the Administrative Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders.

(iii) On each Additional Lender Assumption Effective Date, the Lenders shall make adjustments among themselves with respect to the Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to reallocate among such Lenders such outstanding amounts, based on the revised Commitment Percentages and to otherwise carry out fully the intent and terms of this Section 2.10(b) (and the Borrowers shall pay to the Lenders any amounts that would be payable pursuant to Section 3.3 hereof if such adjustments among the Lenders would cause a prepayment of one or more SOFR Loans). The Borrowers shall not request any increase in the Maximum Revolving Amount pursuant to this subsection (b) if a Default or an Event of Default shall then exist, or, after giving pro forma effect to any such increase, would exist. At the time of any such increase, at the request of the Administrative Agent, the Credit Parties and the Lenders shall enter into an amendment to evidence such increase and to address related provisions as deemed necessary or appropriate by the Administrative Agent.

Section 2.11. Computation of Interest and Fees. With the exception of Base Rate Loans, interest on Loans, Letter of Credit fees, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed.

Section 2.12. Mandatory Payments.

(a) Revolving Credit Exposure. If, at any time, the Revolving Credit Exposure shall exceed the Revolving Credit Commitment, the Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Revolving Loans sufficient to bring the Revolving Credit Exposure within the Revolving Credit Commitment.

(b) Swing Line Exposure. If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, the Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.

(c) Application of Mandatory Prepayments. Each prepayment required to be made pursuant to Section 2.10(a) hereof shall be applied in the following order: (i) first, to the outstanding Base Rate Loans, (ii) second, to the outstanding Daily Simple SOFR Loans, and (iii) third, to the outstanding Term SOFR Loans; provided that, in each case, if the outstanding principal amount of any Term SOFR Loan shall be reduced to an amount less than the minimum amount set forth in Section 2.6(d)(ii) hereof as a result of such prepayment, then such Term SOFR Loan shall be converted into a Base Rate Loan on the date of such prepayment. Any prepayment of a Term SOFR Loan pursuant to this Section 2.12 shall be subject to the prepayment provisions set forth in Article III hereof.

Section 2.13. Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent), the Borrowers shall Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 11.10(a)(iv) hereof and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a) Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of the Letter of Credit Exposure, to be applied pursuant to subsection (b) below. If, at any time, the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative

Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by such Defaulting Lender).

(b) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.13 or Section 11.10 hereof in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of the Letter of Credit Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.13 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided that (A) subject to Section 11.10 hereof, the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations, and (B) the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to any security interest granted pursuant to the Loan Documents.

Section 2.14. Liability of Borrowers.

(a) Joint and Several Liability. Each Borrower hereby authorizes the Administrative Borrower or any other Borrower to request Loans or Letters of Credit hereunder. Each Borrower acknowledges and agrees that the Administrative Agent and the Lenders are entering into this Agreement at the request of each Borrower and with the understanding that each Borrower is and shall remain fully liable, jointly and severally, for payment in full of the Obligations and any other amount payable under this Agreement and the other Loan Documents. Each Borrower agrees that it is receiving or will receive a direct pecuniary benefit for each Loan made or Letter of Credit issued hereunder.

(b) Appointment of Administrative Borrower. Each Credit Party hereby irrevocably appoints the Administrative Borrower as the borrowing agent and attorney-in-fact for all Credit Parties, which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed the Administrative Borrower. Each Credit Party hereby irrevocably appoints and authorizes the Administrative Borrower to (i) provide the Administrative Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement, (ii) take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and Letters of Credit, and (iii) exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Collateral of the Credit Parties in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Credit

Parties in the most efficient and economical manner and at their request, and that neither the Administrative Agent nor any Lender shall incur liability to any Credit Party as a result hereof. Each Credit Party expects to derive benefit, directly or indirectly, from the handling of the Collateral in a combined fashion since the successful operation of each Credit Party is dependent on the continued successful performance of the integrated group.

(c) Maximum Liability of Each Borrower and Rights of Contribution. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, in no event shall the maximum liability of any Borrower (or other Credit Party) exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of such Borrower (or Credit Party) from other Affiliates of such Borrower (or Credit Party)) would not render the rights to payment of the Administrative Agent and the Lenders hereunder void, voidable or avoidable under any applicable fraudulent transfer law (including with respect to Section 2.14(d) hereof). The Borrowers hereby agree as among themselves that, in connection with the payments made hereunder, each Borrower shall have a right of contribution from each other Borrower in accordance with applicable law. Such contribution rights shall be waived until such time as the Secured Obligations have been irrevocably paid in full, and no Borrower shall exercise any such contribution rights until the Secured Obligations have been irrevocably paid in full.

(d) Swap Obligations Keepwell Provision. Each Borrower, that is an “eligible contract participant” as defined in the Commodity Exchange Act, hereby jointly and severally, absolutely, unconditionally and irrevocably, undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party in order for such Credit Party to honor its obligations under the Loan Documents in respect of the Swap Obligations. The obligations of each such Borrower under this Section 2.14(d) shall remain in full force and effect until all Secured Obligations are paid in full. The Borrowers intend that this Section 2.14(d) constitute, and this Section 2.14(d) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(e) Waivers of Each Borrower. In the event that any obligation of any Borrower under this Agreement is deemed to be an agreement by such Borrower to answer for the debt or default of another Credit Party or as an hypothecation of property as security therefor, each Borrower represents and warrants that (i) no representation has been made to such Borrower as to the creditworthiness of such other Credit Party, and (ii) such Borrower has established adequate means of obtaining from such other Credit Party on a continuing basis, financial or other information pertaining to such other Credit Party’s financial condition. Each Borrower expressly waives, except as permitted by applicable Law and expressly required under this Agreement, diligence, demand, presentment, protest and notice of every kind and nature whatsoever, consents to the taking by the Administrative Agent and the Lenders of any additional security of another Credit Party for the obligations secured hereby, or the alteration or release in any manner of any security of another Credit Party now or hereafter held in connection with the Secured Obligations, and consents that the Administrative Agent, the Lenders and any other Credit Party may deal with each other in connection with such obligations or otherwise, or alter any contracts now or hereafter existing between them, in any manner whatsoever, including without limitation the renewal, extension, acceleration or changes in time for payment of any such obligations or in the terms or conditions of any security held. The Administrative Agent and the Lenders are hereby expressly given the right, at their option, to proceed in the enforcement of any of the Secured Obligations independently of any other remedy or security they may at any time hold in connection with such obligations secured and it shall not be necessary for the Administrative Agent and the Lenders to proceed upon or against or exhaust any other security or remedy before proceeding to enforce their rights against such Borrower. To the extent permitted by applicable Law, each Borrower further waives any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to the Administrative Agent and the Lenders by any other Credit Party until such time as the Commitment has been terminated and the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) have been repaid in full.

Section 2.15. Extension of Commitment Period.

(a) The Borrowers may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the Commitment Period to the extended date specified in such notice. Such notice shall (i) set forth the amount that will be subject to the Extension (which shall be in minimum increments of Ten Million Dollars ($10,000,000) and a minimum amount of Twenty-Five Million Dollars ($25,000,000)), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the Loans to which such Extension relates. Each Lender shall be offered an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other applicable extending Lender pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Administrative Borrower.

(b) The following shall be conditions precedent to the effectiveness of any Extension: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties set forth in Article VI hereof and in each other Loan Document shall be deemed to be made and shall be true and correct in all material respects on and as of the effective date of such Extension (except any representation or warranty that relates to an earlier date, shall be true and correct in all material respects as of such earlier date), (iii) the Issuing Lender and the Swing Line Lender shall have consented to any Extension of the Revolving Credit Commitment, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swing Line Loans at any time during the extended period and (iv) the terms of the Loans subject to such Extension shall comply with paragraph (c) of this Section 2.15.

(c) The terms of each Extension shall be determined by the Borrowers and the applicable extending Lenders and set forth in an Extension Amendment; provided that (i) the final maturity date of any extended Loan shall be no earlier than the last day of the Commitment Period, (ii) there shall be no scheduled amortization of the loans or reductions of commitments under any extended Revolving Loans, (iii) the extended Loans will rank pari passu in right of payment and with respect to security with the non-extended Loans, as applicable, and the borrowers and guarantors of the extended Loans, as applicable, shall be the same as the Borrowers and Guarantors with respect to the non-extended Loans, as applicable, and (iv) the interest rate margin, rate floors, fees, original issue discount and premium applicable to the extended Loans shall be determined by the Administrative Agent, the Borrowers and the applicable extending Lenders.

(d) In connection with any Extension, the Borrowers, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to implement the terms of any such Extension, including any amendments necessary to establish a new class of loans, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new class or tranche (including to preserve the pro rata treatment of the extended and non-extended Loans and to provide for the reallocation of outstanding Revolving Loans upon the expiration or termination of the commitments under any class or tranche), in each case on terms consistent with this Section 2.15.

Section 2.16. Addition of a Borrower. Addition of a Borrower At the request of the Administrative Borrower (with at least seven days prior written notice to the Administrative Agent and the Lenders), a Domestic Subsidiary, the equity interests of which are one hundred percent (100%) owned, directly or indirectly, by Parent may become a Borrower hereunder, provided that all of the following requirements shall have been met to the satisfaction of the Administrative Agent:

(a) Borrower Assumption Agreement. Each Borrower and such Domestic Subsidiary shall have executed and delivered to the Administrative Agent a fully executed a Borrower Assumption Agreement, prepared by the Administrative Agent, with such additional provisions as the Administrative Agent, in its reasonable discretion, may determine are necessary or appropriate. The Administrative Agent is hereby authorized by the Lenders to enter into such Borrower Assumption Agreement on behalf of the Lenders.

(b) Notes as Requested. Each Borrower and such Domestic Subsidiary shall have executed and delivered to (i) each Lender requesting a replacement Note or Notes such Lender’s replacement Note, and (ii) the Swing Line Lender a replacement Swing Line Note, if requested by the Swing Line Lender.

(c) Security Documents. Such Domestic Subsidiary shall have executed and delivered to the Administrative Agent, for the benefit of the Lenders, such Security Documents as may be deemed necessary by the Administrative Agent.

(d) Lien Searches. With respect to the property owned or leased by such Domestic Subsidiary, the Borrowers shall have caused to be delivered to the Administrative Agent (i) the results of Uniform Commercial Code lien searches, satisfactory to the Administrative Agent, (ii) the results of federal and state tax lien and judicial lien searches and pending litigation and bankruptcy searches, in each case satisfactory to the Administrative Agent, and (iii) Uniform Commercial Code termination statements reflecting termination of (or, if agreed to by the Administration Agent, amendments of) all U.C.C. Financing Statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 hereof.

(e) Officer’s Certificate, Resolutions, Organizational Documents. Such Domestic Subsidiary shall have delivered to the Administrative Agent an officer’s certificate (or comparable domestic document) certifying the names of the officers or members of such Domestic Subsidiary authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (A) the resolutions of the board of directors (or comparable documents) of such Domestic Subsidiary evidencing approval of the execution, delivery and performance of the Loan Documents and the execution and performance of other Related Writings to which such Domestic Subsidiary is a party, and the consummation of the transactions contemplated thereby, and (B) the Organizational Documents of such Domestic Subsidiary.

(f) Good Standing or Full Force and Effect Certificates. Such Domestic Subsidiary shall have delivered to the Administrative Agent a good standing certificate or full force and effect certificate, as the case may be, for such Domestic Subsidiary, issued on or about the date that such Domestic Subsidiary is to become a Domestic Subsidiary Borrower hereunder, by the Secretary of State in the state or states where such Domestic Subsidiary is incorporated or formed or qualified as a foreign entity.

(g) Legal Opinion. Such Domestic Subsidiary shall have delivered to the Administrative Agent an opinion of counsel for such Domestic Subsidiary, in form and substance reasonable satisfactory to the Administrative Agent.

(h) Insurance Certificates and Endorsements. Such Domestic Subsidiary shall have delivered to the Administrative Agent certificates of insurance on ACORD 25 and 27 or 28 form or other form acceptable to the Administrative Agent in its reasonable discretion and proof of endorsements satisfactory to the Administrative Agent and the Lenders, providing for adequate personal property and liability insurance for each Company, with the Administrative Agent, on behalf of the Lenders, listed as lender’s loss payee and additional insured, as appropriate.

(i) Miscellaneous. The Borrowers and such Domestic Subsidiary shall have provided to the Administrative Agent such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent (including, without limitation, a joinder to the Intercompany Subordination Agreement, if applicable).

ARTICLE III. INCREASED COSTS; ILLEGALITY; INABILITY TO DETERMINE RATES; TAXES

Section 3.1. Requirements of Law.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the applicable rate) or the Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in subparts (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on any Loan, Letter of Credit, or commitment or other obligation hereunder, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify the Administrative Borrower (with a copy to the Administrative Agent) of the event with reasonable detail by reason of which it has become so entitled.

(b) If any Lender shall have determined that, after the Closing Date, any Change in Law regarding capital adequacy or liquidity, or liquidity requirements, or in the interpretation or application thereof by a Governmental Authority or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such corporation with respect to capital adequacy and liquidity), then from time to time, upon submission by such Lender to the Administrative Borrower (with a copy to the Administrative Agent) of a written request therefor (which shall include the method for calculating such amount and reasonable detail with respect to such calculation), the Borrowers shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) For purposes of this Section 3.1 and Section 3.5 hereof, the Dodd-Frank Act, any requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) under Basel III, and any rules, regulations, orders, requests, guidelines and directives adopted, promulgated or implemented in connection with any of the foregoing, regardless of the date adopted, issued, promulgated or implemented, are deemed to have been introduced and adopted after the Closing Date.

(d) A certificate as to any additional amounts payable pursuant to this Section 3.1 submitted by any Lender to the Administrative Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error. In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its sole discretion) shall deem applicable. Notwithstanding anything herein to the contrary, the Borrowers shall not be required to compensate any Lender pursuant to this Section 3.1 for any amounts incurred more than two hundred seventy (270) days prior to the date that such Lender notifies the Administrative Borrower in writing of the amounts and of such Lender’s intention to claim compensation therefor; provided that, if the event giving rise to such additional amounts is retroactive, then the two hundred seventy (270) day period referred to above shall be extended to include the period of retroactive effect thereof. The obligations of the Borrowers pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 3.2. Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the reasonable discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Credit Party, then the Administrative Agent or such Credit Party shall be entitled to make such deduction or withholding, taking into consideration the documentation to be delivered pursuant to subsection (e) below.

(ii) If any Credit Party or the Administrative Agent shall be required by the Code or any other applicable Laws to withhold or deduct any Taxes, including United States federal backup withholding, United States withholding taxes and non-United States withholding taxes, from any payment, then (A) such Credit Party or the Administrative Agent as required by the Code or such Laws shall withhold or make such deductions as are determined by it to be required taking into consideration the documentation it has received pursuant to subsection (e) below, (B) such Credit Party or the Administrative Agent, to the extent required by the Code or such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code or such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that, after any required withholding or the making of all required deductions (including deductions and withholdings applicable to additional sums payable under this Section 3.2), the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Credit Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.2) payable or paid by such Recipient, or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

(ii) Each Lender and the Issuing Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the Issuing Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and, without limiting the obligation of the Credit Parties to do so), (B) the Administrative Agent and the Credit Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.9(d) hereof relating to the maintenance of a Participant Register, and (C) the Administrative Agent and the Credit Parties, as applicable, against any Excluded Taxes attributable to such Lender or the Issuing Lender, in each case, that are payable or paid by the Administrative Agent or a Credit Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the Issuing Lender hereby authorize the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this subpart (ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority, as provided in this Section 3.2, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Administrative Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.2(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense, or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Administrative Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable written request of the Administrative Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (y) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (z) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (y) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (z) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and other certification documents from each beneficial owner, as applicable; provided that if, the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate, substantially in the form of Exhibit G-4 hereto on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies or originals (as required) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Administrative Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Administrative Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subpart (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if, any form or certification it previously delivered pursuant to this Section 3.2 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the Issuing Lender, or have any obligation to pay to any Lender or the Issuing Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the Issuing Lender, as the case may be. If any Recipient determines, in its sole but reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.2, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 3.2 with respect to the Taxes giving rise to such refund); net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (f), in no event will the applicable Recipient be required to pay any amount to such Credit Party pursuant to this subsection (f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.2 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the Issuing Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all other Obligations.

Section 3.3. Breakage Compensation. The Borrowers shall compensate each Lender upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its SOFR Loans) which such Lender may sustain in connection with any of the following: (a) if for any reason (other than a default by such Lender or the Administrative Agent) a borrowing of a SOFR Loans does not occur on a date specified therefor in a Notice of Loan or a continuation or conversion (whether or not withdrawn by a Borrower or deemed withdrawn pursuant to Section 3.5 hereof); (b) if any repayment, prepayment, conversion or continuation of any SOFR Loan occurs on a date that is not the last day of an Interest Period applicable thereto; (c) if any prepayment of any of its SOFR Loans is not made on any date specified in a notice of prepayment given by the Borrowers; (d) as a result of an assignment by a Lender of any SOFR Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrower pursuant to Section 3.5 hereof or (e) as a consequence of (i) any other default by the Borrowers to repay or prepay any SOFR Loans when required by the terms of this Agreement or (ii) an election made pursuant to Section 3.5 hereof. The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.3 shall be delivered to the Administrative Borrower, together with a reasonably detailed calculation and description of such amounts, and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such request within ten (10) days after receipt thereof.

Section 3.4. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.1 or 3.2(a) or 3.2(c) hereof with respect to such Lender, it will, if requested by the Administrative Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate (or assign to) another lending office (or an Affiliate of such Lender, if practical for such Lender) for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.4 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 3.1, 3.2(a) or 3.2(c) hereof.

Section 3.5. SOFR Rate Lending Unlawful; Inability to Determine Rate.

(a) If the Administrative Agent determines that any applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for a Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to Daily Simple SOFR, Term SOFR or SOFR, or to determine or charge interest rates based upon Daily Simple SOFR, Term SOFR or SOFR, then, upon notice thereof to the

Administrative Borrower, (a) any obligation of Lenders to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (b) the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of Base Rate, in each case until the Administrative Agent notifies the Administrative Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from the Administrative Agent, prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (and in such case the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of Base Rate), (A) on the Interest Payment Date therefor, if the Administrative Agent may lawfully continue to maintain such SOFR Loans to such day, or immediately, if the Administrative Agent may not lawfully continue to maintain such SOFR Loans or (B) on the last day of the Interest Period therefor if the Administrative Agent may lawfully continue to maintain such SOFR Loans to such day, or immediately, if the Administrative Agent may not lawfully continue to maintain such SOFR Loans and (ii) the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to the Adjusted Term SOFR component thereof until it is no longer illegal for the Administrative Agent to determine or charge interest rates based upon Daily Simple SOFR or Term SOFR. Upon any such conversion, the Borrowers shall also pay any additional amounts required pursuant to Section 3.3 hereof.

(b) If the Administrative Agent determines (which determination shall be conclusive and binding on the Borrowers) that “Adjusted Daily Simple SOFR” or “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof other than due to a Benchmark Transition Event, the Administrative Agent will promptly so notify the Administrative Borrower. Upon notice thereof by the Administrative Agent to the Administrative Borrower, (i) any obligation of the Lenders to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, (ii) all SOFR Loans shall be immediately converted to Base Rate Loans (and in such case the Base Rate shall be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of Base Rate) and (iii) the component of Base Rate based upon the Adjusted Term SOFR will not be used in any determination of Base Rate until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein. Upon any such conversion, the Borrowers shall also pay any additional amounts required pursuant to Section 3.3 hereof.

(c) If the Administrative Agent determines (which determination shall be conclusive and binding on the Borrowers) that “Adjusted Daily Simple SOFR” or “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof as a result of a Benchmark Transition Event, the Administrative Agent will promptly so notify the Administrative Borrower, and the provisions of Section 3.8 hereof shall be applicable. Upon notice thereof by the Administrative Agent to the Administrative Borrower , (i) any obligation of the Lenders to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, (ii) all SOFR Loans shall be immediately converted to Base Rate Loans (and in such case the Base Rate shall be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of Base Rate) and (iii) the component of Base Rate based upon Adjusted Term SOFR will not be used in any determination of Base Rate. Upon receipt of such notice, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein. Unless and until the Administrative Agent and the Borrowers have amended this Agreement to provide for a Benchmark Replacement in accordance with Section 3.8 hereof, all Loans shall be Base Rate Loans.

Section 3.6. Replacement of Lenders. The Administrative Borrower shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to Section 3.1, 3.2(a) or 3.2(c) hereof, or asserts its inability to make a SOFR Loan pursuant to Section 3.5 hereof; provided that (a) such replacement does not conflict with any Law, (b) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (c) prior to any such replacement, such Lender shall have taken no action under Section 3.4 hereof so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.1, 3.2(a) or 3.2(c) hereof or, if it has taken any action, such request has still been made, (d) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement and assume all commitments and obligations of such replaced Lender, (e) the Borrowers shall be liable to such replaced Lender under Section 3.3 hereof if any Term SOFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (f) the replacement Lender, if not already a Lender, shall be satisfactory to the Administrative Agent, (g) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.9 hereof (provided that the Borrowers (or the succeeding Lender, if such Lender is willing) shall be obligated to pay the assignment fee referred to therein), and (h) until such time as such replacement shall be consummated, the Borrowers shall pay all additional amounts (if any) required pursuant to Section 3.1 3.2(a) or 3.2(c) hereof, as the case may be; provided that a Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to replace such Lender cease to apply.

Section 3.7. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender’s Loans in any manner such Lender deems to be appropriate; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Term SOFR Loan during the applicable Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to Adjusted Term SOFR for such Interest Period.

Section 3.8. Permanent Inability to Determine Rate; Benchmark Replacement.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this Section 3.8 hereof will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this clause (a), all Loans shall be converted into Base Rate Loans in accordance with the provisions of Section 3.5 hereof.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Administrative Borrower and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes. The Administrative Agent will notify the Administrative Borrower of the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.8.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for the applicable SOFR Loan of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon Adjusted Term SOFR (or then-current Benchmark) will not be used in any determination of Base Rate.

ARTICLE IV. CONDITIONS PRECEDENT

Section 4.1. Conditions to Each Credit Event. The obligation of the Lenders, the Issuing Lender and the Swing Line Lender to participate in any Credit Event shall be conditioned, in the case of each Credit Event, upon the following:

(a) all conditions precedent as listed in Section 4.2 hereof required to be satisfied prior to the first Credit Event shall have been satisfied prior to or as of the first Credit Event;

(b) the Administrative Borrower shall have submitted a Notice of Loan (other than for any Loans automatically funded into a disbursement account pursuant to a “sweep” cash arrangement between Borrower and Lender), or, with respect to a Letter of Credit, complied with the provisions of Section 2.2(b) hereof, and otherwise complied with Section 2.6 hereof;

(c) no Default or Event of Default shall then exist or immediately after such Credit Event would exist; and

(d) each of the representations and warranties contained in Article VI hereof shall be true and correct in all material respects (or, as to any representations and warranties which are subject to a materiality or Material Adverse Effect qualifier, true and correct in all material respects) as if made on and as of the date of such Credit Event, except to the extent that any thereof expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, as to any representations and warranties which are subject to a materiality or Material Adverse Effect qualifier, true and correct in all respects) as of such earlier date.

Each request by the Administrative Borrower or any other Borrower for a Credit Event shall be deemed to be a representation and warranty by the Borrowers as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (c) and (d) above. Notwithstanding the failure to satisfy the conditions precedent set forth in this Section 4.1, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make Loans, and the Issuing Lender may, but shall have no obligation to, issue, amend, renew or extend, or cause to be issued, amended, renewed or extended, any Letter of Credit for the ratable account and risk of the Lenders from time to time, if the Administrative Agent believes that making such Loans or issuing, amending, renewing or extending, or causing the issuance, amendment, renewal or extension of, any such Letter of Credit is in the best interests of the Lenders.

Section 4.2. Conditions to the First Credit Event. The Borrowers shall cause the following conditions to be satisfied on or prior to the Closing Date. The obligation of the Lenders, the Issuing Lender and the Swing Line Lender to participate in the first Credit Event is subject to the Borrowers satisfying each of the following conditions prior to or concurrently with such Credit Event:

(a) Notes as Requested. The Borrowers shall have executed and delivered to (i) each Revolving Lender requesting a Revolving Credit Note such Revolving Lender’s Revolving Credit Note, (ii) each Term Lender requesting a Term Note such Term Lender’s Term Note, and (iii) the Swing Line Lender the Swing Line Note, if requested by the Swing Line Lender.

(b) Guarantor Documents. Each Guarantor of Payment shall have executed and delivered to the Administrative Agent (i) a Guaranty of Payment, in form and substance satisfactory to the Administrative Agent, and (ii) a Security Agreement and such other documents or instruments, as may be required by the Administrative Agent to create or perfect the Liens of the Administrative Agent in the assets of such Guarantor of Payment, all to be in form and substance reasonably satisfactory to the Administrative Agent.

(c) Pledge Agreements. Parent and each Borrower and Guarantor of Payment that has a Subsidiary shall have (i) executed and delivered to the Administrative Agent, for the benefit of the Lenders, a Pledge Agreement, in form and substance satisfactory to the Administrative Agent, with respect to the Pledged Securities, (ii) executed and delivered to the Administrative Agent, for the benefit of the Lenders, appropriate transfer powers for each of the Pledged Securities that are certificated, and (iii) delivered to the Administrative Agent, for the benefit of the Lenders, the Pledged Securities (to the extent such Pledged Securities are certificated) of the Borrowers and Domestic Subsidiaries.

(d) Intellectual Property Security Agreements. Each Borrower and Guarantor of Payment that owns federally registered intellectual property shall have executed and delivered to the Administrative Agent, for the benefit of the Lenders, an Intellectual Property Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

(e) Collateral Access Agreements. The Borrowers shall have delivered a Collateral Access Agreement for the location of the applicable Credit Parties located at 12755 E. Nine Mile, Warren, Michigan, in form and substance satisfactory to the Administrative Agent and the Lenders.

(f) Intercompany Subordination Agreement. The Borrowers shall have delivered to the Administrative Agent an executed Intercompany Subordination Agreement.

(g) Delivery of Pledged Notes. With respect to any Pledged Notes, each Credit Party, as appropriate, has executed an appropriate endorsement on (or separate from) each such Pledged Note and has deposited such Pledged Note with the Administrative Agent.

(h) Lien Searches. With respect to the property owned or leased by each Borrower and Guarantor of Payment, and any other property securing the Obligations, the Borrowers shall have caused to be delivered to the Administrative Agent (i) the results of Uniform Commercial Code lien searches, satisfactory to the Administrative Agent and the Lenders, (ii) except as otherwise provided for in Section 4.3(c) hereof, the results of federal and state tax lien and judicial lien searches and pending litigation and bankruptcy searches, in each case satisfactory to the Administrative Agent and the Lenders, and (iii) Uniform Commercial Code termination statements reflecting termination of (or, if agreed to by the Administration Agent, amendments of) all U.C.C. Financing Statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 hereof.

(i) Officer’s Certificate, Resolutions, Organizational Documents. The Borrowers shall have delivered to the Administrative Agent an officer’s certificate (or comparable domestic or foreign documents) certifying the names of the officers of each Credit Party authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of such Credit Party evidencing approval of the execution, delivery and performance of the Loan Documents and the execution, delivery and performance of other Related Writings to which such Party is a party, and the consummation of the transactions contemplated thereby, and (ii) the Organizational Documents of such Credit Party.

(j) Good Standing and Full Force and Effect Certificates. The Borrowers shall have delivered to the Administrative Agent a good standing certificate or full force and effect certificate (or comparable document, if neither certificate is available in the applicable jurisdiction), as the case may be, for each Credit Party, issued on or about the Closing Date by the Secretary of State in the state or states where such Credit Party is incorporated or formed or qualified as a foreign entity.

(k) Legal Opinion. The Borrowers shall have delivered to the Administrative Agent an opinion or opinions of counsel for each Credit Party, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

(l) Insurance Certificates. The Borrowers shall have delivered to the Administrative Agent certificates of insurance on ACORD 25 and 27 or 28 form or other form acceptable to the Administrative Agent in its reasonable discretion, in each case satisfactory to the Administrative Agent and the Lenders, providing for adequate personal property and liability insurance for each Credit Party, with the Administrative Agent, on behalf of the Lenders, listed as lender’s loss payee and additional insured, as appropriate.

(m) Financial Reports. The Borrowers shall have delivered to the Administrative Agent (i) an audited Consolidated balance sheet of Parent as of the end of the most recently completed fiscal year ended at least ninety (90) days prior to the Closing Date and the related audited Consolidated statements of income and cash flows of Parent for the two fiscal years most recently ended, and (ii) unaudited Consolidated balance sheet of Parent as of the end of each subsequent fiscal quarter ended at least fifty (50) days prior to the Closing Date and the related unaudited Consolidated statements of income and cash flows of Parent for the fiscal quarter then ended (prepared on the same basis as the statements referred to in the preceding clause (i)), in each case in accordance with GAAP.

(n) Pro-Forma Projections. The Borrowers shall have delivered to the Administrative Agent pro forma projections (including a pro forma closing balance sheet, pro forma statements of income and cash flows) for Parent and its Subsidiaries for the five fiscal years after the Closing Date and quarterly projections for the first four fiscal quarters after the Closing Date, including assumptions used in preparing the forecast financial statements, reasonably satisfactory to the Administrative Agent.

(o) Advertising Permission Letter. The Borrowers shall have delivered to the Administrative Agent an advertising permission letter, authorizing the Administrative Agent to publicize the transaction and specifically to use the names of the Borrowers in connection with “tombstone” advertisements in one or more publications selected by the Administrative Agent.

(p) Administrative Agent Fee Letter, Closing Fee Letter and Other Fees. The Borrowers shall have (i) executed and delivered to the Administrative Agent, the Administrative Agent Fee Letter and paid to the Administrative Agent, for its sole account, the fees stated therein, (ii) executed and delivered to the Administrative Agent, the Closing Fee Letter and paid to the Administrative Agent, for the benefit of the Lenders, the fees stated therein, and (iii) paid all documented reasonable out-of-pocket legal fees and expenses of the Administrative Agent in connection with the preparation and negotiation of the Loan Documents.

(q) Existing Credit Agreement. The Borrowers shall have delivered to the Administrative Agent an executed payoff letter with respect to (i) the credit facility among certain of the Credit Parties and PNC Bank, and (ii) the credit facility among certain of the Credit Parties and Comerica Bank, and, in each case, shall have terminated such agreement which termination shall be deemed to have occurred upon payment in full of all of the Indebtedness (other than any terms that expressly provide the termination thereof) outstanding thereunder and termination of the commitments established therein.

(r) Closing Certificate. The Borrowers shall have delivered to the Administrative Agent and the Lenders an officer’s certificate certifying that, as of the Closing Date, (i) no Default or Event of Default exists or immediately after the first Credit Event will exist, (ii) each of the representations and warranties contained in Article VI hereof are true and correct as of the Closing Date, and (iii) no Material Adverse Effect has occurred since December 31, 2017.

(s) Letter of Direction. The Borrowers shall have delivered to the Administrative Agent a letter of direction authorizing the Administrative Agent, on behalf of the Lenders, to disburse the proceeds of the Loans, which letter of direction includes the authorization to transfer funds under this Agreement and the wire instructions that set forth the locations to which such funds shall be sent.

(t) No Material Adverse Effect. No Material Adverse Effect, in the commercially reasonable opinion of the Administrative Agent, shall have occurred since December 31, 2017.

(u) KYC Information. Upon the reasonable request of any Lender at least three (3) days prior to the Closing Date, the Borrowers shall have provided to such Lender (i) the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, and (ii) if any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, in form and substance satisfactory to the Administrative Agent.

(v) Miscellaneous. The Borrowers shall have provided to the Administrative Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent or the Lenders.

Section 4.3. Post-Closing Conditions. On or before each of the dates specified in this Section 4.3 (unless a longer period is agreed to in writing by the Administrative Agent in its reasonable discretion), the Borrowers shall satisfy each of the following items specified in the subsections below:

(a) Control Agreements. No later than ninety (90) days after the Closing Date, the Borrowers shall deliver to the Administrative Agent an executed Control Agreement, in form and substance satisfactory to the Administrative Agent, for each Deposit Account and each Securities Account maintained by a Borrower or Guarantor of Payment.

(b) Collateral Access Agreements. No later than ninety (90) days after the Closing Date, the Borrowers shall deliver a Collateral Access Agreement, each in form and substance satisfactory to the Administrative Agent and the Lenders, for (i) the chief executive office of each Borrower and Guarantor of Payment not otherwise delivered pursuant to Section 4.2(e) hereof; and (ii) each other location of a Borrower or Guarantor of Payment where any of the collateral securing any part of the Obligations is located, unless (A) such location is owned by the Credit Party that owns the collateral located there, or (B) a Collateral Access Agreement would not otherwise be required pursuant to Section 5.21(e) hereof.

(c) Lien Searches. No later than ten (10) days after the Closing Date, the Borrowers shall deliver to the Administrative Agent the results of those certain federal and state tax lien and judicial lien searches and pending litigation and bankruptcy searches identified as outstanding as of the Closing Date, in each case satisfactory to the Administrative Agent.

(d) Insurance Endorsements. No later than thirty (30) days after the Closing Date, the Borrowers shall deliver to the Administrative Agent proof of endorsements to insurance policies satisfactory to the Administrative Agent, providing for adequate personal property and liability insurance for each Credit Party, with the Administrative Agent, on behalf of the Lenders, listed as lender’s loss payee and additional insured, as appropriate.

(f) Foreign Pledge Securities. No later than fort-five (45) days after the Closing Date, the Borrowers shall deliver to the Administrative Agent, for the benefit of the Lenders, the Pledged Securities (to the extent such Pledged Securities are certificated) of applicable Foreign Subsidiaries.

ARTICLE V. COVENANTS

Section 5.1. Insurance. Each Credit Party shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property (including, if applicable, insurance required by the National Flood Insurance Reform Act of 1994) in such form, written by such companies, in such amounts, for such periods, and against such risks as may be reasonably acceptable to the Administrative Agent, with provisions reasonably satisfactory to the Administrative Agent for, with respect to Credit Parties, payment of all losses thereunder to the Administrative Agent, for the benefit of the Lenders, and such Credit Party as their interests may appear (with lender’s loss payable and additional insured endorsements, as appropriate, in favor of the Administrative Agent, for the benefit of the Lenders), and, if required by the Administrative Agent during the occurrence of an Event of Default, the Borrowers shall deposit the policies with the Administrative Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior (or ten (10) days in the case of non-payment) written notice of cancellation to the Administrative Agent and the Lenders. Any sums received by the Administrative Agent, for the benefit of the Lenders, in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of the Administrative Agent, be applied upon the Obligations whether or not the same is then due and payable, or may be delivered to the Companies for the purpose of replacing, repairing, or restoring the insured property. The Administrative Agent is hereby authorized to act as attorney-in-fact for the Credit Parties, after the occurrence of an Event of Default, in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and the Borrowers shall pay to the Administrative Agent, upon demand, the cost thereof. Should the Borrowers fail to pay such sum to the Administrative Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of the Administrative Agent’s written request, the Borrowers shall furnish to the Administrative Agent such information about the insurance of the Credit Parties as the Administrative Agent may from time to time reasonably request, which information shall be prepared in form and detail reasonably satisfactory to the Administrative Agent and certified by a Financial Officer.

Section 5.2. Money Obligations. Each Credit Party shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) in the case of each Domestic Company, all of its material wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. §§ 206‑207) or any comparable provisions, and, in the case of each Foreign Guarantor of Payment, those obligations under foreign Laws with respect to employee source deductions, obligations and employer obligations to its employees; and (c) all of its other material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue.

Section 5.3. Financial Statements and Information.

(a) Quarterly Financials. The Borrowers shall deliver to the Administrative Agent and the Lenders, within forty-five (45) days after the end of each quarterly period of each fiscal year of Parent, balance sheets of the Parent and its Subsidiaries as of the end of such period and statements of income (loss), stockholders’ equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated basis, together with a consolidating schedule for the Borrowers and the Guarantors of Payment (in each case accordance with GAAP), in form and detail satisfactory to the Administrative Agent and the Lenders and certified by a Financial Officer.

(b) Annual Audit Report. The Borrowers shall deliver to the Administrative Agent and the Lenders, within ninety (90) days after the end of each fiscal year of Parent, an annual audit report of Parent and its Subsidiaries for that year (which report shall include balance sheets and statements of income (loss), stockholders’ equity and cash-flow for that period) prepared on a Consolidated basis, together with a consolidating schedule for the Borrowers and the Guarantors of Payment (in each case in accordance with GAAP), with such consolidating schedules certified by an unqualified opinion of an independent public accountant satisfactory to the Administrative Agent, all in form and detail satisfactory to the Administrative Agent and the Lenders.

(c) Compliance Certificate. The Borrowers shall deliver to the Administrative Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (a) and (b) above, a Compliance Certificate.

(d) Management Reports. The Borrowers shall deliver to the Administrative Agent and the Lenders, concurrently with the delivery of the quarterly and annual financial statements set forth in subsections (a) and (b) above, a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the systems, operations, financial condition or properties of the Companies.

(e) Pro-Forma Projections. The Borrowers shall deliver to the Administrative Agent and the Lenders, within forty-five (45) days after the end of each fiscal year of Parent, annual pro-forma projections of Parent and its Subsidiaries for each year remaining under this Agreement, and to include (i) for the next succeeding fiscal year, projected quarterly balance sheets, income statements, statements of cash-flows, (ii) a projection schedule for the Borrowers and the Guarantors of Payment, and (iii) a calculation of the projected compliance with the financial covenants set forth herein (as of the end of each fiscal quarter for the next succeeding fiscal year), all of the foregoing to be in form and detail reasonably acceptable to the Administrative Agent.

(f) Financial Information of the Companies. The Administrative Borrower shall deliver to the Administrative Agent and the Lenders, within ten (10) days of the written request of the Administrative Agent or any Lender, such other information about the financial condition, properties and operations of Parent or any Company as may from time to time be reasonably requested, which information shall be submitted in form and detail reasonably satisfactory to the Administrative Agent and the Lenders and certified by a Financial Officer of Parent, Company or Companies in question.

Section 5.4. Financial Records. Each Company shall at all times maintain true and complete in all material respects records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and, other than after the occurrence of an Event of Default, upon reasonable notice to such Company) permit the Administrative Agent or any Lender, or any representative of the Administrative Agent or such Lender, to examine such Company’s books and records and to make excerpts therefrom and transcripts thereof.

Section 5.5. Franchises; Change in Business.

(a) Each Company (other than an Immaterial Subsidiary) shall preserve and maintain at all times its existence, and its rights and franchises necessary for its business, except as otherwise permitted pursuant to Section 5.12 hereof.

(b) No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

Section 5.6. ERISA Pension and Benefit Plan Compliance.

(a) Generally. No Domestic Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. The Borrowers shall furnish to the Administrative Agent and the Lenders (a) as soon as possible and in any event within thirty (30) days after any Domestic Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Domestic Company, setting forth details as to such Reportable Event and the action that such Domestic Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Domestic Company, and (b) promptly after receipt thereof a copy of any notice such Domestic Company, or any member of the Controlled Group may receive from the PBGC or the IRS with respect to any ERISA Plan administered by such Domestic Company; provided that this latter subpart shall not apply to notices of general application promulgated by the PBGC or the IRS. The Borrowers shall promptly notify the Administrative Agent of any material taxes assessed, proposed to be assessed or that the Borrowers reasonably expect will be assessed against a Domestic Company by the IRS with respect to any ERISA Plan. As used in this Section 5.6(a), “material” means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of Combined Net Worth. As soon as practicable, and in any event within twenty (20) days, after any Domestic Company shall become aware that an ERISA Event shall have occurred, such Domestic Company shall provide the Administrative Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Domestic Company setting forth the details of the event and the action such Domestic Company or another Controlled Group member proposes to take with respect thereto unless otherwise disclosed on Schedule 6.11 hereto. The Borrowers shall, at the request of the Administrative Agent, deliver or cause to be delivered to the Administrative Agent true and correct copies of any documents relating to the ERISA Plan of any Domestic Company.

(b) Foreign Pension Plans and Benefit Plans. For each existing, or hereafter adopted, Foreign Pension Plan and Foreign Benefit Plan, the Administrative Borrower and each Foreign Guarantor of Payment shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Foreign Pension Plan or Foreign Benefit Plan, including under any funding agreements and all applicable Laws (including any fiduciary, funding, investment and administration obligations). All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Foreign Pension Plan or Foreign Benefit Plan shall be paid or remitted by the Administrative Borrower and each Foreign Guarantor of Payment in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable Laws. The Administrative Borrower and each Foreign Guarantor of Payment shall deliver to the Administrative Agent (i) if requested by the Administrative Agent, copies of each annual and other return, report or valuation with respect to each Foreign Pension Plan as filed with any applicable Governmental Authority; and (ii) promptly after receipt thereof, a copy of any material direction, order, notice, ruling or opinion that the Administrative Borrower and any Foreign Guarantor of Payment may receive from any applicable Governmental Authority with respect to any Foreign Pension Plan.

Section 5.7. Financial Covenants.

(a) Leverage Ratio. The Borrowers shall not suffer or permit, as of the end of each fiscal quarter of the Universal Group beginning with the fiscal quarter ending September 30, 2022, the Leverage Ratio to exceed 3.50 to 1.00 (or 4.00 to 1.00 during a Leverage Ratio Step-Up Period).

(b) Fixed Charge Coverage Ratio. The Borrowers shall not suffer or permit, as of the end of each fiscal quarter of the Universal Group beginning with the fiscal quarter ending September 30, 2022, the Fixed Charge Coverage Ratio to be less than 1.10 to 1.00.

(c) Financial Covenant Cure Provision. To the extent that the Borrowers are not in compliance with a financial covenant set forth in Section 5.7(a) and (b) above, (the “Failed Financial Covenant” or if the Borrowers are not in compliance with more than one financial covenant for the same period, the “Failed Financial Covenants”) for any applicable testing period (a “Failed Testing Period”), the Borrowers shall have the opportunity to recalculate the Failed Financial Covenant (or Failed Financial Covenants) for such Failed Testing Period by increasing the amount used for the Combined EBITDA calculation for such Failed Testing Period by the Cure Amount. Each Cure Amount shall consist of net proceeds from either (i) new cash equity contributions by Parent to one or more Borrowers, or (ii) Parent Intercompany Loans. The applicable Cure Amount must be received by the Borrowers by no later than ten (10) Business Days after the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate for the fiscal quarter that corresponds to the last day of the applicable Failed Testing Period. A recalculation of a Failed Financial Covenant (or Failed Financial Covenants) pursuant to this subsection (c) shall be deemed to render the Borrowers in compliance with such Failed Financial Covenant (or Failed Financial Covenants) for such Failed Testing Period for purposes of calculating the applicable financial covenant (but not for purposes of calculating any baskets hereunder, the Applicable Commitment Fee Rate, the Applicable Margin, reducing the Indebtedness of the Borrowers or for any other purpose). Any application of a Cure Amount as set forth above shall be deemed to have occurred during the last fiscal quarter of such Failed Testing Period and shall continue to be in effect (for such fiscal quarter) for so long as such fiscal quarter continues to be part of the financial covenant calculations. Notwithstanding anything in this subsection (c) to the contrary, the Borrowers shall not be permitted to cure a Failed Financial Covenant (or Failed Financial Covenants) for (A) two consecutive Failed Testing Periods, and (B) more than four Failed Testing Periods during the Commitment Period.

Section 5.8. Borrowing. No Company shall create, incur or have outstanding any Indebtedness of any kind; provided that this Section 5.8 shall not apply to the following:

(a) the Loans, the Letters of Credit and any other Indebtedness under the Loan Documents;

(b) the Indebtedness existing on the Closing Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof but only to the extent that the principal amount thereof does not increase after the Closing Date);

(c) loans to, and guaranties of Indebtedness of, a (i) Company who is not a Credit Party from a Credit Party in an aggregate amount not to exceed, when combined with the amounts permitted pursuant to Section 5.11(v)(~~i~~A) hereof, Ten Million Dollars ($10,000,000) at any time outstanding and (ii) Domestic Credit Party from another Domestic Credit Party;

(d) Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

(e) Indebtedness from Parent to one or more Borrowers (the “Parent Intercompany Loans”), so long as such Indebtedness is subject to the Intercompany Subordination Agreement;

(f) Indebtedness incurred in connection with the financing of Equipment and real property, so long as in each case (i) no Default or Event of Default shall exist at the time of the incurrence of such Indebtedness or, after giving pro forma effect to such incurrence, thereafter shall begin to exist and (ii) the Borrowers are in pro forma compliance with the Fixed Charge Coverage Ratio set forth in Section 5.7(b) hereof after giving pro forma effect to the incurrence of such Indebtedness;

(g) unsecured Indebtedness incurred or assumed in connection with Acquisitions permitted hereunder in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) at any time outstanding, so long as such Indebtedness is subordinated to the Obligations on terms and conditions satisfactory to the Administrative Agent in its reasonable discretion;

(h) any guarantees of Indebtedness permitted under Section 5.11;

(i) Indebtedness consisting of the contingent obligations described in Section 5.9(h) hereof;

(j) Indebtedness incurred in the ordinary course of business in connection with cash pooling, netting and cash management arrangements consisting of overdrafts or similar arrangements; provided that any such Indebtedness does not consist of Indebtedness for borrowed money and is owed to the financial institutions providing such arrangements and such Indebtedness is extinguished within three (3) Business Days;

(k) loans to a Foreign Guarantor of Payment that is organized under the laws of Mexico (or any political subdivision thereof) from a Credit Party in an aggregate amount not to exceed, when combined with the amounts permitted pursuant to Section 5.11(x) hereof Fifty Million Dollars ($50,000,000) at any time outstanding;

(~~k~~l) in addition to the Indebtedness listed above, secured or unsecured Indebtedness incurred by Foreign Subsidiaries (that are not Credit Parties), in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) at any time outstanding; and

(~~l~~m) other unsecured Indebtedness, in addition to the Indebtedness listed above, in an aggregate principal amount for all Companies not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) at any time outstanding.

Section 5.9. Liens. No Company shall create, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section 5.9 shall not apply to the following:

(a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

(b) other statutory Liens, including, without limitation, statutory Liens of landlords, carriers, warehousers, utilities, mechanics, repairmen, workers and materialmen, incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the incurring of Indebtedness or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(c) any Lien granted to the Administrative Agent, for the benefit of the Lenders (and any Affiliates thereof);

(d) the Liens existing on the Closing Date as set forth in Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby, and the amount and description of property subject to such Liens, shall not be increased;

(e) purchase money Liens on fixed assets securing Capitalized Lease Obligations, provided that such Liens are limited to the purchase price and only attach to the property being acquired;

(f) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

(g) Liens on assets financed with Indebtedness permitted to be incurred pursuant to Section 5.8(f) hereof;

(h) [reserved];

(i) Liens granted by a Company to secure Indebtedness permitted by Section 5.8(c) hereof, provided any such Liens are subject to an intercompany subordination agreement reasonably satisfactory to the Administrative Agent;

(j) subordinated Liens granted to secure Indebtedness permitted by Section 5.8(e) hereof;

(k) Liens arising by virtue of the rendition, entry or issuance against any, or any property of any Company, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section 8.8 hereof;

(l) Liens granted by Foreign Subsidiaries (that are not Credit Parties) to secure Indebtedness permitted by Section 5.8(~~k~~l) hereof; and

(m) other Liens, in addition to the Liens listed above, not incurred in connection with the incurring of Indebtedness, securing amounts, in the aggregate for all Companies, not to exceed One Million Dollars ($1,000,000) at any time.

No Company shall enter into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets) that would prohibit the Administrative Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company.

Section 5.10. Regulations T, U and X. No Company shall take any action that would result in any non‑compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

Section 5.11. Investments, Loans and Guaranties. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind (other than a Guarantor of Payment under the Loan Documents); provided that this Section 5.11 shall not apply to the following:

(i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

(ii) any investment in direct obligations of the United States or in certificates of deposit issued by a member bank (having capital resources in excess of Five Hundred Million Dollars ($500,000,000)) of the Federal Reserve System;

(iii) any investment in commercial paper or securities that at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody’s or Standard & Poor’s;

(iv) the holding of each of the Subsidiaries listed on Schedule 6.1 hereto, and the creation, acquisition and holding of and any investment in any new Subsidiary after the Closing Date so long as such new Subsidiary shall have been created, acquired or held, and investments made, in accordance with the terms and conditions of this Agreement, and provided that (A) any investments in and guaranties of the Indebtedness (permitted under Section 5.8(c) hereof) of, any Company who is not a Credit Party from a Credit Party is subject to the following subpart (v), and (B) any investments in any Foreign Guarantor of Payment that is organized under the laws of Mexico (or any political subdivision thereof) from a Credit Party is subject to subpart (x) below);

(v) (A) (i) loans to, investments in and guaranties of the Indebtedness (permitted under Section 5.8(c)(i) hereof) of, a ~~(i)~~ Company who is not a Credit Party from a Credit Party and (ii) loans to an Affiliate of a Company from a Credit Party, in an aggregate amount for the foregoing clauses (A)(i) and (ii) not to exceed, when combined with the amounts permitted pursuant to Section 5.8(c)(i) hereof, ~~Ten~~Twenty-Two Million Five Hundred Thousand Dollars $(~~10,000,000~~22,500,000) at any time outstanding; and (~~ii)~~B) loans to, investments in and guaranties of the Indebtedness (permitted under Section 5.8(c)(ii) hereof) of a Domestic Credit Party from another Domestic Credit Party; provided that, with respect to any loan made by a Credit Party permitted pursuant to the foregoing clause (A)(ii), upon the request of the Administrative Agent, any such loan shall be evidenced by a promissory note (in form and substance reasonably acceptable to the Administrative Agent), and the Administrative Borrower or the applicable Credit Party shall promptly deliver to the Administrative Agent the executed original of any such promissory note, together with an allonge or other endorsement prepared by the Administrative Agent executed in blank;

(vi) any advance or loan to an officer or employee of a Company as an advance on commissions, travel and other items in the ordinary course of business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of Five Hundred Thousand Dollars ($500,000) at any time outstanding;

(vii) Sales Agent Advances;

(viii) the investments existing as of the Closing Date set forth on Schedule 5.11 hereto; ~~and~~

(ix) Acquisitions permitted by Section 5.13~~.~~; and

(x) loans to and investments in a Foreign Guarantor of Payment that is organized under the laws of Mexico (or any political subdivision thereof) from or by a Credit Party in an aggregate amount not to exceed, when combined with the amounts permitted pursuant to Section 5.8(k) hereof, Fifty Million Dollars ($50,000,000) at any time outstanding.

For purposes of this Section 5.11, the amount of any investment in equity interests shall be based upon the initial amount invested and shall not include any appreciation in value or return on such investment.

Section 5.12. Merger and Sale of Assets. No Company shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

(a) ~~(i) a Company may merge with~~ a Borrower or a Domestic Guarantor of Payment may merge, amalgamate or consolidate with any other Company (provided that (i) if one of such Companies is a Borrower, such Borrower shall be the continuing or surviving Person~~)~~, (ii) ~~a Company (other than a Borrower) may merge with any one or more Guarantors of Payment (provided that a Guarantor of Payment~~if at least one of such Companies is a Credit Party, a Credit Party shall be the continuing or surviving Person, and (iii) if at least one of such Companies is a Domestic Credit Party, a Domestic Credit Party shall be the continuing or surviving Person) ~~or~~ ;

(b) a Foreign Guarantor of Payment may merge, amalgamate or consolidate with any other Foreign Subsidiary (provided that a Foreign Guarantor of Payment shall be the continuing or surviving Person);

(~~iii~~c) a Company that is not a Credit Party may merge, amalgamate or consolidate with ~~another~~any other Company (provided that if such Company is ~~not~~ a Credit Party, such Credit Party shall be the continuing or surviving Person);

(~~b~~d) a ~~Company~~Borrower or a Domestic Guarantor of Payment may sell, lease, transfer or otherwise dispose of any of its assets to (i) a Borrower or (ii) any Domestic Guarantor of Payment;

(~~c~~e) a ~~Company~~Foreign Guarantor of Payment may sell, lease, transfer or otherwise dispose of any of its assets ~~that are obsolete or no longer useful in such Company’s business~~to any other Credit Party;

(~~d~~f) a Company that is not a Credit Party may sell, lease, transfer or otherwise dispose of any of its assets to any other Company;

(g) a Company may sell, lease, transfer or otherwise dispose of any assets that are obsolete or no longer useful in such Company’s business;

(~~e~~h) a Company (other than a Borrower) may be dissolved, provided that, (i) if such Company is a ~~Credit Party~~Borrower or a Domestic Guarantor of Payment, all assets of such Company shall have been transferred to another Borrower or Domestic Guarantor of Payment, and (ii) if such Company is a Foreign Guarantor of Payment, all assets of such Company shall have been transferred to another Credit Party; and

(~~f~~i) a Company may sell, lease, transfer or otherwise dispose of its assets not otherwise permitted pursuant to this Section 5.12 so long as (i) no Default or Event of Default shall then exist or, after giving pro forma effect to such disposition, thereafter shall begin to exist, and (ii) the Borrowers shall be in pro forma compliance with the Fixed Charge Coverage Ratio (as set forth in Section 5.7(b) hereof) both before and after giving pro forma effect to such disposition.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, no Company will consummate any “Division” (as defined in Section 18-217 of the Delaware Limited Liability Company Act) or similar organizational change that may hereafter be permitted under any applicable statute of Delaware or any other jurisdiction unless the Required Lenders shall have expressly consented to any such action in writing.

Section 5.13. Acquisitions. No Company shall effect an Acquisition; provided that a Company may effect any Acquisition so long as:

(a) in the case of an Acquisition that involves a merger, amalgamation or other combination including a Borrower, such Borrower shall be the surviving entity;

(b) in the case of an Acquisition that involves a merger, amalgamation or other combination including a Credit Party (other than a Borrower), (i) a Credit Party shall be the surviving entity, and (ii) if at least one of the Credit Parties is a Domestic Credit Party, a Domestic Credit Party shall be the surviving entity;

(c) the business to be acquired shall be similar or related to the lines of business of the Companies;

(d) no Default or Event of Default shall exist prior to or, after giving pro forma effect to such Acquisition, thereafter shall begin to exist;

(e) such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired;

(f) for Acquisitions the consideration of which is in excess of Twenty Million Dollars ($20,000,000), the Borrowers shall have provided to the Administrative Agent and the Lenders (i) at least ten (10) days prior to such Acquisition (or such shorter time as may be agreed to by the Administrative Agent in its reasonable discretion), (A) historical financial statements of the target entity and a pro forma financial statement of the Universal Group accompanied by a certificate of a Financial Officer showing pro forma compliance with the financial covenants set forth in Section 5.7 hereof), both before and after giving effect to the proposed Acquisition and (B) a copy of the quality of earnings report with respect to the target, if one was prepared in connection with such Acquisition, and (ii) such other information regarding the Acquisition as the Administrative Agent and the Lenders may reasonably request;

(g) the Liquidity Amount shall be no less than Twenty-Five Million Dollars ($25,000,000) both prior to and after giving pro forma effect to such Acquisition;

(h) the Leverage Ratio, both prior to and after giving pro forma effect to such Acquisition, is less than one quarter (0.25) turn below the Leverage Ratio requirement then in effect pursuant to Section 5.7(a) hereof; and

(i) on or prior to the closing date for such Acquisition, the Borrowers shall have delivered to the Administrative Agent an officer’s certificate of the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in subparts (a) through (h) above have been satisfied or will be satisfied on or prior to the consummation of such Acquisition, along with executed copies of the Acquisition documents.

Section 5.14. Notice. Each Borrower shall cause a Financial Officer of such Borrower to promptly notify the Administrative Agent and the Lenders, in writing, whenever any of the following shall occur:

(a) a Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete;

(b) a Borrower learns of any litigation or proceeding against such Borrower before a court, administrative agency or arbitrator that is reasonably likely to have a Material Adverse Effect; or

(c) a Borrower learns that there has occurred or begun to exist any event, condition or thing that is reasonably likely to have a Material Adverse Effect.

Section 5.15. Restricted Payments. No Company shall make or commit itself to make any Restricted Payment at any time, except that:

(a) a Company may make Capital Distributions at any time so long as (i) no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, and (ii) the Borrowers are in compliance with the Fixed Charge Coverage Ratio (as set forth in Section 5.7(b) hereof) both before and after giving pro forma effect to such Capital Distribution; and

(b) the Companies may make regularly scheduled payments of principal and interest on Parent Intercompany Loans so long as (i) no Default or Event of Default shall then exist or, after giving pro forma effect to such payment, thereafter shall begin to exist, and (ii) the Borrowers are in compliance with the Fixed Charge Coverage Ratio (as set forth in Section 5.7(b) hereof) both before and after giving pro forma effect to such payment.

Section 5.16. Environmental Compliance. Each Domestic Company and Foreign Guarantor of Payment shall comply in all material respects with any and all applicable Environmental Laws and Environmental Permits including, without limitation, all Environmental Laws in jurisdictions in which such Domestic Company or Foreign Guarantor of Payment owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. The Administrative Borrower shall furnish to the Administrative Agent and the Lenders, promptly after receipt thereof, a copy of any notice any Domestic Company or Foreign Guarantor of Payment may receive from any Governmental Authority or private Person, or otherwise, that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Domestic Company or Foreign Guarantor of Payment , any real property in which such Domestic Company or Foreign Guarantor of Payment holds any interest or any past or present operation of such Domestic Company or Foreign Guarantor of Payment. No Domestic Company or Foreign Guarantor of Payment shall release or dispose of hazardous waste, solid waste or other wastes on, under or to any real property in which any Domestic Company holds any ownership interest or performs any of its operations, in violation of any Environmental Law. As used in this Section 5.16, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise. Each Borrower shall defend, indemnify and hold the Administrative Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys’ fees) arising out of or resulting from the noncompliance of any Domestic Company or Foreign Guarantor of Payment with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

Section 5.17. Affiliate Transactions. No Company shall, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate (other than a Credit Party), except for (i) transactions among Credit Parties which are not expressly prohibited by the terms of this Agreement and which are in the ordinary course of business, (ii) payment by Companies of Restricted Payments permitted under Section 5.15 hereof, (iii) transactions disclosed to the Administrative Agent in writing which are in the ordinary course of business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate, (iv) transactions with P.A.M. Transportation, Inc. and the MFS Entities which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate, and (v) payment of annual management fees in an aggregate amount not to exceed three percent (3%) of gross revenue per year so long as (i) no Default or Event of Default shall then exist or, after giving pro forma effect to such disposition, thereafter shall begin to exist, and (ii) the Borrowers shall be in pro forma compliance with the Fixed Charge Coverage Ratio (as set forth in Section 5.7(b) hereof) both before and after giving pro forma effect to such payment.

Section 5.18. Use of Proceeds. The Borrowers’ use of the proceeds of the Loans shall be for working capital and other general corporate purposes of the Companies, for the refinancing of existing Indebtedness, and for Acquisitions permitted hereunder. The Borrowers will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person, (a) (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, a Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise); or (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws.

Section 5.19. Corporate Names and Locations of Collateral. No Credit Party shall (a) change its corporate name, or (b) change its state, province or other jurisdiction, or form of organization, or extend or continue its existence in or to any other jurisdiction (other than its jurisdiction of organization at the date of this Agreement); unless, in each case, the Administrative Borrower shall have provided the Administrative Agent with at least thirty (30) days (or such lesser period of time as the Administrative Agent may agree in its reasonable discretion) prior written notice thereof. The Administrative Borrower shall also provide the Administrative Agent with at least thirty (30) days (or such lesser period of time as the Administrative Agent may agree in its reasonable discretion) prior written notification of (i) any change in any location where any Credit Party’s Inventory or Equipment is maintained, and any new locations where any Credit Party’s Inventory or Equipment is to be maintained; provided that, for purposes of the foregoing, rolling stock or other mobile Equipment shall not be deemed to be “maintained” in a location when in transit in the ordinary course of business, nor shall rolling stock or other mobile Equipment be deemed “maintained” in a location where it is temporarily located for repairs or maintenance; (ii) any change in the location of the office where any Credit Party’s records pertaining to its Accounts are kept; (iii) the location of any new places of business and the changing or closing of any of its existing places of business; and (iv) any change in the location of any Credit Party’s chief executive office. In the event of any of the foregoing or if otherwise deemed appropriate by the Administrative Agent, the Administrative Agent is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Administrative Agent’s sole discretion, to perfect or continue perfected the security interest of the Administrative Agent, for the benefit of the Lenders, in the Collateral. The Borrowers shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and security interests and shall promptly reimburse the Administrative Agent therefor if the Administrative Agent pays the same. Such amounts not so paid or reimbursed shall be Related Expenses hereunder.

Section 5.20. Subsidiary Guaranties, Security Documents and Pledge of Stock or Other Ownership Interest.

(a) Domestic Guaranties and Security Documents. Each Domestic Subsidiary of Parent (that is not an Immaterial Subsidiary) created, acquired or held subsequent to the Closing Date, shall promptly execute and deliver to the Administrative Agent, for the benefit of the Lenders, a Guaranty of Payment (or a Guaranty of Payment Joinder) of all of the Obligations and a Security Agreement (or a Security Agreement Joinder), such agreements to be prepared by the Administrative Agent and in form and substance acceptable to the Administrative Agent, along with any such other supporting documentation, Security Documents, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by the Administrative Agent. With respect to a Domestic Subsidiary that has been classified as an Immaterial Subsidiary, at such time that such Domestic Subsidiary no longer meets the requirements of an Immaterial Subsidiary, the Administrative Borrower shall provide to the Administrative Agent prompt written notice thereof, and shall provide, with respect to such Subsidiary, all of the documents referenced in the foregoing sentence.

(b) Foreign Subsidiary Guaranties and Security Documents. To the extent there shall be no material adverse tax consequences, each Subsidiary of a Foreign Guarantor of Payment shall, if requested in the reasonable discretion of the Administrative Agent, execute and deliver to the Administrative Agent, for the benefit of the Lenders, a Guaranty of Payment of the Obligations and a Security Agreement, such agreements to be prepared by the Administrative Agent and in form and substance acceptable to the Administrative Agent, along with any such other supporting documentation, Security Documents, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by the Administrative Agent. Anything in this subsection (b) to the contrary notwithstanding, if the execution and delivery of such Guaranty of Payment or Security Agreement under the laws of such foreign jurisdiction is impractical or cost prohibitive, in the reasonable judgment of the Administrative Agent, after consultation with the Administrative Borrower, then the Administrative Agent may forego such Guaranty of Payment or Security Agreement, as applicable, in such foreign jurisdiction.

(~~b~~c) Pledge of Stock or Other Ownership Interest. With respect to the creation or acquisition of a Domestic Subsidiary or first-tier Foreign Subsidiary of Parent or a Domestic Subsidiary of Parent, or of a Subsidiary of any Credit Party, Parent or the applicable Credit Party shall promptly deliver to the Administrative Agent, for the benefit of the Lenders, all of the share certificates (or other evidence of equity) owned by a Credit Party pursuant to the terms of a Pledge Agreement prepared by the Administrative Agent together with appropriate transfer powers, satisfactory to the Administrative Agent, and executed by the appropriate Credit Party or Parent, as applicable; provided that no such pledge shall include (i) shares of capital stock or other equity interests of any Foreign Subsidiary that is not a first-tier Foreign Subsidiary, and (ii) shares of voting capital stock or other voting equity interests in any first‑tier Foreign Subsidiary in excess of sixty‑five percent (65%) of the total outstanding shares of voting capital stock or other voting equity interest of such first‑tier Foreign Subsidiary; provided that the foregoing exclusion shall not apply with respect to the Equity Interests of a Foreign Guarantor of Payment.

(~~c~~d) Perfection or Registration of Interest in Foreign Shares. With respect to any foreign shares pledged to the Administrative Agent, for the benefit of the Lenders, on or after the Closing Date, the Administrative Agent shall at all times, in the reasonable discretion of the Administrative Agent or at the direction of the Required Lenders, have the right to perfect, at the Borrowers’ cost, payable upon request therefor (including, without limitation, any foreign counsel, or foreign notary, filing, registration or similar, fees, costs or expenses), its security interest in such shares in the respective foreign jurisdiction. Such perfection may include the requirement that the applicable Credit Party promptly execute and deliver to the Administrative Agent a separate pledge document (prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent), covering such equity interests, that conforms to the requirements of the applicable foreign jurisdiction, together with an opinion of local counsel as to the perfection of the security interest provided for therein, and all other documentation necessary or desirable to effect the foregoing and to permit the Administrative Agent to exercise any of its rights and remedies in respect thereof.

Section 5.21. Collateral. Each Credit Party shall:

(a) at all reasonable times and, except after the occurrence of an Event of Default, upon reasonable notice, allow the Administrative Agent and the Lenders by or through any of the Administrative Agent’s officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from such Credit Party’s books and other records, including, without limitation, the tax returns of such Credit Party, (ii) if an Event of Default exists, arrange for verification of such Credit Party’s Accounts, under reasonable procedures, directly with Account Debtors or by other methods, and (iii) examine and inspect such Credit Party’s Inventory and Equipment, wherever located;

(b) promptly furnish to the Administrative Agent or any Lender upon reasonable request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of such Credit Party’s Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as the Administrative Agent or such Lender may reasonably request;

(c) promptly notify the Administrative Agent in writing upon the acquisition or creation of any Accounts with respect to which the Account Debtor is the United States or any other Governmental Authority, or any business that is located in a foreign country;

(d) promptly notify the Administrative Agent in writing upon the acquisition or creation by any Credit Party of a Deposit Account or Securities Account not listed on Schedule 6.19 hereto, and provide for the execution of a Deposit Account Control Agreement or Securities Account Control Agreement with respect thereto within thirty (30) days (or such longer period of time as the Administrative Agent may agree in its reasonable discretion) of such acquisition or creation, if required by the Administrative Agent or the Required Lenders; provided that a Control Agreement shall not be required for a Deposit Account so long as (i) the balance of such Deposit Account does not exceed Fifty Thousand Dollars ($50,000) at any time, and (ii) the aggregate balance in all such Deposit Accounts (that are not maintained with the Administrative Agent) that are not subject to a Control Agreement does not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time;

(e) promptly upon providing the Administrative Agent of notification of any new or changed locations as required by Section 5.19 hereof, and to the extent such location is not owned by the Credit Party that owns the collateral located there, use commercially reasonable efforts to cause to be executed any Collateral Access Agreement that may be required by the Administrative Agent or the Required Lenders; provided that the Credit Parties shall not be required to deliver a Collateral Access Agreement for any Equipment or Inventory located at such location to the extent that the aggregate value of all Equipment and Inventory of all Companies maintained at such location does not exceed Ten Million Dollars ($10,000,000);

(f) promptly notify the Administrative Agent and the Lenders in writing of any information that the Credit Parties have or may receive with respect to the Collateral that might reasonably be determined to materially and adversely affect the value thereof or the rights of the Administrative Agent and the Lenders with respect thereto;

(g) maintain such Credit Party’s (i) Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, (ii) finished goods Inventory in saleable condition, and (iii) other items of Collateral, taken as an entirety, in such conditions as is consistent with generally accepted business practices, ordinary wear and tear excepted;

(h) deliver to the Administrative Agent, to hold as security for the Secured Obligations, within ten (10) Business Days after the written request of the Administrative Agent (or such longer period as agreed to in writing by the Administrative Agent), all certificated Investment Property owned by a Credit Party, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, or in the event such Investment Property is in the possession of a Securities Intermediary or credited to a Securities Account, execute with the related Securities Intermediary a Securities Account Control Agreement over such Securities Account in favor of the Administrative Agent, for the benefit of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent;

(i) provide to the Administrative Agent, on a quarterly basis (as necessary), a list of any patents, trademarks or copyrights that have been federally registered by a Credit Party since the last list so delivered, and provide for the execution of an appropriate Intellectual Property Security Agreement;

(j) provide to the Administrative Agent, promptly upon reasonable request, a schedule of assets with certificates of title owned by the Credit Parties; and

(k) upon reasonable request of the Administrative Agent, promptly take such action and promptly make, execute and deliver all such additional and further items, deeds, assurances, instruments and any other writings as the Administrative Agent may from time to time deem necessary, including, without limitation, chattel paper, to carry into effect the intention of this Agreement, or so as to completely vest in and ensure to the Administrative Agent and the Lenders their respective rights hereunder and in or to the Collateral.

Each Credit Party hereby authorizes the Administrative Agent, on behalf of the Lenders, to file U.C.C. Financing Statements or other appropriate notices with respect to the Collateral. If the aggregate value of the Inventory or Equipment of the Credit Parties (excluding LGSI) for which certificates of title or applications for title are issued or outstanding exceeds Ten Million Dollars ($10,000,000), the Borrowers or the applicable Credit Parties shall, at the written request of the Administrative Agent, promptly (i) execute and deliver to the Administrative Agent a short form security agreement, prepared by the Administrative Agent and in form and substance satisfactory to the Administrative Agent, and (ii) deliver such certificates or applications to the Administrative Agent bearing the correct name of the applicable Borrower or Credit Party, and cause the interest of the Administrative Agent, for the benefit of the Lenders, to be properly noted thereon. Each Credit Party hereby authorizes the Administrative Agent or the Administrative Agent’s designated agent (but without obligation by the Administrative Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Default or Event of Default), and the Borrowers shall promptly repay, reimburse, and indemnify the Administrative Agent and the Lenders for any and all Related Expenses. If any Credit Party fails to keep and maintain its Equipment in good operating condition, ordinary wear and tear excepted, the Administrative Agent may (but shall not be required to) so maintain or repair all or any part of such Credit Party’s Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to the Administrative Agent upon demand therefor; the Administrative Agent may, at its option, debit Related Expenses directly to any Deposit Account of a Company located at the Administrative Agent or the Revolving Loans.

Section 5.22. Property Acquired Subsequent to the Closing Date and Right to Take Additional Collateral. The Borrowers shall provide the Administrative Agent with prompt written notice with respect to any personal property (other than in the ordinary course of business and excluding Accounts, Inventory, Equipment and General Intangibles and other property acquired in the ordinary course of business) acquired by any Credit Party subsequent to the Closing Date. In addition to any other right that the Administrative Agent and the Lenders may have pursuant to this Agreement or otherwise, upon written request of the Administrative Agent, whenever made, the Borrowers shall, and shall cause each Guarantor of Payment to, grant to the Administrative Agent, for the benefit of the Lenders, as additional security for the Secured Obligations, a first Lien on any personal property of each Borrower and Guarantor of Payment (other than for leased equipment or equipment subject to a purchase money security interest in which the lessor or purchase money lender of such equipment holds a first priority security interest, in which case, if the property is not otherwise Excluded Property, the Administrative Agent shall have the right to obtain a security interest junior only to such lessor or purchase money lender), including, without limitation, such property acquired subsequent to the Closing Date, in which the Administrative Agent does not have a first priority Lien. The Borrowers agree, within ten (10) days after the date of such written request, to secure all of the Secured Obligations by delivering to the Administrative Agent security agreements, intellectual property security agreements, pledge agreements, mortgages (or deeds of trust, if applicable) or other documents, instruments or agreements or such thereof as the Administrative Agent may require. The Borrowers shall pay all recordation, legal and other expenses in connection therewith. With respect to property of a Foreign Guarantor of Payment, if the execution and delivery of any agreement or taking of any action in connection with the foregoing under the laws of the applicable foreign jurisdiction is impractical or cost prohibitive, in the reasonable judgment of the Administrative Agent, after consultation with the Administrative Borrower, then the Administrative Agent may elect to forego requiring the applicable Credit Parties from executing and delivering any such agreement or the taking of any such action.

Section 5.23. Restrictive Agreements. Except as set forth in this Agreement, the Borrowers shall not, and shall not permit any of their Domestic Subsidiaries or any Foreign Guarantor of Payment to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Domestic Subsidiary or Foreign Guarantor of Payment to (a) make, directly or indirectly, any dividend or other capital distribution to any ~~Borrower~~Company, (b) make, directly or indirectly, loans or advances or capital contributions to any ~~Borrower~~Company or (c) transfer, directly or indirectly, any of the properties or assets of such Domestic Subsidiary or Foreign Guarantor of Payment to any ~~Borrower~~Company; except for such encumbrances or restrictions existing under or by reason of (i) applicable Law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, or (iii) customary restrictions in security agreements or mortgages securing Indebtedness, or capital leases, of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or lease.

Section 5.24. Guaranty Under Material Indebtedness Agreement. No Domestic Subsidiary of a Borrower shall be or become a primary obligor or Guarantor of the Indebtedness incurred pursuant to any Material Indebtedness Agreement unless such Domestic Subsidiary of a Borrower shall also be a Guarantor of Payment under this Agreement prior to or concurrently therewith.

Section 5.25. Subordinated Debt Documents. The Borrowers shall not, without the prior written consent of the Administrative Agent, amend, restate, supplement or otherwise modify any of the Subordinated Debt Documents to the extent that such amendment, restatement, supplement or modification is not permitted under the Intercompany Subordination Agreement.

Section 5.26. Senior Ranking. The Indebtedness under the Subordinated Debt Documents shall, and the Borrowers shall take all necessary action to ensure that the Indebtedness under the Subordinated Debt Documents shall, at all times, be subordinated in right of payment to the Obligations.

Section 5.27. Amendment of Organizational Documents. Without the prior written consent of the Administrative Agent, no Domestic Company or Foreign Guarantor of Payment shall amend its Organizational Documents in any manner materially adverse to the Lenders.

Section 5.28. Fiscal Year of Borrowers. No Borrower shall change the date of its fiscal year-end without the prior written consent of the Administrative Agent. As of the Closing Date, the fiscal year end of each Borrower is December 31 of each year.

Section 5.29. Banking Relationship. Until payment in full of the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), each Borrower shall maintain its primary banking and depository relationship with the Administrative Agent.

Section 5.30. Compliance with Laws. The Borrowers shall, and shall cause each other Domestic Company to, comply in all material respects with all Laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they are subject, including, without limitation, all Environmental Laws, Anti-Corruption Laws and applicable Sanctions. The Borrowers shall cause the Foreign ~~Companies~~Subsidiaries of Parent to comply in all material respects with all Laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they are subject, including, without limitation, all Environmental Laws, except where a failure to so comply would not reasonably be expected to have a Material Adverse Effect. The Borrowers shall cause the Foreign ~~Companies~~Subsidiaries of Parent to comply in all material respects with Anti-Corruption Laws and applicable Sanctions. The Borrowers shall maintain in effect and enforce such policies and procedures as it has determined to be reasonably necessary to ensure compliance by the Companies and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.31. Beneficial Ownership. The Borrowers shall provide to the Administrative Agent and the Lenders: (a) confirmation of the accuracy of the information set forth in the most recent Beneficial Ownership Certification provided to the Administrative Agent and Lenders, promptly following any request therefor (or an updated Beneficial Ownership Certification if applicable); (b) a new Beneficial Ownership Certification, in form and substance acceptable to the Administrative Agent and each Lenders, when the individual(s) to be identified as a Beneficial Owner have changed; and (c) such other KYC Information reasonably requested by the Administrative Agent or any Lender.

Section 5.32. Further Assurances. The Borrowers shall, and shall cause each other Credit Party to, promptly upon request by the Administrative Agent, or the Required Lenders through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Required Lenders through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1. Corporate Existence; Subsidiaries; Foreign Qualification. Each Domestic Company and Foreign Guarantor of Payment is duly organized, validly existing and in good standing (or comparable concept in the applicable jurisdiction) under the Laws of its state or jurisdiction of incorporation or organization, and is duly qualified and authorized to do business and is in good standing (or comparable concept in the applicable jurisdiction) as a foreign entity in the jurisdictions set forth opposite its name on Schedule 6.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where a failure to so qualify would not reasonably be expected to have a Material Adverse Effect. Schedule 6.1 hereto sets forth, as of the Closing Date, each Borrower and each Subsidiary (and whether such Subsidiary is an Immaterial Subsidiary), its state (or jurisdiction) of formation, its relationship to the Borrowers, including the percentage of each class of stock or other equity interest owned by a Credit Party or the percentage of stock (or other equity interest) owned by a Credit Party or the percentage of stock (or other equity interest) owned by a Credit Party, each Person that owns the stock or other equity interest of each Company, its tax identification number, the location of its chief executive office and its principal place of business. Except as set forth on Schedule 6.1 hereto, each Borrower, directly or indirectly, owns all of the equity interests of each of its Subsidiaries.

Section 6.2. Corporate Authority. Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party’s board of directors or other governing body, as applicable, and are the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally. The execution, delivery and performance of the Loan Documents do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Credit Party under the provisions of, such Credit Party’s Organizational Documents or any material agreement to which such Credit Party is a party.

Section 6.3. Compliance with Laws and Contracts. Each Company:

(a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority necessary for the conduct of its business and is in compliance with all applicable Laws relating thereto, except where the failure to do so would not have a Material Adverse Effect;

(b) is in compliance in all material respects with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to Environmental Laws, occupational safety and health, and equal employment practices, except where the failure to be in compliance would not have a Material Adverse Effect;

(c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except with respect to any violation or default that would not have a Material Adverse Effect;

(d) has ensured that no Company, or to the knowledge of any Company, any director, officer, agent, employee or Affiliate of a Company, is a Person that is, or is owned or controlled by Persons that are (i) the subject of any Sanctions, or (ii) located, organized or resident in a Sanctioned Country;

(e) is in material compliance with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering Laws and regulations;

(f) has ensured that no Company or any director, officer, agent, employee or other person acting on behalf of a Company has taken any action, directly or indirectly, that would result in a violation by such persons of Anti-Corruption Laws, and the Credit Parties have instituted and maintain policies and procedures designed to ensure continued compliance therewith; and

(g) is in compliance, in all material respects, with the Patriot Act.

Section 6.4. Litigation and Administrative Proceedings. Except as disclosed on Schedule 6.4 hereto and for matters disclosed by Parent on its periodic public filings, there are (a) no lawsuits, actions, investigations, examinations or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before or by any Governmental Authority, arbitration board, or other tribunal that could reasonably be expected to have a Material Adverse Effect, (b) no orders, writs, injunctions, judgments, or decrees of any court or Governmental Authority to which any Company is a party or by which the property or assets of any Company are bound that could reasonably be expected to have a Material Adverse Effect, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining, that could reasonably be expected to have a Material Adverse Effect.

Section 6.5. Title to Assets. Each Credit Party has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof. As of the Closing Date, the Credit Parties own the real estate listed on Schedule 6.5 hereto.

Section 6.6. Liens and Security Interests. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is and will be no U.C.C. Financing Statement or similar notice of Lien outstanding covering any personal property of any Credit Party; (b) there is and will be no mortgage or charge outstanding covering any real property of any Credit Party; and (c) no real or personal property of any Credit Party is subject to any Lien of any kind. The Administrative Agent, for the benefit of the Lenders, upon the filing of the U.C.C. Financing Statements and taking such other actions necessary to perfect its Lien against collateral of the corresponding type as authorized hereunder will have a valid and enforceable first Lien on the collateral securing the Secured Obligations to the extent such Lien may be perfected by the filing of a U.C.C. Financing Statement. No Credit Party has entered into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets) that exists on or after the Closing Date that would prohibit the Administrative Agent or the Lenders from acquiring a Lien on, or a collateral assignment of, any of the property or assets of any Credit Party.

Section 6.7. Tax Returns. All federal, state and local tax returns and other material reports required by law to be filed in respect of the income, business, properties and employees of each Domestic Company and Foreign Guarantor of Payment have been timely filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid prior to delinquency, except as otherwise permitted herein. The provision for taxes on the books of each Domestic Company and Foreign Guarantor of Payment is adequate for all years not closed by applicable statutes and for the current fiscal year.

Section 6.8. Environmental Laws. Each Domestic Company and Foreign Guarantor of Payment is in compliance in all material respects with all applicable Environmental Laws, including, without limitation, all applicable Environmental Laws in all jurisdictions in which any Domestic Company or Foreign Guarantor of Payment owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law or Environmental Permit is pending or, to the best knowledge of each Domestic Company and Foreign Guarantor of Payment, threatened, against any Domestic Company or Foreign Guarantor of Payment, any real property in which any Domestic Company or Foreign Guarantor of Payment holds or has held an interest or any present operation of any Domestic Company or Foreign Guarantor of Payment. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being remediated in accordance with Environmental Laws), on, under or to any real property in which any Domestic Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section 6.8, “litigation or proceeding” means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.

Section 6.9. Locations. As of the Closing Date, the Credit Parties have places of business or maintain their Accounts, Inventory and Equipment at the locations (including third party locations) set forth on Schedule 6.9 hereto, and each Credit Party’s chief executive office is set forth on Schedule 6.9 hereto. Schedule 6.9 hereto further specifies whether each location, as of the Closing Date, (a) is owned by the Credit Parties, or (b) is leased by a Credit Party from a third party, and, if leased by a Credit Party from a third party, if a Collateral Access Agreement has been requested. As of the Closing Date, Schedule 6.9 hereto correctly identifies the name and address of each third party location where assets of the Credit Parties are located.

Section 6.10. Continued Business. There exists no actual, pending, or, to each Borrower’s knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Domestic Company or Foreign Guarantor of Payment and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Domestic Company or Foreign Guarantor of Payment from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

Section 6.11. Employee Benefits Plans.

(a) US Employee Benefit Plans. Schedule 6.11 hereto identifies each ERISA Plan as of the Closing Date. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Except as set forth on Schedule 6.11 hereto, full payment has been made of all amounts that a Controlled Group member is required, under applicable Law or under the governing documents, to have paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. To the knowledge of the Borrowers, with respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a); (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the “remedial amendment period” available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (c) the ERISA Plan and any associated trust have received, or an application is pending for, a favorable determination letter from the IRS stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described “remedial amendment period” has not yet expired; (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described “remedial amendment period”; and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the “accumulated benefit obligation” of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, “Employers’ Accounting for Pensions”) does not exceed the fair market value of Pension Plan assets.

(b) Foreign Pension Plan and Benefit Plans. Each Foreign Pension Plan maintained or contributed to by a Borrower or Foreign Guarantor of Payment is duly registered under all applicable Laws which require registration. The Borrowers and each Foreign Guarantor of Payment have complied with and performed all of its obligations under and in respect of the Foreign Pension Plans and Foreign Benefit Plans under the terms thereof, any funding agreements and all applicable Laws (including any fiduciary, funding, investment and administration obligations) except to the extent as would not reasonably be expected to have a Material Adverse Effect. All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Foreign Pension Plan or Foreign Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable Laws except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. There are no outstanding actions or suits concerning the assets of the Foreign Pension Plans or the Foreign Benefit Plans. Each of the Foreign Pension Plans is fully funded on an ongoing basis as required by all Laws applicable to such Foreign Pension Plans (using actuarial methods and assumptions as of the date of the valuations last filed with the applicable Governmental Authorities and that are consistent with generally accepted actuarial principles).

Section 6.12. Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Credit Party in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

Section 6.13. Solvency. The Borrowers (taken as a whole) have received consideration that is the reasonably equivalent value of the obligations and liabilities that the Borrowers (taken as a whole) have incurred to the Administrative Agent and the Lenders. The Borrowers (taken as a whole) are not insolvent as defined in any applicable state, federal or relevant foreign statute, nor will the Borrowers (taken as a whole) be rendered insolvent by the execution and delivery of the Loan Documents to the Administrative Agent and the Lenders. The Borrowers (taken as a whole) are not engaged or about to engage in any business or transaction for which the assets retained by them are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Administrative Agent and the Lenders under the Loan Documents. The Borrowers (taken as a whole) do not intend to, nor do they believe that they will, incur debts beyond their ability (taken as a whole) to pay such debts as they mature.

Section 6.14. Financial Statements. The (a) audited Consolidated balance sheet of the Parent for the fiscal year ended December 31, 2021, and the related audited Consolidated statements of income and cash flows of Parent for the fiscal year ended December 31, 2021, and (b) unaudited Consolidated balance sheet of Parent for the fiscal quarter ended July 2, 2022, and the related unaudited Consolidated statements of income and cash flows of the Parent for the fiscal quarter ended July 2, 2022, furnished to the Administrative Agent and the Lenders, are true and complete in all material respects, have been prepared in accordance with GAAP, and fairly present in all material respects the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, there has been no material adverse change in the Credit Parties’ (taken as a whole) financial condition, properties or business or any change in any Credit Party’s accounting procedures.

Section 6.15. Regulations. No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States). Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation T, U or X or any other Regulation of such Board of Governors.

Section 6.16. Material Agreements. Except as disclosed on Schedule 6.16 hereto, as of the Closing Date, no Company is a party to any (a) debt instrument (excluding the Loan Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its “Affiliates” (as such term is defined in the Exchange Act) other than a Company; (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days’ notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement with a third party; that, as to subparts (a) through (g), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

Section 6.17. Intellectual Property. Each Credit Party owns, or has the right to use, all of the patents, patent applications, industrial designs, designs, trademarks, service marks, copyrights and licenses, and rights with respect to the foregoing, necessary for the conduct of its business without any known conflict with the rights of others. Schedule 6.17 hereto sets forth all federally registered patents, trademarks, copyrights, service marks and license agreements owned by each Credit Party as of the Closing Date.

Section 6.18. Insurance. Each Credit Party maintains with financially sound and reputable insurers insurance with coverage (including, if applicable, flood insurance on all mortgaged property that is in a Special Flood Hazard Zone, from such providers, on such terms and in such amounts as required by the Flood Disaster Protection Act as amended from time to time or as otherwise required by the Administrative Agent) and limits as required by law. Schedule 6.18 hereto sets forth all insurance carried by the Credit Parties on the Closing Date, setting forth in detail the amount and type of such insurance.

Section 6.19. Deposit Accounts and Securities Accounts. Schedule 6.19 hereto lists all banks, other financial institutions and Securities Intermediaries at which any Credit Party maintains Deposit Accounts or Securities Accounts as of the Closing Date, and Schedule 6.19 hereto correctly identifies the name, address and telephone number of each such financial institution or Securities Intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

Section 6.20. Accurate and Complete Statements. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by the Borrowers, there is no known fact that any Company has not disclosed to the Administrative Agent and the Lenders that has or is likely to have a Material Adverse Effect.

Section 6.21. Investment Company; Other Restrictions. No Company is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.

Section 6.22. Subordinated Debt Documents. No “default” or “event of default” (as each term is defined in any Subordinated Debt Document), or event with which the passage of time or the giving of notice, or both, would cause a default or event of default exists, nor will exist immediately after the granting of any Loan or the issuance of any Letter of Credit under this Agreement.

Section 6.23. Beneficial Ownership. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 6.24. Defaults. No Default or Event of Default exists, nor will any begin to exist immediately after the execution and delivery hereof.

ARTICLE VII. SECURITY

Section 7.1. Security Interest in Collateral. In consideration of and as security for the full and complete payment of all of the Secured Obligations, each Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders (and Affiliates thereof that hold Secured Obligations), a security interest in the Collateral.

Section 7.2. Collections and Receipt of Proceeds by Borrowers.

(a) Upon written notice to the Administrative Borrower from the Administrative Agent during the continuance of an Event of Default, a Cash Collateral Account shall be opened by the Borrowers at the main office of the Administrative Agent (or such other office as shall be designated by the Administrative Agent) and all such lawful collections of each Borrower’s Accounts and such Proceeds of each Borrower’s Accounts and Inventory shall be remitted daily by each Borrower to the Administrative Agent in the form in which they are received by such Borrower, either by mailing or by delivering such collections and Proceeds to the Administrative Agent, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to the Administrative Borrower from the Administrative Agent, no Borrower shall commingle such collections or Proceeds with any of such Borrower’s other funds or property or the funds or property of any other Borrower, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for the Administrative Agent, for the benefit of the Lenders. In such case, the Administrative Agent may, in its sole discretion, and shall, at the request of the Required Lenders, at any time and from time to time after the occurrence and during the continuance of an Event of Default, apply all or any portion of the account balance in the Cash Collateral Account as a credit against (i) the outstanding principal or interest of the Loans, or (ii) any other Secured Obligations in accordance with this Agreement. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against the Administrative Agent on its warranties of collection, the Administrative Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by any Borrower with the Administrative Agent or with any other Lender, and, in any event, retain the same and such Borrower’s interest therein as additional security for the Secured Obligations. The Administrative Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to the Borrowers for use in the business of the Borrowers. The balance in the Cash Collateral Account may be withdrawn by the Borrowers upon termination of this Agreement and payment in full of all of the Secured Obligations.

(b) During the continuance of an Event of Default, at the Administrative Agent’s written request, each Borrower shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lockbox at a location acceptable to the Administrative Agent, to which the Administrative Agent shall have access for the processing of such items in accordance with the provisions, terms and conditions of the customary lockbox agreement of the Administrative Agent.

(c) The Administrative Agent, or the Administrative Agent’s designated agent, is hereby constituted and appointed attorney‑in‑fact for each Borrower with authority and power to endorse, during the continuance of an Event of Default, any and all instruments, documents, and chattel paper upon the failure of the Borrowers to do so. Such authority and power, being coupled with an interest, shall be (i) irrevocable until all of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are paid, (ii) exercisable by the Administrative Agent at any time and without any request upon such Borrower by the Administrative Agent to so endorse, and (iii) exercisable in the name of the Administrative Agent or such Borrower. To the extent permitted by applicable Law, each Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Neither the Administrative Agent nor the Lenders shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

Section 7.3. Collections and Receipt of Proceeds by Administrative Agent. Each Credit Party hereby constitutes and appoints the Administrative Agent, or the Administrative Agent’s designated agent, as such Borrower’s attorney-in-fact to exercise, at any time, during the continuance of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted):

(a) to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in the name of the Administrative Agent or such Credit Party, any and all of such Credit Party’s cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral. To the extent permitted by applicable Law, each Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. The Administrative Agent shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

(b) to transmit to Account Debtors, on any or all of such Credit Party’s Accounts, notice of assignment to the Administrative Agent, for the benefit of the Lenders, thereof and the security interest therein, and to request from such Account Debtors at any time, in the name of the Administrative Agent or such Credit Party, information concerning such Borrower’s Accounts and the amounts owing thereon;

(c) to transmit to purchasers of any or all of such Credit Party’s Inventory, notice of the Administrative Agent’s security interest therein, and to request from such purchasers at any time, in the name of the Administrative Agent or such Credit Party, information concerning such Credit Party’s Inventory and the amounts owing thereon by such purchasers;

(d) to notify and require Account Debtors on such Credit Party’s Accounts and purchasers of such Credit Party’s Inventory to make payment of their indebtedness directly to the Administrative Agent;

(e) to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts, or any thereof, as the Administrative Agent, in its sole discretion, may deem to be necessary;

(f) to enforce the Accounts or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in the name of the Administrative Agent or one or more Credit Parties, and to withdraw any such suit or other proceeding. The Credit Parties agree to lend every assistance reasonably requested by the Administrative Agent in respect of the foregoing, all at no cost or expense to the Administrative Agent and including, without limitation, the furnishing of such witnesses and of such records and other writings as the Administrative Agent may require in connection with making legal proof of any Account. The Credit Parties agree to reimburse the Administrative Agent in full for all court costs and reasonable attorneys’ fees and every other cost, expense or liability, if any, incurred or paid by the Administrative Agent in connection with the foregoing, which obligation of the Credit Parties shall constitute Obligations, shall be secured by the Collateral and shall bear interest, until paid, at the Default Rate;

(g) to take or bring, in the name of the Administrative Agent or such Credit Party, all steps, actions, suits, or proceedings deemed by the Administrative Agent necessary to effect the receipt, enforcement, and collection of the Collateral; and

(h) to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same into the Cash Collateral Account or, at the option of the Administrative Agent, to apply them as a payment against the Loans or any other Secured Obligations in accordance with this Agreement.

Section 7.4. Administrative Agent’s Authority Under Pledged Notes. For the better protection of the Administrative Agent and the Lenders hereunder, each Credit Party, as appropriate, has executed (or will execute, with respect to future Pledged Notes) an appropriate endorsement on (or separate from) each Pledged Note and has deposited (or will deposit, with respect to future Pledged Notes) such Pledged Note with the Administrative Agent, for the benefit of the Lenders. Such Credit Party irrevocably authorizes and empowers the Administrative Agent, for the benefit of the Lenders, to, during the continuance of an Event of Default, (a) ask for, demand, collect and receive all payments of principal of and interest on the Pledged Notes; (b) compromise and settle any dispute arising in respect of the foregoing; (c) execute and deliver vouchers, receipts and acquittances in full discharge of the foregoing; (d) exercise, in the Administrative Agent’s discretion, any right, power or privilege granted to the holder of any Pledged Note by the provisions thereof including, without limitation, the right to demand security or to waive any default thereunder; (e) endorse such Credit Party’s name to each check or other writing received by the Administrative Agent as a payment or other proceeds of or otherwise in connection with any Pledged Note; (f) enforce delivery and payment of the principal and/or interest on the Pledged Notes, in each case by suit or otherwise as the Administrative Agent may desire; and (g) enforce the security, if any, for the Pledged Notes by instituting foreclosure proceedings, by conducting public or other sales or otherwise, and to take all other steps as the Administrative Agent, in its discretion, may deem advisable in connection with the forgoing; provided, however, that nothing contained or implied herein or elsewhere shall obligate the Administrative Agent to institute any action, suit or proceeding or to make or do any other act or thing contemplated by this Section 7.4 or prohibit the Administrative Agent from settling, withdrawing or dismissing any action, suit or proceeding or require the Administrative Agent to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.

Section 7.5. Commercial Tort Claims. If any Credit Party shall at any time hold or acquire a Commercial Tort Claim in excess of Five Million Dollars ($5,000,000), such Credit Party shall promptly notify the Administrative Agent thereof in a writing signed by such Credit Party, that sets forth the details thereof and grants to the Administrative Agent (for the benefit of the Lenders) a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be prepared by and in form and substance reasonably satisfactory to the Administrative Agent.

Section 7.6. Use of Inventory and Equipment. Until the exercise by the Administrative Agent and the Required Lenders of their rights under Article IX hereof, each Credit Party may (a) retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease its Inventory in the ordinary course of business or as otherwise permitted by this Agreement; and (c) use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on such Credit Party’s business.

ARTICLE VIII. EVENTS OF DEFAULT

Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):

Section 8.1. Payments. If (a) the interest on any Loan, any commitment or other fee, or any other Obligation not listed in subpart (b) hereof, shall not be paid in full when due and payable or within three (3) Business Days thereafter, or (b) the principal of any Loan, any reimbursement obligation under any Letter of Credit that has been drawn, or any amount owing pursuant to Section 2.12 hereof shall not be paid in full when due and payable.

Section 8.2. Special Covenants. If any Company shall fail or omit to perform and observe Section 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.15, 5.24, 5.25, 5.26, or 5.27, hereof.

Section 8.3. Other Covenants.

(a) If any Company shall fail or omit to perform and observe Section 5.3 or 5.4 hereof, and that Default shall not have been fully corrected within five (5) days after the earlier of (i) any Financial Officer of such Company becomes aware of the occurrence thereof, or (ii) the giving of written notice thereof to the Administrative Borrower by the Administrative Agent that the specified Default is to be remedied.

(b) If any Company shall fail or omit to perform or observe any agreement or other provision (other than those referred to in Section 8.1, 8.2 or 8.3(a) hereof) contained or referred to in this Agreement or any Loan Document that is on such Company’s part to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the earlier of (i) any Financial Officer of such Company becomes aware of the occurrence thereof, or (ii) the giving of written notice thereof to the Administrative Borrower by the Administrative Agent or the Required Lenders that the specified Default is to be remedied.

Section 8.4. Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any other Related Writing or any other material information furnished by any Company in writing to the Administrative Agent or the Lenders, or any thereof, shall be false or erroneous in any material respect when made or deemed made (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect in the text thereof).

Section 8.5. Cross Default.

(a) If any Company shall default in the payment of principal or interest due and owing under any Material Indebtedness Agreement (or with respect to other Indebtedness that, when combined, exceed Twenty Million Dollars ($20,000,000) in principal) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

(b) If an “event of default”, a “default” or an event with which the passage of time or the giving of notice, or both, would cause a default or event of default (other than defaults that have been cured within applicable grace periods or have otherwise been waived in writing) shall occur under any Subordinated Debt Document.

Section 8.6. ERISA Default. The occurrence of one or more ERISA Events that (a) the Required Lenders determine could reasonably be expected to have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Domestic Company.

Section 8.7. Change in Control. Change in Control If any Change in Control shall occur.

Section 8.8. Judgments. There is entered against any Material Credit Party a final judgment or order for the payment of money by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that such occurrence shall constitute an Event of Default only if the aggregate of all such judgments for all such Material Credit Parties, shall exceed Ten Million Dollars ($10,000,000) (less any amount that will be covered by the proceeds of insurance and is not subject to dispute by the insurance provider).

Section 8.9. Security. If any Lien granted in this Agreement or any other Loan Document in favor of the Administrative Agent, for the benefit of the Lenders, shall be determined to be (a) void, voidable or invalid, or is subordinated or not otherwise given the priority contemplated by this Agreement and the Borrowers have (or the appropriate Credit Party has) failed to promptly execute appropriate documents to correct such matters, or (b) unperfected as to any material amount of Collateral (as determined by the Administrative Agent, in its reasonable discretion) and the Borrowers have (or the appropriate Credit Party has) failed to promptly execute appropriate documents to correct such matters.

Section 8.10. Validity of Loan Documents. If (a) any material provision of any Loan Document, in the sole opinion of the Administrative Agent, shall at any time cease to be valid, binding and enforceable against any Credit Party, and any Borrower (or the appropriate Credit Party) has failed to promptly execute appropriate documents to correct such matters; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Administrative Agent and the Lenders the benefits purported to be created thereby, and the Borrowers (or the appropriate Credit Party) have failed to promptly execute appropriate documents to correct such matters.

Section 8.11. Solvency. If any Material Credit Party (other than an Immaterial Subsidiary) shall (a) except as permitted pursuant to Section 5.12 hereof, discontinue business; (b) generally not pay its debts as such debts become due; (c) make a general assignment for the benefit of creditors; (d) apply for or consent to the appointment of an interim receiver, a receiver, a receiver and manager, an administrator, a sequestrator, a monitor, a custodian, a trustee, an interim trustee, a liquidator, an agent or any other similar official of all or a substantial part of its assets or of such Material Credit Party; (e) be adjudicated a debtor or insolvent or have entered against it an order for relief under the Bankruptcy Code, or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or Law, foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be; (f) file a voluntary petition under the Bankruptcy Code or seek relief under any bankruptcy or insolvency or analogous Law in any jurisdiction outside of the United States, or file a proposal or notice of intention to file such petition; (g) have an involuntary proceeding under the Bankruptcy Code filed against it and the same shall not be controverted within ten (10) days, or shall continue undismissed for a period of sixty (60) days from commencement of such proceeding or case; (h) file a petition, an answer, an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other Law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors; (i) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or of such Material Credit Party; (j) have an administrative receiver appointed over the whole or substantially the whole of its assets, or of such Material Credit Party; (k) have assets, the value of which is less than its liabilities (taking into account prospective and contingent liabilities, and rights of contribution from other Persons); or (l) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.

ARTICLE IX. REMEDIES UPON DEFAULT

Notwithstanding any contrary provision or inference herein or elsewhere:

Section 9.1. Optional Defaults. If any Event of Default referred to in Section 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9 or 8.10 hereof shall occur, the Administrative Agent may, with the consent of the Required Lenders, and shall, at the written request of the Required Lenders, give written notice to the Borrowers to:

(a) terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan, and the obligation of the Issuing Lender to issue any Letter of Credit, immediately shall be terminated; and/or

(b) accelerate the maturity of all of the Obligations (if the Obligations are not already due and payable), whereupon all of the Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived, to the extent permitted by applicable Law, by each Borrower.

Section 9.2. Automatic Defaults. If any Event of Default referred to in Section 8.11 hereof shall occur:

(a) all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Issuing Lender be obligated to issue any Letter of Credit; and

(b) the principal of and interest then outstanding on all of the Loans, and all of the other Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived, to the extent permitted by applicable Law, by each Borrower.

Section 9.3. Letters of Credit. If the maturity of the Obligations shall be accelerated pursuant to Section 9.1 or 9.2 hereof, the Borrowers shall immediately deposit with the Administrative Agent, as security for the obligations of the Borrowers and any Guarantor of Payment to reimburse the Administrative Agent and the Revolving Lenders for any then outstanding Letters of Credit, either cash or a Supporting Letter of Credit, which, in each case, is (a) in an amount equal to one hundred five percent (105%) of the sum of the aggregate undrawn balance of any then outstanding Letters of Credit, and (b) is free and clear of all rights and claims of third parties. The Administrative Agent and the Lenders are hereby authorized, at their option, to withdraw (with respect to the cash) or draw (with respect to the Supporting Letter of Credit) any and all such amounts from any deposit balances then owing by any Lender (or any Affiliate of such Lender, wherever located) to or for the credit or account of the Borrowers or any Guarantor of Payment, as security for the obligations of the Borrowers and any Guarantor of Payment to reimburse the Administrative Agent and the Revolving Lenders for any then outstanding Letters of Credit.

Section 9.4. Offsets. If there shall occur or exist any Event of Default referred to in Section 8.11 hereof or if the maturity of the Obligations is accelerated pursuant to Section 9.1 or 9.2 hereof, each Lender shall have the right, to the extent permitted by applicable Law, at any time to set off against, and to appropriate and apply toward the payment of, any and all of the Obligations then owing by the Borrowers or a Guarantor of Payment to such Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.2(b), 2.2(c) or 9.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Lender (including, without limitation, by branches and agencies or any Affiliate of such Lender, wherever located) to or for the credit or account of any Borrower or Guarantor of Payment, all without notice to or demand upon any Borrower or any other Person, all such notices and demands being hereby expressly waived by each Borrower. Each Lender agrees to notify the Administrative Borrower and the Administrative Agent promptly after any such set off and application (provided that the failure to give such notice shall not affect the validity of such set off and application). In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 11.10 hereof and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender and their respective Affiliates under this Section 9.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have.

Section 9.5. Equalization Provisions. Each Lender agrees with the other Lenders that, if such Lender at any time shall obtain any Advantage over the other Lenders or any thereof determined in respect of the Obligations (including Swing Loans and Letters of Credit but excluding amounts under Article III hereof) then outstanding, such Lender shall purchase from the other Lenders, for cash and at par, such additional participation in the Obligations as shall be necessary to nullify the Advantage in respect of the Obligations. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) ratably to the extent of the recovery. Each Lender further agrees with the other Lenders that, if it at any time shall receive any payment for or on behalf of a Borrower on any Indebtedness owing by such Borrower to that Lender (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other Indebtedness, by counterclaim or cross action, by enforcement of any right under any Loan Document, or otherwise), it shall apply such payment first to any and all Obligations owing by such Borrower to that Lender pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section 9.5 or any other section of this Agreement). Each Credit Party agrees that any Lender so purchasing a participation from the other Lenders, or any thereof, pursuant to this Section 9.5 may exercise all of its rights of payment (including the right of set‑off) with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

Section 9.6. Collateral. The Administrative Agent and the Lenders shall at all times have the rights and remedies of a secured party under the U.C.C., in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other Related Writing executed by any Borrower or otherwise provided in law or equity. Upon the occurrence of an Event of Default and at all times thereafter, the Administrative Agent may require the Borrowers to assemble the collateral securing the Secured Obligations, which each Borrower agrees to do, and make it available to the Administrative Agent and the Lenders at a reasonably convenient place to be designated by the Administrative Agent. To the extent permitted by applicable Law, the Administrative Agent may, with or without notice to or demand upon such Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where such collateral, or any thereof, may be found and to take possession thereof (including anything found in or on such collateral that is not specifically described in this

Agreement, each of which findings shall be considered to be an accession to and a part of such collateral) and for that purpose may pursue such collateral wherever the same may be found, without liability for trespass or damage caused thereby to such Borrower. After any delivery or taking of possession of the collateral securing the Secured Obligations, or any portion thereof, pursuant to this Agreement, then, with or without resort to any Borrower personally or any other Person or property, all of which each Borrower hereby waives, to the extent permitted by applicable Law, and upon such terms and in such manner as the Administrative Agent may deem advisable, the Administrative Agent, in its discretion, may sell, assign, transfer and deliver any of such collateral at any time, or from time to time. No prior notice need be given to any Borrower or to any other Person in the case of any sale of such collateral that the Administrative Agent determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case the Administrative Agent shall give the Borrowers not fewer than ten (10) days prior notice of either the time and place of any public sale of such collateral or of the time after which any private sale or other intended disposition thereof is to be made. To the extent permitted by applicable Law, each Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, the Administrative Agent or the Lenders may purchase such collateral, or any part thereof, free from any right of redemption, all of which rights each Borrower hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by Liens having precedence over this Agreement, the Administrative Agent may apply the net proceeds of each such sale to or toward the payment of the Secured Obligations, whether or not then due, in such order and by such division as the Administrative Agent, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to the Borrowers, and each Borrower shall remain liable for any deficiency. In addition, the Administrative Agent shall at all times have the right to obtain new appraisals of any Borrower or any collateral securing the Secured Obligations, the cost of which shall be paid by the Borrowers.

Section 9.7. Other Remedies. The remedies in this Article IX are in addition to, and not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lenders may be entitled. The Administrative Agent shall exercise the rights under this Article IX and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement. In addition, the Administrative Agent shall be entitled to exercise remedies, pursuant to the Loan Documents, against collateral securing the Secured Obligations, on behalf of any Affiliate of a Lender that holds Secured Obligations, and no Affiliate of a Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

Section 9.8. Application of Proceeds.

(a) Payments Prior to Exercise of Remedies. Prior to the exercise by the Administrative Agent, on behalf of the Lenders, of remedies under this Agreement or the other Loan Documents, all monies received by the Administrative Agent in connection with the Revolving Credit Commitment shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable Law, to the Loans and Letters of Credit, as appropriate; provided that the Administrative Agent shall have the right at all times to apply any payment received from the Borrowers first to the payment of all obligations (to the extent not paid by the Borrowers) incurred by the Administrative Agent pursuant to Sections 11.5 and 11.6 hereof and to the payment of Related Expenses to the Administrative Agent.

(b) Payments Subsequent to Exercise of Remedies. After the exercise by the Administrative Agent or the Required Lenders of remedies under this Agreement or the other Loan Documents, all monies received by the Administrative Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by applicable Law, as follows:

(i) first, to the payment of all costs, expenses and other amounts (to the extent not paid by the Borrowers) incurred by the Administrative Agent pursuant to Sections 11.5 and 11.6 hereof and to the payment of Related Expenses to the Administrative Agent;

(ii) second, to the payment pro rata of (A) interest then accrued and payable on the outstanding Loans, (B) any fees then accrued and payable to the Administrative Agent, (C) any fees then accrued and payable to the Issuing Lender or the holders of the Letter of Credit Commitment in respect of the Letter of Credit Exposure, (D) any commitment fees, amendment fees and similar fees shared pro rata among the Lenders entitled thereto under this Agreement that are then accrued and payable, and (E) to the extent not paid by the Borrowers, to the obligations incurred by the Lenders (other than the Administrative Agent) pursuant to Sections 11.5 and 11.6 hereof;

(iii) third, for payment of (A) principal outstanding on the Loans and the Letter of Credit Exposure, on a pro rata basis to the Lenders, based upon each such Lender’s Commitment Percentage, provided that the amounts payable in respect of the Letter of Credit Exposure shall be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof, and, if any Letter of Credit shall expire without being drawn, then the amount with respect to such Letter of Credit shall be distributed to the Lenders, on a pro rata basis in accordance with this subpart (iii), (B) the Indebtedness under any Hedge Agreement with a Lender (or an entity that is an Affiliate of a then existing Lender), such amount to be based upon the net termination obligation of the Borrowers under such Hedge Agreement, and (C) the Bank Product Obligations owing to a Lender (or an entity that is an Affiliate of a then existing Lender) under Bank Product Agreements; with such payment to be pro rata among (A), (B) and (C) of this subpart (iii);

(iv) fourth, to any remaining Secured Obligations; and

(v) finally, any remaining surplus after all of the Secured Obligations have been paid in full, to the Administrative Borrower for distribution to the appropriate Borrowers, or to whomsoever shall be lawfully entitled thereto.

Each Lender hereby agrees to promptly provide all information reasonably requested by the Administrative Agent regarding any Bank Product Obligations owing to such Lender (or Affiliate of such Lender) or any Hedge Agreement entered into by a Company with such Lender (or Affiliate of such Lender), and each such Lender, on behalf of itself and any of its Affiliates, hereby agrees to promptly provide notice to the Administrative Agent upon such Lender (or any of its Affiliates) entering into any such Hedge Agreement or cash management services agreement.

ARTICLE X. THE ADMINISTRATIVE AGENT

The Lenders authorize KeyBank and KeyBank hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

Section 10.1. Appointment and Authorization.

(a) General. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its Affiliates, directors, officers, attorneys or employees shall (i) be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction), or be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (ii) be under any obligation to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrowers or any other Company, or the financial condition of the Borrowers or any other Company, or (iii) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or Letters of Credit or any of the Loan Documents. Notwithstanding any provision to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Article X are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrowers nor any of the Credit Parties shall have rights as a third‑party beneficiary of any of such provisions.

(b) Bank Products and Hedging Products. Each Lender that is providing Bank Products or products in connection with a Hedge Agreement (or whose Affiliate is providing such products) hereby irrevocably authorizes the Administrative Agent to take such action as agent on its behalf (and its Affiliate’s behalf) with respect to the Collateral and the realization of payments with respect thereto pursuant to Section 9.8(b)(iii) hereof. The Borrowers and each Lender agree that the indemnification and reimbursement provisions of this Agreement shall be equally applicable to the actions of the Administrative Agent pursuant to this subsection (b). Each Lender hereby represents and warrants to the Administrative Agent that it has the authority to authorize the Administrative Agent as set forth above.

Section 10.2. Note Holders. The Administrative Agent may treat the payee of any Note as the holder thereof (or, if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent) until written notice of transfer shall have been filed with the Administrative Agent, signed by such payee and in form satisfactory to the Administrative Agent (such transfer to have been made in accordance with Section 11.9 hereof).

Section 10.3. Consultation With Counsel. The Administrative Agent may consult with legal counsel selected by the Administrative Agent and shall not be liable for any action taken or suffered in good faith by the Administrative Agent in accordance with the opinion of such counsel.

Section 10.4. Documents. The Administrative Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

Section 10.5. Administrative Agent and Affiliates. KeyBank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Companies and any of their Affiliates as though KeyBank were not the Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, KeyBank or any of its Affiliates may receive information regarding any Company or any Affiliate (including information that may be subject to confidentiality obligations in favor of such Company or such Company’s Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to other Lenders. With respect to Loans and Letters of Credit (if any), KeyBank and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though KeyBank were not the Administrative Agent, and the terms “Lender” and “Lenders” include KeyBank and its Affiliates, to the extent applicable, in their individual capacities.

Section 10.6. Knowledge or Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Administrative Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable, in its discretion, for the protection of the interests of the Lenders.

Section 10.7. Action by Administrative Agent. Subject to the other terms and conditions hereof, so long as the Administrative Agent shall be entitled, pursuant to Section 10.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. The Administrative Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent’s acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

Section 10.8. Release of Collateral or Guarantor of Payment. In the event of a merger, transfer of assets or other transaction permitted pursuant to Section 5.12 hereof (or otherwise permitted pursuant to this Agreement) where the proceeds of such merger, transfer or other transaction are applied in accordance with the terms of this Agreement to the extent required to be so applied, or in the event of a merger, consolidation, dissolution or similar event, permitted pursuant to this Agreement, the Administrative Agent, at the request and expense of the Borrowers, is hereby authorized by the Lenders to (a) release the relevant Collateral from this Agreement or any other Loan Document, (b) release a Guarantor of Payment in connection with such permitted transfer or event, and (c) duly assign, transfer and deliver to the affected Person (without recourse and without any representation or warranty) such Collateral as is then (or has been) so transferred or released and as may be in the possession of the Administrative Agent and has not theretofore been released pursuant to this Agreement.

Section 10.9. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys‑in‑fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney‑in‑fact that it selects in the absence of gross negligence or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction.

Section 10.10. Indemnification of Administrative Agent. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as agent in any way relating to or arising out of this Agreement or any other Loan Document, or any action taken or omitted by the Administrative Agent with respect to this Agreement or any other Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees and expenses) or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction, or from any action taken or omitted by the Administrative Agent in any capacity other than as agent under this Agreement or any other Loan Document. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.10. The undertaking in this Section 10.10 shall survive repayment of the Loans, cancellation of the Notes, if any, expiration or termination of the Letters of Credit, termination of the Commitment, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of the administrative agent.

Section 10.11. Successor Administrative Agent. The Administrative Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to the Administrative Borrower and the Lenders. If the Administrative Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of the Administrative Borrower so long as an Event of Default does not exist and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent’s notice to the Lenders of its resignation, then the Administrative Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent. If no successor agent has accepted appointment as the Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term “Administrative Agent” means such successor effective upon its appointment, and the former agent’s rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement. After any retiring Administrative Agent’s resignation as the Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents.

Section 10.12. Issuing Lender. The Issuing Lender shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by the Issuing Lender and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with the Letters of Credit and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Article X, included the Issuing Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Issuing Lender.

Section 10.13. Swing Line Lender. The Swing Line Lender shall act on behalf of the Revolving Lenders with respect to any Swing Loans. The Swing Line Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with the Swing Loans as fully as if the term “Administrative Agent”, as used in this Article X, included the Swing Line Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Swing Line Lender.

Section 10.14. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, (a) the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent) allowed in such judicial proceedings, and (ii) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.15. No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s or its Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other anti‑terrorism Law, including any programs involving any of the following items relating to or in connection with the Borrowers, their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices, or (e) any other procedures required under the CIP Regulations or such other Laws.

Section 10.16. Other Agents. The Administrative Agent shall have the continuing right from time to time to designate one or more Lenders (or its or their Affiliates) as “syndication agent”, “co-syndication agent”, “documentation agent”, “co-documentation agent”, “book runner”, “lead arranger”, “joint lead arranger”, “arrangers” or other designations for purposes hereof. Any such designation referenced in the previous sentence or listed on the cover of this Agreement shall have no substantive effect, and any such Lender and its Affiliates so referenced or listed shall have no additional powers, duties, responsibilities or liabilities as a result thereof, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Swing Line Lender or the Issuing Lender hereunder.

Section 10.17. Platform.

(a) Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender, the Swing Line Lender and the other Lenders by posting the Communications on the Platform.

(b) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform except to the extent arising from the gross negligence of willful misconduct of an Agent Party. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender, the Issuing Lender or the Swing Line Lender by means of electronic communications pursuant to this Section 10.17, including through the Platform.

Section 10.18. Acknowledgements Regarding Erroneous Payments.

(a) If the Administrative Agent notifies a Lender or Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender such Lender or Issuing Lender (any such Lender, Issuing Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender such Lender or Issuing Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (i) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (ii) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (iii) that such Lender or Issuing Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(A) (1) in the case of immediately preceding clauses (i) or (ii), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (2) an error has been made (in the case of immediately preceding clause (iii)), in each case, with respect to such payment, prepayment or repayment; and

(B) such Lender or Issuing Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.18(b).

(c) Each Lender or Issuing Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). Any such Erroneous Payment Subrogation Rights shall not be duplicative of any Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment.

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 10.18 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XI. MISCELLANEOUS

Section 11.1. Lenders’ Independent Investigation. Each Lender, by its signature to this Agreement, acknowledges and agrees that the Administrative Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Administrative Agent and such Lender. Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that the Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by the Administrative Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter. Each Lender further represents that it has reviewed each of the Loan Documents.

Section 11.2. No Waiver; Cumulative Remedies. No omission or course of dealing on the part of the Administrative Agent, any Lender or the holder of any Note (or, if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent) in exercising any right, power or remedy hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held under any of the Loan Documents or by operation of law, by contract or otherwise.

Section 11.3. Amendments, Waivers and Consents.

(a) General Rule. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Exceptions to the General Rule. Notwithstanding the provisions of subsection (a) of this Section 11.3:

(i) Consent of Lenders Affected Required. No amendment, modification, waiver or consent shall (A) extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.2 or of any Default or Event of Default is not considered an extension or increase), (B) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest (other than Default interest) on the Loans or Letter of Credit reimbursement obligations or commitment fees payable hereunder without the written consent of each Lender directly affected thereby, (C) reduce the principal amount of any Loan, the stated rate of interest thereon (provided that neither (1) the institution of the Default Rate or post default interest and a subsequent removal of the Default Rate or post default interest, nor (2) any change instituted pursuant to Section 3.5(c) hereof, shall not constitute a decrease in interest rate pursuant to this Section 11.3) or the stated rate of commitment fees payable hereunder, without the consent of each Lender directly affected thereby, (D) change the order or manner of pro rata application of any payments made by the Borrowers to the Lenders hereunder, without the consent of each Lender directly affected thereby, (E) without the unanimous consent of the Lenders, change any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, (F) without the unanimous consent of the Lenders, release the Borrowers or any Guarantor of Payment or release or subordinate any material amount of collateral securing the Secured Obligations, except in connection with a transaction specifically permitted hereunder, or (G) without the unanimous consent of the Lenders, amend this Section 11.3 or Sections 9.5 or 9.8 hereof.

(ii) Provisions Relating to Special Rights and Duties. No provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. The Administrative Agent Fee Letter may be amended or modified by the Administrative Agent and the Administrative Borrower without the consent of any other Lender. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

(iii) Technical and Conforming Modifications. Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Administrative Borrower and the Administrative Agent (A) if such modifications are not adverse to the Lenders and are requested by Governmental Authorities, (B) to cure any ambiguity, defect or inconsistency, or (C) to the extent necessary to integrate any increase in the Commitment or new Loans pursuant to Section 2.10(b) hereof.

(c) Replacement of Non‑Consenting Lender. If, in connection with any proposed amendment, waiver or consent hereunder, the consent of all Lenders is required, but only the consent of Required Lenders is obtained, (any Lender withholding consent as described in this subsection (c) being referred to as a “Non‑Consenting Lender”), then, so long as the Administrative Agent is not the Non‑Consenting Lender, the Administrative Agent may (and shall, if requested by the Administrative Borrower), at the sole expense of the Borrowers, upon notice to such Non‑Consenting Lender and the Administrative Borrower, require such Non‑Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.9 hereof) all of its interests, rights and obligations under this Agreement to a financial institution acceptable to the Administrative Agent and the Administrative Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Non‑Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from such financial institution (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts, including any breakage compensation under Article III hereof), and (ii) the applicable assignee shall have consented to the proposed amendment, waiver or consent at issue.

(d) Generally. Notice of amendments, waivers or consents ratified by the Lenders hereunder shall be forwarded by the Administrative Agent to all of the Lenders. Each Lender or other holder of a Note, or if there is no Note, the holder of the interest as reflected on the books and records of the Administrative Agent (or interest in any Loan or Letter of Credit) shall be bound by any amendment, waiver or consent obtained as authorized by this Section 11.3, regardless of its failure to agree thereto.

Section 11.4. Notices. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Borrower, mailed or delivered to it, addressed to it at the address of the Administrative Borrower specified on the signature pages of this Agreement, if to the Administrative Agent or a Lender, mailed or delivered to it, addressed to the address of the Administrative Agent or such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during normal business hours on a Business Day, such Business Day, or otherwise the following Business Day), or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic communication, in each case of facsimile or electronic communication with telephonic confirmation of receipt. All notices pursuant to any of the provisions hereof shall not be effective until received. For purposes of Article II hereof, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an Authorized Officer, and the Borrowers shall hold the Administrative Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

Section 11.5. Costs, Expenses and Documentary Taxes. The Borrowers agree to pay on demand all reasonable documented out‑of‑pocket costs and expenses of the Administrative Agent and all Related Expenses, including but not limited to (a) syndication, administration, travel and out‑of‑pocket expenses, including but not limited to reasonable attorneys’ fees and expenses, of the Administrative Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, and the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of the Administrative Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and expenses of special counsel for the Administrative Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto; provided that the Administrative Agent’s counsel fees and expenses shall be limited to the reasonable and documented out-of-pocket attorneys’ fees of one firm of counsel and additional counsel required to accommodate conflicts of interest and a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions and, to the extent required by the subject matter, one specialist counsel for each specialized area of law in each appropriate jurisdiction). The Borrowers also agree to pay on demand all reasonable documented out‑of‑pocket costs and expenses (including Related Expenses) of the Administrative Agent and the Lenders, including reasonable attorneys’ fees and expenses, in connection with the restructuring or enforcement of the Obligations, this Agreement or any other Related Writing; provided that the counsel fees and expenses of the Administrative Agent and the Lenders shall collectively be limited to the reasonable and documented out-of-pocket attorneys’ fees of one firm of counsel and additional counsel required to accommodate conflicts of interest and a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions and, to the extent required by the subject matter, one specialist counsel for each specialized area of law in each appropriate jurisdiction). In addition, the Borrowers shall pay any and all stamp, transfer, documentary and other taxes, assessments, charges and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agree to hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees. All obligations provided for in this Section 11.5 shall survive any termination of this Agreement.

Section 11.6. Indemnification. Each Borrower agrees to defend, indemnify and hold harmless the Administrative Agent and the Lenders (and their respective Affiliates, officers, directors, attorneys, agents and employees) (each an “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind or nature whatsoever incurred by or asserted against the Administrative Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or the Administrative Agent shall be designated a party thereto) or any other claim by any Person (including any Borrower or any other Credit Party) relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Obligations, or any activities of any Company or its Affiliates; provided that (a) attorneys’ fees and expenses shall be limited to reasonable and documented out-of-pocket attorneys’ fees of one firm of counsel for all such Indemnitees, taken as a whole, and, if necessary, additional counsel required to accommodate conflicts of interest and a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions and, to the extent required by the subject matter, one specialist counsel for each specialized area of law in each appropriate jurisdiction) and (b) no Indemnitee shall have the right to be indemnified under this Section 11.6 to the extent any such liability has resulted primarily from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach of the Loan Documents by such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) disputes solely between and among such Indemnitees (other than a dispute against the Administrative Agent in its capacity as such) to the extent such disputes do not arise from any act or omission of a Borrower or any of its Subsidiaries. All obligations provided for in this Section 11.6 shall survive any termination of this Agreement. This Section 11.6 shall not apply to Taxes other than Taxes that represent losses, claims, and damages arising from a non-Tax claim.

Section 11.7. Obligations Several; No Fiduciary Obligations. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Administrative Agent or the Lenders pursuant hereto, shall be deemed to constitute the Administrative Agent or the Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default. The relationship between the Borrowers and the Lenders with respect to the Loan Documents and the other Related Writings is and shall be solely that of debtors and creditors, respectively, and neither the Administrative Agent nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

Section 11.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and by facsimile or other electronic signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 11.9. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 11.9, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 11.9, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section 11.9 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 11.9 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including, without limitation (i) such Lender’s Commitment, (ii) all Loans made by such Lender, (iii) such Lender’s Notes (if any), and (iv) such Lender’s interest in any Letter of Credit or Swing Loan); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) no minimum amount is required to be assigned in the case of (x) an assignment of the entire remaining amount of the assigning Lender’s Commitment (to the extent the Commitment is still in effect) and the Loans at the time owing to such Lender, (y) contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in subpart (b)(i)(B) of this Section 11.9 in the aggregate, or (z) in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B) in any case not described in subpart (b)(i)(A) of this Section 11.9, the aggregate amount of each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent (or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than Five Million Dollars ($5,000,000), unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Administrative Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the portion of such Lender’s Commitment assigned, except that this subpart (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations with respect to separate facilities on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 11.9 and, in addition:

(A) the consent of the Administrative Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Administrative Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within three Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the Issuing Lender and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Commitment.

(iv) Assignment Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500); provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form supplied by the Administrative Agent.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) a Borrower or any of any Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any Person that, upon becoming a Lender, would constitute a Defaulting Lender, or (C) subject to subsection (g) below, a Disqualified Institution.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Administrative Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this subpart (vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii) Treatment as Lenders. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 11.9, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement, and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article III and Sections 11.5 and 11.6 hereof with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subpart (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 11.9.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than, subject to subsection (g) below, a Disqualified Institution, natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or, any Borrower or any of any Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Notes, if any, held by it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.10 with respect to any payments made by such Lender to any of its Participants.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following (to the extent that it affects such Participant): (i) any increase in the portion of the participation amount of any Participant over the amount thereof then in effect, or any extension of the Commitment Period; or (ii) any reduction of the principal amount of or extension of the time for any payment of principal on any Loan, or the reduction of the rate of interest or extension of the time for payment of interest on any Loan, or the reduction of the commitment fee. The Borrowers agree that each Participant shall be entitled to the benefits of Article III hereof (subject to the requirements and limitations therein, including the requirements under Section 3.2(e) hereof (it being understood that the documentation required under Section 3.2(e) hereof shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 11.9; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.4 and 3.6 hereof as if it were an assignee under subsection (b) of this Section 11.9; and (B) shall not be entitled to receive any greater payment under Article III hereof, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Administrative Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.6 hereof with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.4 hereof as though it were a Lender; provided that such Participant agrees to be subject to Section 9.5 hereof as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) [Reserved].

(g) Disqualified Institutions.

(i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Administrative Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Administrative Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this subpart (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.

(ii) If any assignment or participation is made to any Disqualified Institution without the Administrative Borrower’s prior written consent in violation of subpart (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Administrative Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate the Commitment of such Disqualified Institution and repay all obligations of the Administrative Borrower owing to such Disqualified Institution in connection with such Commitment and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.9), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Administrative Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any debtor relief plan, each Disqualified Institution party hereto hereby agrees (1) not to vote on such debtor relief plan, (2) if such Disqualified Institution does vote on such debtor relief plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such debtor relief plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Administrative Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrowers and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

Section 11.10. Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders. Any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX hereof or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.5 hereof shall be applied at such time or times as may be determined by the Administrative Agent as follows: (A) first, to the payment of amounts owing by such Defaulting Lender to the Administrative Agent hereunder; (B) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or Swing Line Lender hereunder; (C) third, to Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.13 hereof; (D) fourth, as the Administrative Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; (E) fifth, if so determined by the Administrative Agent and the Administrative Borrower, to be held in a deposit account and released pro rata in order to (1) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (2) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.13 hereof; (F) sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (G) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and (H) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (y) such payment is a payment of the principal amount of any Loans or any Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (z) such Loans were made or reimbursement of any payment on any Letters of Credit were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.1 hereof were satisfied or waived, such payment shall be applied solely to pay the Loans of, and the Letter of Credit Exposure owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Exposure owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Letter of Credit Exposure and Swing Loans are held by the Lenders pro rata in accordance with the Commitment under the applicable facility without giving effect to Section 11.10(a)(iv) hereof. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 11.10(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.9(a) hereof for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive letter of credit fees, as set forth in Section 2.2(b) hereof for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.13 hereof.

(C) With respect to any fee not required to be paid to any Defaulting Lender pursuant to subpart (A) or (B) above, the Administrative Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in the Letter of Credit Exposure or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to subpart (iv) below, (2) pay to the Issuing Lender and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in the Letter of Credit Exposure and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages with respect thereto (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment Percentage with respect to the Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Loans. If the reallocation described in subpart (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (A) first, prepay Swing Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (B) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.13 hereof.

(b) Defaulting Lender Cure. If the Administrative Borrower, the Administrative Agent, the Swing Line Lender and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be reasonably necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable facility (without giving effect to Section 11.10(a)(iv) hereof), whereupon such Lender will cease to be a Defaulting Lender; provided that (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and (ii) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swing Loan and Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Loan unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Loan, and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d) Replacement of Defaulting Lenders. Each Lender agrees that, during the time in which any Lender is a Defaulting Lender, the Administrative Agent shall have the right (and the Administrative Agent shall, if requested by the Administrative Borrower), at the sole expense of the Borrowers, upon notice to such Defaulting Lender and the Administrative Borrower, to require that such Defaulting Lender assign and delegate, without recourse (in accordance with the restrictions contained in Section 11.9 hereof), all of its interests, rights and obligations under this Agreement to an Eligible Assignee, approved by the Administrative Borrower (unless an Event of Default shall exist) and the Administrative Agent, that shall assume such obligations.

Section 11.11. Patriot Act Notice. Each Lender, and the Administrative Agent (for itself and not on behalf of any other party), hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act and other applicable “know your customer” and anti‑money laundering rules and regulations, such Lender and the Administrative Agent are required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act and other applicable “know your customer” and anti‑money laundering rules and regulations. Each Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or a Lender in order to assist the Administrative Agent or such Lender in maintaining compliance with the Patriot Act

Section 11.12. Severability of Provisions; Captions; Attachments. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

Section 11.13. Investment Purpose. Each of the Lenders represents and warrants to the Borrowers that such Lender is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto (or, if there is no Note, the interest as reflected on the books and records of the Administrative Agent) for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

Section 11.14. Entire Agreement. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof (except with respect to any provisions of the Administrative Agent Fee Letter or any commitment letter and fee letter between the Borrowers and KeyBank that by their terms survive the termination of such agreements, in each case, which shall remain in full force and effect after the Closing Date).

Section 11.15. Limitations on Liability of the Issuing Lender. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Lender against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of

Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the account party on such Letter of Credit shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to such account party, to the extent of any direct, but not consequential, damages suffered by such account party that such account party proves were caused by (i) the Issuing Lender’s willful misconduct or gross negligence (as determined by a final judgment of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, or (ii) the Issuing Lender’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 11.16. General Limitation of Liability. No claim may be made by any Credit Party or any other Person against the Administrative Agent, the Issuing Lender, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrowers, each Lender, the Administrative Agent and the Issuing Lender hereby, to the fullest extent permitted under applicable Law, waive, release and agree not to sue or counterclaim upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor and regardless of whether any Lender, Issuing Lender, or the Administrative Agent has been advised of the likelihood of such loss of damage.

Section 11.17. No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrowers, any other Companies, or any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. Each Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 11.18. Legal Representation of Parties. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

Section 11.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 11.20. Certain ERISA Matters

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 8414 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 11.21. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 11.22. Governing Law; Submission to Jurisdiction.

(a) Governing Law. This Agreement, each of the Notes and any other Related Writing shall be governed by and construed in accordance with the Laws of the State of New York and the respective rights and obligations of the Borrowers, the Administrative Agent, and the Lenders shall be governed by New York law.

(b) Submission to Jurisdiction. Each Borrower hereby irrevocably submits to the non‑exclusive jurisdiction of any New York state or federal court sitting in New York County, New York, over any action or proceeding arising out of or relating to this Agreement, the Obligations or any other Related Writing, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Borrower agrees that a final, non‑appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 11.23. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Admirative Borrower (or to any other Person who may be entitled thereto under applicable Law).

[Remainder of page left intentionally blank]

JURY TRIAL WAIVERJury Trial Waiver. TO THE EXTENT PERMITTED BY LAW, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Credit and Security Agreement as of the date first set forth above.

SCHEDULE 3

GUARANTORS OF PAYMENT

Domestic Guarantors of Payment

APA Holdings LLC, an Illinois limited liability company

Aquarius Financial, Inc., a California corporation

Diversified Contract Services, Inc., a Michigan corporation

LGSI Equipment of Indiana, LLC, an Indiana limited liability company

LINC Logistics LLC, a Michigan limited liability company

LINC of Michigan, LLC, a Michigan limited liability company

ULH Properties of California, LLC, a Michigan limited liability company

Tiger Mexico Holdings I, LLC, a Michigan limited liability company

Tiger Mexico Holdings II, LLC, a Michigan limited liability company

Universal Aggregate, LLC, a Michigan limited liability company

Universal Dedicated of Arlington, TX LLC, a Michigan limited liability company

Universal Dedicated of Detroit, MI LLC, a Michigan limited liability company

Universal Dedicated of Fort Wayne, IN LLC, a Michigan limited liability company

Universal Dedicated of Greer, SC LLC, a Michigan limited liability company

Universal Dedicated of Nebraska & Wisconsin LLC, a Michigan limited liability company

Universal Dedicated of Romulus, MI LLC, a Michigan limited liability company

Universal Dedicated of Smyrna, TN LLC, a Michigan limited liability company

Universal On-Demand, Inc., a Michigan corporation

Universal Remanufacturing Co., LLC, a Michigan limited liability company

UT Rent A Car, Inc., a Michigan corporation

UTS Realty, LLC, a Michigan limited liability company

UTSI Finance, Inc., a Michigan corporation

Westport Machining Holdings, Inc., a Michigan corporation

Central Cal Transportation, LLC, a Delaware limited liability company

Morgan Southern, Inc., a Delaware corporation

Purchased Transportation Services, LLC, a Delaware limited liability company

Wando Trucking, LLC, a Delaware limited liability company

Foreign Guarantors of Payment

Logistics Insight Corporation, S. de R.L. de C.V., a limited liability company organized under the laws of Mexico

Tigre Carga Equipos, S. de R.L. de C.V., a limited liability organized under the laws of Mexico